As filed with the Securities and Exchange Commission on March 2, 1998

                                                  Registration  No. 333-39977
=============================================================================
                      SECURITIES AND EXCHANGE COMMISSION
                           Washington , D.C. 20549
                              AMENDMENT NO. 1 TO
                                   FORM S-3
                            REGISTRATION STATEMENT
                                    UNDER
                          THE SECURITIES ACT OF 1933

                     ----------------------------------


                         ML ASSET BACKED CORPORATION
                   (Sponsor of the Trusts described herein)
            (Exact name of Registrant as specified in its charter)
             Delaware                                          13-3891329
(State or Other Jurisdiction                                (I.R.S. Employer
of Incorporation or Organization)                          Identification No.)

                         ML Asset Backed Corporation
                               250 Vesey Street
                            World Financial Center
                           North Tower - 10th Floor
                        New York, New York 10281-1310
                                (212) 449-0336
              (Address, Including Zip Code, and Telephone Number,
       Including Area Code, of Registrant's Principal Executive Offices)

                             Michael M. McGovern
                         ML Asset Backed Corporation
                               250 Vesey Street
                            World Financial Center
                           North Tower - 10th Floor
                        New York, New York 10281-1310
                               (212) 449-0336
         (Name, Address, Including Zip Code,and Telephone Number,
                 Including Area Code, of Agent For Service)

                                  Copies to:
                           Renwick D. Martin, Esq.
                              Brown & Wood LLP
                           One World Trade Center
                          New York, New York 10048
                               (212) 839-5319

                   -------------------------------------

     Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement as determined by market conditions.
     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /
     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /x/
     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /
     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /
                                      ----------------
     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

                       CALCULATION OF REGISTRATION FEE

Title of Securities        Amount to Be        Proposed Maximum               Proposed Maximum                 Amount of
to Be Registered           Registered(1)       Offering Price Per Unit(2)     Aggregate Offering Price(2)      Registration Fee
-----------------------    -----------------   --------------------------     ---------------------------      ----------------
Asset Backed Notes;
Asset Backed Certificates  $1,000,000,000                 100%                      $1,000,000,000                 $295,000(3)


(1) The Registration Statement relates to the initial offering from time to time of the Asset Backed Notes and Asset Backed Certificates and to any resales thereof in market making transactions by an underwriter to the extent required.
(2)  Estimated  pursuant  to  Rule   457  solely  for  the  purpose   of
     calculating the registration fee.
(3)  Of this amount, $304 was previously paid.


     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT THAT SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

=============================================================================

                              INTRODUCTORY NOTE

     This Registration Statement contains a form of Prospectus Supplement relating to the offering by various Trusts of series of Asset Backed Notes and/or Asset Backed Certificates. The form of Prospectus Supplement relates only to the securities described therein and is a form that may be used, among others, by the registrant to offer Asset Backed Notes and/or Asset Backed Certificates under this Registration Statement. A Prospectus Supplement may contain any of the features referred to in the Prospectus.



Information contained  herein is  subject to completion  or amendment.   A
registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This Prospectus Supplement shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.

                  Subject to completion dated March 2, 1998
PROSPECTUS SUPPLEMENT
(To Prospectus dated ______________ ___, 199__)
                 (____________________________ TRUST 199_-_)
       ($__________ ___% FIXED RATE ASSET BACKED INDEX AMORTIZING NOTES $____________ FLOATING RATE ASSET BACKED INDEX AMORTIZING CERTIFICATES
                         ML ASSET BACKED CORPORATION
                                  DEPOSITOR

                            ____________________

          _____________ Trust 199_-_ (the "Issuer" or the "Trust") will be formed pursuant to a trust agreement between ML Asset Backed Corporation, as depositor (the "Depositor"), and _______________________________________,
Trustee (the "Trust Agreement"). The Issuer will issue the $__________ ___% Fixed Rate Asset Backed Index Amortizing Notes, Class A (the "Notes") and $_______________ Floating Rate Asset Backed Index Amortizing Certificates, Class B (the "Certificates" and, together with the Notes, the "Securities"). The Notes will be issued pursuant to an indenture, (the "Indenture"), among the Issuer, ________________, as indenture trustee (the "Indenture Trustee") (and _________________ as swap counterparty (the "Swap Counterparty")). The Certificates will be issued pursuant to the Trust Agreement and will represent undivided interests in the Issuer. The net proceeds of the offering of the Notes and Certificates will be applied by the Issuer to the purchase of $_____________ aggregate principal amount of ____________________________ Certificates, Series 199_-_ (the "Underlying
Securities") issued by ________________ Trust (the "Underlying Trust").

     The Notes will bear interest at a rate equal to _____% per annum, payable on the ___th day of each _______ or, if such day is not a Business Day, the next succeeding Business Day (each a "Payment Date"), commencing on ______, 199_. Interest at a rate equal to (state formula) (calculated as described herein) plus ____% will be distributed on the Certificates on each Payment Date commencing on ______, 199_. The Notes will mature and principal will be distributed on the Certificates on __________, ____ to the extent not prepaid prior thereto. Distributions of principal and interest on the Certificates will be subordinated in priority to payments due on the Notes, as described herein.

     The principal of the Notes and of the Certificates will be subject to prepayment as described herein, in whole or in part, on each Payment Date, commencing __________, ____, in the case of the Notes, and commencing __________, ____ in the case of the Certificates, on the basis of (state formula or index for determining principal prepayments). Variations in the rate of payment of principal of the Securities may be significant. The Securities are also subject to mandatory prepayment under other circumstances as described herein. See "MANDATORY PREPAYMENT OF THE NOTES AND THE CERTIFICATES" herein.

     (The Issuer will enter into the Swap Agreement with the Swap Counterparty pursuant to which the Issuer will agree to exchange the interest payments received with respect to the Underlying Securities and certain eligible investments for payments from the Swap Counterparty in an amount equal to the interest due on the Securities.) (If the principal prepayments are not based on principal distributions on Underlying Securities, state how Swap Agreement or other Enhancement will provide funds for such prepayments.)

     THE ISSUER IS NOT A SUBSIDIARY OR AFFILIATE OF OR OTHERWISE RELATED TO THE UNDERLYING TRUST OR ANY OF ITS AFFILIATES. THE UNDERLYING TRUST AND ITS AFFILIATES ARE NOT INVOLVED IN THE OFFERING OF THE SECURITIES OR IN THE PREPARATION OF THIS PROSPECTUS SUPPLEMENT. THE UNDERLYING TRUST AND ITS AFFILIATES WILL NOT RECEIVE ANY OF THE PROCEEDS OF THE OFFERING OF THE SECURITIES, AND THE UNDERLYING TRUST AND ITS AFFILIATES ARE NOT RESPONSIBLE FOR, NOR HAVE THEY PARTICIPATED IN THE DETERMINATION OF THE ISSUANCE OF, THE SECURITIES.


     There is currently no market for the Securities offered hereby and there can be no assurance that such a market will develop or if it does develop that it will continue. See "RISK FACTORS" herein.

FOR A DISCUSSION OF CERTAIN FACTORS WHICH SHOULD BE CONSIDERED BY PROSPECTIVE
       PURCHASERS OF THE NOTES, SEE "RISK FACTORS" ON PAGE S-13 HEREIN.

                            ____________________


THE NOTES REPRESENT OBLIGATIONS OF, AND THE CERTIFICATES REPRESENT BENEFICIAL
     INTERESTS IN, THE TRUST ONLY AND DO NOT REPRESENT OBLIGATIONS OF OR
       INTERESTS IN ML ASSET BACKED CORPORATION, THE UNDERWRITER, THE
        UNDERLYING TRUST, THE UNDERLYING TRANSFEROR OR ANY OF THEIR
          RESPECTIVE AFFILIATES.  NONE OF THE NOTES, THE CERTIFI-
            CATES OR THE UNDERLYING SECURITIES ARE INSURED OR
              GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE
               CORPORATION OR BY ANY GOVERNMENTAL AGENCY
                OR INSTRUMENTALITY OR ANY OTHER PERSON.

 THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
     EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
         SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
          COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
              PROSPECTUS SUPPLEMENT. ANY REPRESENTATION TO THE
                       CONTRARY IS A CRIMINAL OFFENSE.

                            ____________________


     The Securities offered hereby will be purchased by Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Underwriter") from the Depositor and will be offered by the Underwriter from time to time to the public in negotiated transactions or otherwise at varying prices to be determined at the time of sale. The aggregate proceeds to the Depositor from the sale of the Securities are expected to be $ __________________ before deducting expenses payable by the Depositor of $______________.

     The Notes and the Certificates are offered subject to prior sale, when, as, and if issued by the Trust and accepted by the Underwriter and subject to the Underwriter's right to reject orders in whole or in part. It is expected that the Notes and Certificates will be delivered in book-entry form through the facilities of The Depository Trust Company and, in the case of the Notes, Cedel Bank, societe anonyme, and the Euroclear System, in each case against payment therefor in immediately available funds on or about ____________, 199_.

                            ____________________

                             MERRILL LYNCH & CO.
                            ____________________


            The date of this Prospectus Supplement is _______ 199_

     THIS PROSPECTUS SUPPLEMENT DOES NOT CONTAIN COMPLETE INFORMATION ABOUT THE OFFERING OF THE NOTES AND THE CERTIFICATES. ADDITIONAL INFORMATION IS CONTAINED IN THE ACCOMPANYING PROSPECTUS (THE "PROSPECTUS"), AND PROSPECTIVE INVESTORS ARE URGED TO READ BOTH THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS IN FULL. SALES OF THE NOTES OR THE CERTIFICATES MAY NOT BE CONSUMMATED UNLESS THE PURCHASER HAS RECEIVED BOTH THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS. TO THE EXTENT ANY STATEMENTS IN THIS PROSPECTUS SUPPLEMENT CONFLICT WITH STATEMENTS IN THE PROSPECTUS, THE STATEMENTS IN THIS PROSPECTUS SUPPLEMENT SHALL CONTROL.

     UNTIL 90 DAYS AFTER THE DATE OF THIS PROSPECTUS SUPPLEMENT, ALL DEALERS EFFECTING TRANSACTIONS IN THE SECURITIES OFFERED BY THIS PROSPECTUS SUPPLEMENT, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE
REQUIRED TO DELIVER THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

     CERTAIN PERSONS PARTICIPATING IN THIS OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN, OR OTHERWISE AFFECT THE PRICE OF THE NOTES OR THE CERTIFICATES. SUCH TRANSACTIONS MAY INCLUDE STABILIZING AND THE PURCHASE OF NOTES OR CERTIFICATES TO COVER SYNDICATE SHORT POSITIONS. FOR A DESCRIPTION OF THESE ACTIVITIES, SEE "UNDERWRITING" HEREIN.


                          REPORTS TO SECURITYHOLDERS

     Unless and until Definitive Notes or Definitive Certificates are issued, monthly and annual unaudited reports containing information concerning the Securities will be prepared by the Administrator and sent on behalf of the Trust only to Cede & Co. ("Cede"), as nominee of The Depository Trust Company ("DTC") and registered holder of the Notes and Certificates. See "CERTAIN INFORMATION REGARDING THE SECURITIES - Book-Entry Registration" and "-- Reports to Securityholders" in the Prospectus. Such reports will not constitute financial statements prepared in accordance with generally accepted accounting principles. The Depositor, as originator of the Trust, will file with the Securities and Exchange Commission (the "Commission") such periodic reports as are required under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations of the Commission thereunder.

                                   SUMMARY

     The following summary of certain pertinent information is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus Supplement and in the accompanying Prospectus and in the prospectus and prospectus supplement for each Underlying Security. Certain capitalized terms used herein are defined elsewhere in this Prospectus Supplement on the pages indicated in the "Index of Defined Terms" or, to the extent not defined herein, have the meanings assigned to such terms in the Prospectus.

Securities Offered.........   $_________ ___%  Fixed Rate Asset  Backed Index
                              Amortizing  Notes,  Class   (the  "Notes")  and
                              $________  Floating  Rate  Asset  Backed  Index
                              Amortizing  Certificates,  (the  "Certificates"
                              and,    together    with   the    Notes,    the
                              "Securities").  Distributions  of principal and
                              interest   on   the    Certificates   will   be
                              subordinated in priority to payments due on the Notes, as described herein.

The Issuer.................   _________  Trust 199_-_  (the  "Issuer" or  the
                              "Trust"),  a  Delaware  business  trust  to  be
                              established pursuant to the Trust Agreement (as
                              defined herein).  Initially, the assets  of the
                              Issuer   will   consist   of   the   Underlying
                              Securities (as defined herein).  (In  addition,
                              the Issuer will  enter into the Swap  Agreement
                              (as defined  herein)). The Issuer will not have
                              any   assets   other    than   the   Underlying
                              Securities,   the   Issuer's  rights   in   the
                              Collection  Account (as  defined herein),  (the
                              Issuer's rights under the Swap Agreement) and all proceeds of the foregoing.

                              The Issuer is not an affiliate of or otherwise related to _____ (the "Underlying Transferor") or the Underlying Trust (as defined herein). The Underlying Transferor and the Underlying Trust are not involved in the offering of the Securities or the preparation of this
                              Prospectus   Supplement.       The   Underlying
                              Transferor and the Underlying Trust will not receive any of the proceeds of the offering of the Securities, and the Underlying Transferor and the Underlying Trust are not responsible for, nor have they participated in the
                              determination   of   the    issuance   of   the
                              Securities.

Underlying Securities......   _________  Certificates,  Series   199_-_  (the
                              "Underlying Securities") issued by ____________
                              Trust  (the  "Underlying Trust")  as  described
                              herein,  with  an aggregate  principal  balance
                              equal  to $___________ as of _________ __, 199_
                              (the  "Closing  Date").    See "THE  UNDERLYING
                              SECURITIES" herein.

Depositor..................   ML Asset  Backed Corporation,  an affiliate  of
                              the Underwriter.



Description of the Notes...   The  Notes  will  be   issued  pursuant  to  an
                              indenture dated  as of  __________, 199_  among
                              the   Issuer,   _____________________   in  its
                              capacity as  indenture trustee  (the "Indenture
                              Trustee")   (and   ____________    (the   "Swap
                              Counterparty")) in a principal amount equal to $______.

  Security for the
  Notes....................   The Assets (as defined  herein) will be pledged
                              to  the Indenture  Trustee as security  for the
                              Issuer's obligations under the Notes (and under
                              the Swap Agreement; provided that the pledge of
                              the Issuer's  rights under  the Swap  Agreement
                              will secure  the Notes  only.   Payment of  any
                              amounts  owed   by  the  Issuer   to  the  Swap
                              Counterparty under the Swap Agreement will be senior in priority of payment to the payment of interest and principal due on the Notes.)

  Interest Payments
  on the Notes.............   Interest will  accrue on  the unpaid  principal
                              amount of the Notes  at a rate per annum  equal
                              to  ___%  (or  state  floating  rate  formula),
                              calculated  on  the basis  of  a (360-day  year
                              consisting of twelve 30-day months).   Interest
                              will accrue with respect to each Payment Date during the __________ period beginning on the __th day of __________ (or on the Closing Date in the case of the first Payment Date) and ending on the __th day of __________ (each, a "Note Interest Accrual Period").

                              Interest will be payable to Noteholders in arrears on each Payment Date. "Payment Date" means the __th day of each __________ or, if such day is not a Business Day, the next succeeding Business Day, commencing on ________ __, 199_. A failure to pay interest due on the Notes on any Payment Date, which failure continues for _______ Business Days, constitutes an Event of Default (as defined herein) under the Indenture.

  Principal Payments
  on the Notes.............   The  portion, if any,  of the principal  of the
                              Notes that  has not  been prepaid as  described
                              under "Mandatory  Prepayment of  the Notes  and
                              the Certificates" will be due on the __________
                              Payment  Date  (the  "Scheduled  Final  Payment
                              Date").  However, if an Event of Default occurs
                              under the  Indenture (other  than  an Event  of
                              Default   that   constitutes   a   Swap   Early
                              Termination (as defined herein)), the Indenture
                              Trustee  may and, at the written request of the
                              holders of a  majority of the principal  of the
                              Notes, will declare  the Notes immediately  due
                              and payable,  (subject  to  the  prior  written
                              consent of the  Swap Counterparty under certain
                              circumstances.    If a  Swap  Early Termination
                              occurs, the entire unpaid principal amount of the Notes will become immediately due and payable automatically.)



  Mandatory Prepayment
  of the Notes.............   The principal of  the Notes will be  subject to
                              prepayment as described herein, in whole or  in
                              part,  on   each  ___________,   commencing  on
                              ______________, on the basis  of (state formula
                              or index  for determining  amount of  principal
                              prepayments).    Variations   in  the  rate  of
                              prepayment  of  the Notes  may  be significant.
                              See "MANDATORY PREPAYMENT OF  THE NOTES AND THE
                              CERTIFICATES -- Prepayment" herein.

  Record Date
  for the Notes............   Payments  on  the  Notes will  be  made  to the
                              Noteholders  in  whose  name   the  Notes  were
                              registered at the close of business on the last
                              Business Day of the month prior to the month in which such payment occurs, or, with respect to the first Payment Date, the Closing Date (the
                              "Record Date").

  Denominations
  of the Notes.............   The   Notes   will   be   issued   in   minimum
                              denominations of $1,000 and integral multiples of $1,000 in excess thereof.

  Form, Registration
  and Transfer of
  the Notes................   The  Notes will be  represented by one  or more
                              permanent global Notes (the  "Global Notes") in
                              fully registered form registered in the name of
                              a  nominee  of  The  Depository  Trust  Company
                              ("DTC").    Noteholders  may  hold their  Notes
                              through  DTC (in the United States) or CEDEL or
                              Euroclear (in Europe)  if they are participants
                              in   such   systems,  or   indirectly   through
                              organizations which are the participants in such systems. See "DESCRIPTION OF THE NOTES--
                              Form, Denomination and Registration" herein.

                              Except in the limited circumstances described herein, Notes in certificated form will not be issued in exchange for beneficial interests in the Global Note. See "Definitive Notes and Certificates."

Description of
the Certificates...........   The Certificates will  be issued pursuant  to a
                              trust agreement  dated  as  of  _________  (_),
                              199_, as  amended and restated as of __________
                              __, 199_ (the  "Trust Agreement"), between  the
                              Depositor and _____________ in its capacity  as
                              owner  trustee (the  "Trustee") in  a principal
                              amount equal  to $________.   The  Certificates
                              will  represent  undivided   interests  in  the
                              Issuer as described herein.

  Interest Distributions
  on the Certificates......   Interest  will accrue  on the  unpaid principal
                              amount  of the Certificates at a rate per annum
                              equal  to (state  formula),  calculated on  the
                              basis of  (the actual  number of  days in  each
                              Certificate Interest Accrual  Period divided by
                              360).  A "Certificate Interest Accrual  Period"
                              with  respect to any Payment Date is the period
                              from and including  the preceding Payment  Date
                              (in  the case of  the first Payment  Date, from
                              and   including  _______   __,  199_)   to  but
                              excluding such current Payment Date. Except as otherwise provided herein, interest will be distributed on the Certificates in arrears on each Payment Date. No interest will be paid on overdue interest.

  Principal Distributions
  on the Certificates......   To the extent described herein, the portion, if
                              any, of the principal of the Certificates  that
                              has  not  been   prepaid  as  described   under
                              "Mandatory Prepayment  of  the  Notes  and  the
                              Certificates"  will   be  distributed   on  the
                              Certificates  on  the Scheduled  Final  Payment
                              Date. If the principal of the Notes has become immediately due and payable in accordance with the Indenture upon the occurrence of an Event of Default, the principal of the Certificates will be distributed out of the net proceeds realized from the liquidation of the Underlying
                              Securities and other Assets, if any, to the extent available after the payment of all other obligations of the Issuer in accordance with the Priority of Payments (as defined herein)
                              (including (any termination payment, if any, owed under the Swap Agreement,) all principal and interest due on the Notes and all interest due on the Certificates).

  Mandatory
  Prepayment of
  the Certificates.........   The  principal  of  the  Certificates  will  be
                              subject to  prepayment as described  herein, in
                              whole or  in part, on  each __________________,
                              commencing  on   _____________  (the   "Initial
                              Certificate Prepayment Date"), on the basis  of
                              (state formula or  index for determining amount
                              of principal prepayments).   Variations in  the
                              rate of prepayment of the Certificates may be significant. See "MANDATORY PREPAYMENT OF THE
                              NOTES AND THE CERTIFICATES" herein.

  Subordination of
  the Certificates.........   Distribution of interest  and principal on  the
                              Certificates will  be subordinated  in priority
                              of  payment to the  payment of expenses  of the
                              Issuer, (to amounts  owed by the Issuer  to the
                              Swap  Counterparty)  and  to  the  payment   of
                              interest and principal due on the Notes.

  Record Date for
  the Certificates.........   Payments on  the Certificates will  be made  to
                              the  Certificateholders   in  whose   name  the
                              Certificates were registered at the close of business on the Record Date.

  Denominations of
  the Certificates.........   The  Certificates  will  be issued  in  minimum
                              denominations of $1,000 and integral multiples of $1,000 in excess thereof.

  Form, Registration
  and Transfer of
  the Certificates.........   The Certificates will be represented by  one or
                              more permanent global Certificates (the "Global
                              Certificates") in fully registered form without
                              coupons  registered in the name of a nominee of
                              DTC.   See "DESCRIPTION OF THE  CERTIFICATES --
                              Form, Denomination and Registration" herein.

                              Except in the limited circumstances described herein, Certificates in certificated form will not be issued in exchange for beneficial interests in the Global Certificate. See "Definitive Notes and Certificates."

                              Transfers   of   interests    in   the   Global
                              Certificates    are    subject    to    certain
                              restrictions.  See "Transfer Restrictions."

Limited Assets of
the Issuer.................   The Notes  are debt  obligations of  the Issuer
                              and the Certificates represent interests in the
                              Issuer only.   The  Notes and  Certificates are
                              payable  solely  from  proceeds of  the  Assets
                              owned  by the Issuer.   None of  the Depositor,
                              (the  Swap  Counterparty,)   the  Trustee,  the
                              Indenture  Trustee,  the  Certificateholders or
                              any  of their affiliates or any other person or
                              entity will  be obligated to  make payments  on
                              the Notes  or the Certificates.   Consequently,
                              the  holders of the Notes and Certificates must
                              rely solely on  collections in  respect of  the
                              Assets   for   payments   on  the   Notes   and
                              distributions   on   the  Certificates.      If
                              collections in respect of the Assets net of any
                              amounts  owed  by  the  Issuer  (to  the   Swap
                              Counterparty under the  Swap Agreement and)  to
                              the  Indenture  Trustee  and  the  Trustee  are
                              insufficient   to   make   all   payments   and
                              distributions due in respect  of the Notes  and
                              the Certificates, there will be no other assets
                              of  the Issuer  available  for  payment of  any
                              shortfall  and,  following realization  of  the
                              Assets,  any obligation  of the  Issuer to  pay
                              such  shortfall will be extinguished.  Any such
                              shortfall   will   be   borne   first  by   the
                              Certificateholders and then by the Noteholders.

Calculation Agent..........   _____________ will  serve as  calculation agent
                              (the "Calculation Agent") for the Issuer under the Indenture and the Trust Agreement (and in connection with the Swap Agreement.) See "THE
                              CALCULATION AGENT" herein.

(Swap Agreement............   Under  the Swap Agreement,  the Issuer will pay
                              to the Swap Counterparty amounts equal to the payments of interest scheduled to be received on the Underlying Securities in accordance with the terms thereof (net of certain expenses) and the Swap Counterparty will pay to the Issuer amounts equal to the interest payable on the Notes and the Certificates.

                              (If principal prepayments are not based on principal distributions on Underlying Securities, state how Swap Agreement or other Enhancement will provide funds for such principal prepayments.)

                              If a Swap Early Termination (as defined herein) occurs, the principal of the Notes will be declared or become immediately due and payable and the Indenture Trustee will be obligated to liquidate the Underlying Securities as described under "THE INDENTURE -- Liquidation of Underlying Securities and Eligible Investments" herein. In such event, the principal of the Certificates will be distributed out of the net proceeds realized from the liquidation of the Underlying
                              Securities, Eligible Investments and other Assets, if any, only to the extent available after the payment of all other obligations of the Issuer. In the event that the net proceeds of the liquidation of the Assets are not sufficient to make all payments due in respect of the Notes and Certificates and to pay the Issuer's other obligations, if any, in respect of the termination of the Swap Agreement, then such amounts will be applied in accordance with the Priority of Payments (as defined herein) and the claims of the Swap Counterparty in respect of such net proceeds will rank higher in priority than the claims of the Noteholders and the Certificateholders. See "THE SWAP AGREEMENT" herein.)

Certain Income Tax
Consequences...............   In  the opinion of  Brown & Wood  LLP ("Federal
                              Tax  Counsel"),  for  U.S.  federal income  tax
                              purposes, the Issuer will not be an association
                              or  publicly traded  partnership  taxable as  a
                              corporation, the Notes will  be treated as debt
                              and  the   Certificates  will  be   treated  as
                              interests in a  partnership to the extent  they
                              are  held  by more  than  one person.    To the
                              extent  that the Certificates  are held  by one
                              person, the Issuer will  be disregarded and the
                              holder of  the Certificates will  be treated as
                              directly owning  the Issuer's  assets for  U.S.
                              federal income  tax purposes.    An opinion  of
                              counsel is not binding on  the Internal Revenue
                              Service  (the "IRS") and it is possible the IRS
                              could   disagree.       Each   Noteholder   and
                              Certificateholder, by the acceptance  of a Note
                              or Certificate,  will agree to  treat the Notes
                              as  indebtedness for  federal, state  and local
                              income  and  franchise  tax   purposes.    Each
                              Certificateholder for federal,  state and local
                              tax  purposes by  acceptance  of a  Certificate
                              will  agree  to   treat  the  Certificates   as
                              interests  in  a  partnership, or  if  all  the
                              Certificates  are  held   by  one  person,  the
                              Certificateholder will agree to treat itself as
                              owning  the  Issuer's  assets.    See  "Certain
                              Federal Income Tax Considerations" herein and in the Prospectus.

ERISA......................   Generally,  employee  benefit  plans  that  are
                              subject  to  the requirements  of  the Employee
                              Retirement Income  Security  Act  of  1974,  as
                              amended  ("ERISA"),  and  Section 4975  of  the
                              Internal Revenue Code of 1986,  as amended (the
                              "Code"), are permitted  to purchase instruments
                              like  the Notes that  are debt under applicable
                              state  law  and  have  no  "substantial  equity
                              features" without  reference to  the prohibited
                              transaction requirements of  ERISA and the Code
                              if the obligor  is not a party in interest with
                              respect  to such plan.  The Issuer expects that
                              the  Notes will  be classified  as indebtedness
                              without substantial  equity features  for ERISA
                              purposes.    Any   plan  fiduciary  considering
                              whether to purchase the Notes on behalf of a plan should consult with its counsel regarding the applicability of the provisions of ERISA and the Code and the availability of any exemptions with respect to the purchase and holding of the Notes.

                              Under current law the purchase and holding of the Certificates by or on behalf of any employee benefit plan subject to the fiduciary responsibility provisions of ERISA or Section 4975 of the Code may result in a "prohibited transaction" within the meaning of ERISA and/or the Code. Consequently, Certificates may not be transferred to a proposed transferee that is a plan subject to ERISA or that is described in
                              Section 4975(e)(1) of the Code, or a person acting on behalf of any such plan or using the
                              assets    of   such    plan.       See   "ERISA
                              CONSIDERATIONS" herein.

Rating.....................   It  is a condition to the issuance of the Notes
                              that  they be rated  "___" by  ____________ and
                              "___" by _______  (each, a Rating Agency).   It
                              is  a   condition  to  the   issuance  of   the
                              Certificates  that  they  be  rated  "____"  by
                              ______ and "____" by  ___.  The ratings of  the
                              Notes  and  the   Certificates  by  the  Rating
                              Agencies address the likelihood of the full and
                              timely payment of principal and interest on the
                              Notes and Certificates, respectively.  There is
                              no assurance that any such rating will continue
                              for any period  of time or that it  will not be
                              revised  or withdrawn  entirely by  such Rating
                              Agency  if,  in   its  judgment,  circumstances
                              ((including, without limitation,  the rating of
                              the Swap Counterparty))  so warrant. A revision
                              or  withdrawal  of  such  rating  may  have  an
                              adverse effect on the market price of the Notes
                              and Certificates.   A security rating is  not a
                              recommendation to buy, sell or hold securities.


                                 RISK FACTORS

     An investment in the Securities involves certain risks. Prospective investors should carefully consider the following factors, in addition to the factors set forth under "Risk Factors" in the Prospectus and the matters set forth elsewhere in this Prospectus Supplement and the Prospectus, prior to investing in the Securities.

     Limited Liquidity. There is currently no secondary market for the Securities. While the Underwriter intends to make a market in the Notes and the Certificates upon their issuance, it is under no obligation to do so. There can be no assurance that any secondary market for any of the Securities will develop, or, if a secondary market does develop, that it will provide the holders of such Securities with liquidity of investment or that it will continue for the life of such Securities.

     Limited Assets of the Issuer. The Notes are obligations of the Issuer only and the Certificates represent interests in the Issuer only and the Notes and Certificates are payable solely from proceeds of the Assets owned by the Issuer. None of the Depositor, (the Swap Counterparty,) the Certificateholders, the Underwriter or any of their affiliates or any other person or entity will be obligated to make payments on the Notes, the Certificates or the Underlying Securities. Consequently, the holders of the Notes and Certificates must rely solely on collections in respect of the Assets for payments on the Notes and distributions on the Certificates. If collections in respect of the Assets net of any amounts owed by the Issuer to (the Swap Counterparty,) the Indenture Trustee and the Owner Trustee are
insufficient to make all payments and distributions due in respect of the Notes and the Certificates, there will be no other assets of the Issuer available for payment of any shortfall and, following realization of the Assets, any obligation of the Issuer to pay such shortfall will be extinguished. Any such shortfall will be borne first by the Certificateholders and secondly by the Noteholders.

     No Investigation of Underlying Securities, Underlying Transferor, Underlying Trust and Underlying Servicer. None of the Depositor, the
Underwriter, the Owner Trustee, the Indenture Trustee or any of their affiliates (i) has made or will make any investigation of the business condition, financial or otherwise, of the Underlying Trust, the Underlying Transferor or the Underlying Servicer, or (ii) has verified or will verify any reports or information filed by the Underlying Trust with the Commission. Investors are encouraged to consider publicly available financial and other information regarding the Underlying Trust. The issuance of the Securities should not be considered an endorsement by the Depositor, the Underwriter, the Owner Trustee, the Indenture Trustee or any of their affiliates of the condition of the Underlying Trust or the merits of the Underlying Securities.

     (The Swap Agreement. The purchase of Securities involves risks associated with the Swap Agreement and the Swap Counterparty. If the Swap
Counterparty fails to make payments due to the Issuer under the Swap Agreement, (or if the Swap Counterparty reduces its payments as described under "THE SWAP AGREEMENT -- Taxation" herein,) the Issuer will be unable to meet its obligations in respect of the Notes and Certificates. The Swap Agreement may be terminated in accordance with its terms upon the occurrence of a Swap Default or Termination Event (each as defined herein).

     Upon any such early termination of the Swap Agreement, the Issuer or the Swap Counterparty may be liable to make a termination payment to the other (regardless, if applicable, of which of such parties may have caused such termination). The amount of any such termination payment will be based on the market value of the Swap Agreement computed on the basis of market quotations of the cost of entering into swap transactions with the same terms and conditions that would have the effect of preserving the respective full payment obligations of the parties, in accordance with the procedures set forth in the Swap Agreement; (state whether there are circumstances where no termination payment will be payable). Any such termination payment could, if interest rates have changed significantly, be substantial.

     If a Swap Early Termination occurs, the principal of the Notes will be declared or become immediately due and payable and the Indenture Trustee will be obligated to liquidate the Underlying Securities and Eligible Investments, if any, as described under "The Indenture -- Liquidation of Underlying Securities." In any such event, the ability of the Issuer to pay principal and interest on the Notes and Certificates will depend (a) on the price at which the Underlying Securities and Eligible Investments, if any, are liquidated, (b) on the amount of the termination payment (if any) which may be due to the Swap Counterparty from the Issuer under the Swap Agreement and
(c) on the amount of the termination payment, if any, which may be due to the Issuer from the Swap Counterparty under the Swap Agreement. In the event that the net proceeds of the liquidation of the Assets are not sufficient to make all payments due in respect of the Notes and Certificates and for the Issuer to meet its obligations, if any, in respect of the termination of the Swap Agreement, then such amounts will be applied in accordance with the Priority of Payments and the claims of the Swap Counterparty in respect of such net proceeds will rank higher in priority than the claims of the Noteholders and the Certificateholders. See "PRIORITY OF PAYMENTS" herein.)

     Underlying Securities. The Underlying Securities represent interests in the Underlying Trust only and do not represent interests in or obligations of the Underlying Transferor or any affiliate of the Underlying Transferor. (If the Underlying Trust fails to make payments due to the Issuer under the Underlying Securities on the due date therefor, the Swap Agreement may be terminated. In such event, the principal of the Notes will become due and payable immediately and the Assets of the Issuer available for payment of the Notes and Certificates will be limited as described above under " -- Limited Assets of the Issuer.") See "THE UNDERLYING SECURITIES" herein.

     Maturity Assumptions and Early Prepayment Risk. The principal of the Notes will be prepaid as described herein, in whole or in part, on ____________ and the principal of the Certificates will be distributed on
_____________ on the basis of (state formula or index and discuss related maturity assumptions, yield considerations and prepayment risk factors).

     Reinvestment Risk. As described herein, the rate of prepayment of the Securities depends on a number of factors. Accordingly, it is not possible to predict the rate at which the Securities will be redeemed. Moreover, since prevailing interest rates are subject to fluctuation, there can be no assurance that investors in the Securities will be able to reinvest the payments thereon at yields equalling or exceeding the yield on such Securities. It is possible that yields on such reinvestments will be lower, and may be significantly lower, than the yield on the Securities. Investors in the Securities should consider the related reinvestment risk in light of other investments that may be available to such investors.

     Subordination of the Certificates. Distributions of principal and interest on the Certificates will be subordinated in priority of payment to the payment of expenses of the Issuer(, to amounts owed by the Issuer to the Swap Counterparty) and to the payment of principal and interest due on the Notes. Consequently, the Certificateholders will not receive any distributions of principal or interest with respect to a Payment Date until amounts owed by the Issuer (to the Swap Counterparty on such Payment Date and) the full amount of principal and interest due on the Notes on such Payment Date are paid in full. See "PRIORITY OF PAYMENTS" herein.

     (Potential Conflicts of Interest. Because the Calculation Agent is (the Swap Counterparty), potential conflicts of interest may exist between the Calculation Agent and the holders of Notes and Certificates. The Calculation Agent is obligated to carry out its duties and functions as Calculation Agent in good faith and using its reasonable judgment.)

     Rating of the Securities. The Notes will be rated "___" by ______ and "___" by ___ and the Certificates will be rated "___" by ( ) and "___" by ( ) (each of ___ and ______ being hereinafter referred to as a "Rating Agency"). A rating is not a recommendation to purchase, hold or sell securities, inasmuch as such rating does not comment as to market price or suitability for a particular investor. The ratings of the Securities by the Rating Agencies address the likelihood of the full and timely payment of principal and interest on the Securities. However, a Rating Agency does not evaluate, and the ratings of the Securities do not address, the possibility that investors may receive a lower yield than anticipated. There can be no assurance that a rating will remain for any given period of time or that a rating will not be lowered or withdrawn entirely by a Rating Agency if, in its judgment, circumstances ((including, without limitation, the rating of the Swap Counterparty)) in the future so warrant.


                                  THE ISSUER

     The Issuer will be a business trust formed under the laws of the State of Delaware pursuant to the Trust Agreement for the transactions described in this Prospectus Supplement. After its formation, the Issuer will not engage in any activity other than (i) acquiring and holding the Underlying
Securities and the other assets of the Issuer and proceeds therefrom, (ii) issuing the Notes and the Certificates, (iii) making payments on the Notes and distributions on the Certificates, (iv) (entering into the Swap Agreement) and (v) engaging in other activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith.

     The Issuer's principal offices are in Wilmington, Delaware in care of ___________ as Trustee, at the address listed below under "The Owner Trustee."

     The Issuer is not a subsidiary or affiliate of or otherwise related to the Underlying Trust or any of its affiliates. The Underlying Trust and its affiliates are not involved in the offering of the Securities or the preparation of this Prospectus Supplement. The Underlying Trust and its affiliates will not receive any of the proceeds of the offering of the Securities, and the Underlying Trust and its affiliates are not responsible for, nor have they participated in the determination of, the issuance of the Securities.


                           DESCRIPTION OF THE NOTES

     The Notes will be issued pursuant to the Indenture. The following summaries describe certain terms of the Notes and the Indenture. The summaries do not purport to be complete and are subject to, and qualified in their entirety by reference to, the provisions of the Indenture. See "MANDATORY PREPAYMENT OF THE NOTES AND THE CERTIFICATES" and "PRIORITY OF PAYMENTS" herein and "DESCRIPTION OF THE NOTES - The Indenture" in the Prospectus for a summary of additional terms of the Indenture.

STATUS AND SECURITY

     The Notes will be debt obligations of the Issuer, secured as described below. The Notes will be senior in right of payment on each Payment Date to the Certificates.

     Under the terms of the Indenture, the Issuer will grant to the Indenture Trustee, for the benefit of the Noteholders and the Swap Counterparty, a security interest in certain assets of the Issuer to secure the Issuer's obligations under the Indenture and the Notes. The assets subject to the security interest of the Indenture will consist of (i) the Underlying Securities, (ii) the Collection Account, (iii) (the Issuer's rights under the Swap Agreement (for the benefit of the Noteholders only)) and (iv) all proceeds of the foregoing (collectively, the "Assets").

     Payments of interest and principal on the Notes will be made solely from the proceeds of the Assets, in accordance with the priorities described under "PRIORITY OF PAYMENTS" herein.

INTEREST

     Interest on the principal balances of the Notes will accrue at a rate per annum equal to ___% (or state formula), (calculated on the basis of a 360-day year consisting of twelve 30-day months) (the "Note Accrual Rate"). Interest will accrue with respect to each Payment Date during the _________ period beginning on the __th day of __________ (or on the Closing Date in the case of the first Payment Date) and ending on the __th day of ___________ (each, a "Note Interest Accrual Period").

     Interest will be payable to Noteholders in arrears on each Payment Date. "Payment Date" means the __th day of each __________ or, if such day is not a Business Day, the next succeeding Business Day, commencing on ______ __, 199_. A failure to pay interest due on the Notes on any Payment Date, which failure continues for five Business Days, constitutes an Event of Default (as defined herein) under the Indenture. A "Business Day" is any day other than a Saturday or Sunday or another day on which banking institutions in New York, New York or the city in which the corporate trust office of the Owner Trustee or the Indenture Trustee is located are authorized or obligated by law, regulations or executive order to be closed.

PRINCIPAL

     The portion, if any, of the principal of the Notes that has not been prepaid as described under "Mandatory Prepayment of the Notes and the Certificates" will mature on the Scheduled Final Payment Date. However, if an Event of Default occurs under the Indenture (other than an Event of Default that constitutes a Swap Early Termination) the Indenture Trustee may and, at the written request of the holders of a majority of the principal of the Notes, will declare the Notes immediately due and payable, (subject to the prior written consent of the Swap Counterparty under certain circumstances. If a Swap Early Termination occurs, the entire unpaid principal amount of the Notes will become immediately due and payable automatically.)

MANDATORY PREPAYMENT

     Beginning on _______________ and on each ____________ thereafter until the principal amount of the Notes is paid in full, the Issuer will prepay a pro rata portion of the then outstanding principal amount of each Note (which prepayment may range from (_____)% to (_____)% of such outstanding principal amount) on the basis of calculations described herein under "MANDATORY PREPAYMENT OF THE NOTES AND THE CERTIFICATES -- Prepayment."

PAYMENTS

     Payments on the Notes will be made by the Indenture Trustee on each Payment Date to persons in whose names the Notes are registered on the Record Date. The final payment in retirement of a Note will be made only upon surrender of the Note to the Indenture Trustee at the office thereof specified in the notice to Noteholders of such final payment. Notice will be mailed prior to the Payment Date on which the final payment of principal and interest on a Note is expected to be made to the holder thereof.

FORM, DENOMINATION AND REGISTRATION

     The Notes will be represented by one or more Global Notes. Investors may hold their interests in the Global Note directly through DTC (in the United States) or CEDEL or Euroclear (in Europe) if they are participants in such systems, or indirectly through organizations which are participants in such systems. The Global Note will be registered in the name of a nominee of DTC.

     Except in the limited circumstances described under "CERTAIN INFORMATION REGARDING THE SECURITIES - Definitive Securities" in the Prospectus, owners of beneficial interests in Global Notes will not be entitled to receive physical delivery of certificated Notes. The Notes are not issuable in bearer form.

     The Notes will be issued in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof.


                       DESCRIPTION OF THE CERTIFICATES

     The Certificates will be issued pursuant to the Trust Agreement. The following summaries describe certain terms of the Certificates and the Trust Agreement. The summaries do not purport to be complete and are subject to, and qualified in their entirety by reference to, the provisions of the Trust Agreement. See "MANDATORY PREPAYMENT OF THE NOTES AND THE CERTIFICATES" and "PRIORITY OF PAYMENTS" herein and "THE TRUST AGREEMENT" in the Prospectus for a summary of additional terms of the Trust Agreement.

INTEREST

     Interest will accrue on the unpaid principal amount of the Certificates from the Closing Date at a rate per annum equal to (state rate or formula therefor), calculated on the basis of (the actual number of days in each Certificate Interest Accrual Period divided by 360) (the "Certificate Accrual Rate"). The Certificate Accrual Rate for the first Certificate Interest Accrual Period will be (_____)% per annum. A "Certificate Interest Accrual Period", with respect to any Payment Date, is the period from and including the preceding Payment Date (in the case of the first Payment Date, from and including ________ __, 199_) to but excluding such current Payment Date. No interest will be paid on overdue interest.

     Interest on the principal balance of the Certificates will be distributed __________ in arrears on each Payment Date to the extent funds are available for such distribution in accordance with the priority described under "Priority of Payments."

PRINCIPAL

     To the extent funds are available for such distribution in accordance with the priority described under "Priority of Payments," the portion, if any, of the principal of the Certificates that has not been prepaid as described under "Mandatory Prepayment of the Notes and the Certificates" will be distributed on the Certificates on the Scheduled Final Payment Date. If the Notes have been declared immediately due and payable in accordance with the Indenture upon the occurrence of an Event of Default, the principal of the Certificates will be distributed out of the net proceeds realized from the liquidation of the Underlying Securities and other Assets, if any, to the extent available after the payment of all other obligations of the Issuer in accordance with the Priority of Payments (including (any termination payment, if any, owed under the Swap Agreement), all principal and interest due on the Notes and all interest due on the Certificates).

MANDATORY PREPAYMENT

     Beginning on each _____________ thereafter until the principal amount of the Certificates is paid in full, the Issuer will distribute a pro rata portion of the then outstanding principal amount of each Certificate (which prepayment may range from (____)% to (_____)% of such outstanding principal amount) on the basis of calculations described herein under "MANDATORY PREPAYMENT OF THE NOTES AND THE CERTIFICATES" to the extent funds are available for such distribution in accordance with the priority described under "Priority of Payments."

SUBORDINATION

     Distributions of principal and interest on the Certificates will be subordinated in priority of payment to the payment of expenses of the Issuer, to amounts owed by the Issuer to the Swap Counterparty and to the payment of principal and interest due on the Notes. Consequently, the Certificateholders will not receive any distributions of principal or interest with respect to a Payment Date until (amounts owed by the Issuer to the Swap Counterparty on such Payment Date and) the full amount of principal and interest due on the Notes on such Payment Date are paid in full. See "PRIORITY OF PAYMENTS" herein.

DISTRIBUTIONS

     Distributions of principal and interest will be paid to the Certificateholders pro rata in accordance with the percentage interest of the aggregate principal amount of the Certificates represented by their respective Certificates.

     Pursuant to an administration agreement entered into between the Trust, the Indenture Trustee, ________________________ as administrator (the "Administrator") and the Owner Trustee (the "Administration Agreement"), interest and principal distributions (including prepayments of principal as described under "Mandatory Prepayment of the Notes and the Certificates") on the Certificates will be made on behalf of the Owner Trustee by the Administrator on the Payment Date to persons in whose names the Certificates are registered on the Record Date. The final distribution in retirement of a Certificate will be made only upon surrender of the Certificate to the Owner Trustee at the office thereof specified in the notice to Certificateholders of such final payment. Notice will be mailed prior to the Payment Date on which the final distribution of principal and interest on a Certificate is expected to be made to the holder thereof.

FORM, DENOMINATION AND REGISTRATION

     The Certificates will be represented by one or more Global Certificates. Investors may hold their interests in the Global Certificate directly through DTC if they are DTC participants, or indirectly through organizations (other than CEDEL, Euroclear or their respective nominees) which are DTC participants. The Global Certificate will be registered in the name of a nominee of DTC.

     Except in the limited circumstances described under "Certain Information Regarding the Securities--Definitive Securities," owners of beneficial interests in Global Certificates will not be entitled to receive physical delivery of certificated Certificates. The Certificates are not issuable in bearer form.

     The Certificates will be issued in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof.

TERMINATION

     All obligations of the Issuer and the Owner Trustee created by the Trust Agreement will terminate upon the distribution to Certificateholders of all amounts required to be distributed to them, if any, pursuant to the Trust Agreement (and distribution to the Swap Counterparty of all amounts required to be distributed to it pursuant to the Swap Agreement).


            MANDATORY PREPAYMENT OF THE NOTES AND THE CERTIFICATES

PREPAYMENT

     Beginning on ______________ and on each _____________ thereafter until the principal amount of the Notes is paid in full, the Issuer will prepay a pro rata portion of the then outstanding principal amount of each Note (which prepayment may range from (______)% to (______)% of such outstanding principal amount) on the basis of (state formula or index for determining principal prepayments). When the principal amount of the Notes is paid in full, the Issuer will commence prepaying the principal of the Certificates (which prepayment may range from ( )% to ( )% of such outstanding principal amount) on the basis of (state formula or index for determining principal prepayments).

     Calculation of Prepayment Amounts. (Describe how principal prepayments are calculated.)


                             PRIORITY OF PAYMENTS

     The Indenture Trustee will apply all monies received by it under the Indenture, including proceeds of the Underlying Securities, proceeds of Eligible Investments, (payments made by the Swap Counterparty to the Issuer under the Swap Agreement), amounts realized by the Indenture Trustee upon the sale or other liquidation of Underlying Securities or Eligible Investments and proceeds of any other property included in the Trust Estate in the following order of priority (the "Priority of Payments"):

     ((i) in payment or satisfaction of any (certain;) expenses;

     (ii) (to the Swap Counterparty in payment of amounts due under the Swap Agreement);

     (iii) to Noteholders in payment of amounts due and unpaid on the Notes for interest, ratably, without preference or priority of any kind;

     (iv) to Noteholders in payment of amounts due and unpaid on the Notes for principal, by reason of mandatory prepayment or otherwise, ratably, without preference or priority of any kind;

     (v) to the Holders of the Certificates as a distribution of interest then payable on the Certificates, ratably, without preference or priority of any kind; and

     (vi) to the Holders of the Certificates as a distribution of principal then payable on the Certificates by reason of mandatory prepayment or otherwise, ratably, without preference or priority of any kind.

     The following capitalized words and phrases will have the following meanings in connection with the Priority of Payments:

     "Eligible Investments": An investment shall be an Eligible Investment if: (1) (A) it is an U.S. dollar denominated bond, debenture, note or other investment or security evidencing debt which: (i) has an original maturity of less than 364 days; and (ii) has ratings of "A-1+" from Standard & Poor's and "P-1" from Moody's at the time of investment; or (B) it is any bond, debenture, note or other investment or security evidencing debt not referred to in (A) if the Indenture Trustee has been provided with a letter from Moody's and Standard & Poor's to the effect that investment in such bond, debenture, note or other investment or security will not adversely affect the ratings on the Notes and the Certificates and (2) it is purchased at a price no greater than par plus accrued interest, if any. Eligible Investments may include, without limitation, those investments for which the Indenture Trustee, the Owner Trustee or an affiliate thereof provides services.

     "Trust Estate": The Assets of the Issuer pledged by the Issuer to the Indenture Trustee to secure the Notes (and the Swap Agreement).


                                THE INDENTURE

     The following summary describes certain terms of the Indenture. The summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the Indenture. See "DESCRIPTION OF THE NOTES" herein for a summary of certain additional terms of the Indenture.

COLLECTION ACCOUNT; INVESTMENT

     All distributions on the Underlying Securities and Eligible Investments, if any, (and each payment received by the Indenture Trustee under the Swap Agreement) will be deposited in the Collection Account upon receipt. The Indenture Trustee will hold such moneys for the benefit of holders of the Notes and the Swap Counterparty. In the event that distributions of principal or interest are received on the Underlying Securities prior to the date such principal or interest distributions are needed to make interest payments or mandatory prepayments of principal on the Notes and Certificates, such amounts will be held by the Indenture Trustee on deposit in the Collection Account and will be invested by the Indenture Trustee in Eligible Investments (at the direction of the Swap Counterparty. See "THE SWAP AGREEMENT -- Early Amortization of the Underlying Securities" herein).

COLLECTION OF DISTRIBUTIONS ON UNDERLYING SECURITIES

     All distributions on the Underlying Securities and Eligible Investments, if any, will be made directly to the Indenture Trustee. The obligation of the Issuer to make payments on the Notes is limited to distributions on the Underlying Securities and Eligible Investments, if any, (and payments received pursuant to the Swap Agreement) which were actually received by it. However, if the Indenture Trustee has not received a distribution with respect to the Underlying Securities by the fifth Business Day after the date on which such distribution was due and payable pursuant to the terms of such Underlying Securities, the Indenture will require the Indenture Trustee, subject to the following sentence, to take such actions as may be directed by (the Swap Counterparty including taking such legal action as the Swap Counterparty deems appropriate under the circumstances), and prosecuting any claims in connection therewith. In the event that the Indenture Trustee reasonably believes that there may not be sufficient funds available to reimburse it for its projected legal fees and expenses in accordance with the Priority of Payments, the Indenture Trustee will notify the Noteholders (and the Swap Counterparty) that it is not obligated to pursue any such available remedies unless adequate indemnity for its legal fees and expenses is provided by the Noteholders (or the Swap Counterparty.)

LIEN OF INDENTURE TRUSTEE

     The Indenture Trustee will have a lien ranking senior to that of the Noteholders upon all funds held or collected as part of the Assets to secure payment of amounts payable to the Indenture Trustee pursuant to the Indenture.

EVENTS OF DEFAULT

     With respect to the Notes, an "Event of Default" under the Indenture will consist of: (i) a default for (_____) Business Days or more in the payment of any interest on any Note when the same becomes due and payable;
(ii) a default in the payment of the principal of or any installment of the principal of any Note when the same becomes due and payable by reason of mandatory prepayment or otherwise; (iii) a default in the observance or performance of any covenant or agreement of the Issuer made in the Indenture and the continuation of any such default for a period of 30 days after notice thereof is given to the Issuer by the Indenture Trustee (or the Swap Counterparty) or to the Issuer, (the Swap Counterparty) and the Indenture Trustee by the holders of at least 25% of the outstanding principal of the Notes; (iv) any representation or warranty made by the Issuer in the Indenture or in any certificate delivered pursuant thereto or in connection therewith having been incorrect in a material respect as of the time made, and the circumstance in respect of which such representation or warranty was incorrect not having been cured within 30 days after notice thereof is given to the Issuer by the Indenture Trustee (or the Swap Counterparty) or to the Issuer, (the Swap Counterparty) and the Indenture Trustee by the holders of at least 25% of the outstanding principal of the Notes then outstanding; (v) certain events of bankruptcy, insolvency, receivership or liquidation of the Issuer, or (vi) (the occurrence of a Swap Early Termination).

RIGHTS UPON EVENT OF DEFAULT

     If there is an Event of Default with respect to the Notes due to late payment or nonpayment of interest due on the Notes, additional interest will accrue on such unpaid interest at the interest rate on the Notes (to the extent lawful) until such interest is paid. Such additional interest on unpaid interest will be due at the time such interest is paid. If there is an Event of Default due to late payment or nonpayment of principal on the Notes, interest will continue to accrue on such principal at the interest rate on the Notes until such principal is paid.

     If an Event of Default ((other than an Event of Default that constitutes a Swap Early Termination)) should occur and be continuing with respect to the Notes, the Indenture Trustee may, and, at the written request of the holders of a majority of the principal of the Notes then outstanding will, declare the principal of the Notes to be immediately due and payable, (subject to the prior written consent of the Swap Counterparty under certain circumstances.) Such declaration may, under certain circumstances, be rescinded by the holders of a majority of the outstanding principal of the Notes then outstanding, (subject to the prior written consent of the Swap Counterparty). (If a Swap Early Termination occurs, the entire unpaid principal amount of the Notes will become immediately due and payable automatically.)

     If an Event of Default has occurred and is continuing (other than a Swap Early Termination), the Indenture Trustee may institute proceedings to collect amounts due or foreclose on property of the Issuer, exercise remedies as a secured party, sell the Underlying Securities or elect to have the Trust maintain possession of the Underlying Securities and continue to apply collections on the Underlying Securities; (provided, however, that if the Swap Counterparty has given instructions to the Indenture Trustee with respect to such proceedings, remedies or actions, and no Swap Default as to which the Swap Counterparty is the defaulting party or Termination Event as to which the Swap Counterparty is the sole Affected Party (as defined in the Swap Agreement) shall have occurred, the Indenture Trustee will follow such instructions). (If an Event of Default due to (a Swap Early Termination occurs, the Indenture Trustee is required to liquidate the Underlying Securities in compliance with the Indenture.)

     The Indenture Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the holders of the Notes (or the Swap Counterparty), if the Indenture Trustee reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities which might be incurred by it in complying with such request. Subject to certain limitations contained in the Indenture, (if a Swap Default as to which the Swap Counterparty is the defaulting party or a Termination Event as to which the Swap Counterparty is the sole Affected
Party shall have occurred), the holders of a majority of the outstanding principal of the Notes will have the right to direct the time, method and place of conducting any proceeding or any remedy available to the Indenture Trustee. (With the prior written consent of the Swap Counterparty,) the holders of a majority of the principal of the Notes then outstanding may, in certain cases, waive any default with respect thereto, except (i) a default in the payment of principal or interest, (ii) a default in respect of a covenant or provision of the Indenture that cannot be modified without the waiver or consent of all of the holders of the outstanding principal of the Notes (or (iii) the occurrence of a Swap Early Termination.)

     No holder of a Note will have the right to institute any proceeding with respect to the Indenture, unless (i) such holder previously has given the Indenture Trustee written notice of a continuing Event of Default, (ii) the holders of not less than 25% of the outstanding principal of the Notes have made written request to the Indenture Trustee to institute such proceeding in its own name as Indenture Trustee, (iii) such holder or holders have offered the Indenture Trustee reasonable indemnity satisfactory to the Indenture Trustee, (iv) the Indenture Trustee has for 60 days failed to institute such proceeding and (v) no direction inconsistent with such written request has been given to the Indenture Trustee during the 60-day period by the holders of a majority of the outstanding principal of the Notes.

     In addition, the Indenture Trustee and the Noteholders, by accepting the Notes, will covenant that they will not at any time institute against the Issuer or the Depositor any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law in connection with the Notes, (the Swap Agreement), the Indenture, the Trust Agreement or any related agreement.

     With respect to the Issuer neither the Indenture Trustee nor the Owner Trustee in their capacities as trustees, nor any holder of a Certificate representing an ownership interest in the Issuer nor any of their respective owners, beneficiaries, agents, officers, directors, employees, affiliates, successors or assigns will, in the absence of an express agreement to the contrary, be personally liable for the payment of the principal of or interest on the Notes or for the agreements of the Issuer contained in the Indenture.

SATISFACTION AND DISCHARGE OF INDENTURE

     The Indenture will be discharged with respect to the collateral securing the Notes upon the delivery to the Indenture Trustee for cancellation of all the Notes or, with certain limitations, upon deposit with the Indenture Trustee of funds sufficient for the payment in full of the Notes, (and any amounts due to the Swap Counterparty).

VOTING RIGHTS

     At all times, the voting rights of Noteholders under the Indenture will be allocated among the Notes pro rata in accordance with their outstanding principal balances.

CERTAIN MATTERS REGARDING THE INDENTURE TRUSTEE AND THE DEPOSITOR

     Neither the Depositor, the Indenture Trustee nor any director, officer or employee of the Depositor or the Indenture Trustee will be under any liability to the Trust or the Noteholders for any action taken or for refraining from the taking of any action in good faith pursuant to the Indenture or for errors in judgment; provided, however, that none of the Indenture Trustee, the Depositor and any director, officer or employee thereof will be protected against any liability which would otherwise be imposed by reason of willful misconduct, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations and duties under the Indenture. The Indenture Trustee and/or its affiliates may receive compensation in connection with the Indenture Trustee's investment of Assets in certain Eligible Investments as provided in the Indenture.

     Each person into which the Indenture Trustee may be merged or with which it may be consolidated and each person resulting from such merger or consolidation will be the successor of the Indenture Trustee under the Indenture.


                             THE TRUST AGREEMENT

     The following summary describes certain terms of the Trust Agreement. The summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the Trust Agreement. See "DESCRIPTION OF THE CERTIFICATES" herein and "THE TRUST AGREEMENT" in the Prospectus for a summary of certain additional terms of the Trust Agreement.

COLLECTION OF DISTRIBUTIONS ON UNDERLYING SECURITIES

     The Underlying Securities will be assets of the Trust. All distributions thereon will be made directly to the Indenture Trustee. Pursuant to the Administration Agreement, distributions on the Certificates will be made to Certificateholders by the Administrator acting on behalf of the Owner Trustee.

EXERCISE OF REMEDIES

     The Trust Agreement provides that until all the Notes have been paid in full, the Indenture Trustee will take all actions to collect any distributions due on the Underlying Securities or to exercise remedies pursuant to the Indenture, subject to certain conditions set forth in the Indenture.

     The Owner Trustee and the Certificateholders, by accepting the Certificates, will covenant that they will not at any time institute against the Issuer or the Depositor any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law in connection with the Certificates, (the Swap Agreement), the Indenture, the Trust Agreement or any related agreement.

VOTING INTERESTS

     As of any date, the aggregate outstanding principal balance of all Certificates will constitute the voting interest of the Issuer (the "Voting Interests"), except that, for purposes of determining Voting Interests, Certificates owned by the Issuer or its affiliates and the Depositor will be disregarded and deemed not to be outstanding, and except that, in determining whether the Owner Trustee is protected in relying upon any request, demand, authorization, direction, notice, consent or waiver, only Certificates that the Owner Trustee knows to be so owned will be so disregarded. Certificates so owned that have been pledged in good faith may be regarded as outstanding if the pledgee establishes to the satisfaction of the Owner Trustee the pledgor's right so to act with respect to such Certificates and that the pledgee is not the Issuer or one of its affiliates.

CERTAIN MATTERS REGARDING THE OWNER TRUSTEE AND THE DEPOSITOR

     None of the Depositor, the Owner Trustee or any director, officer or employee of the Depositor or the Owner Trustee will be under any liability to the Trust or the Certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to the Trust Agreement or for errors in judgment; provided, however, that none of the Owner Trustee, the Depositor and any director, officer or employee thereof will be protected against any liability which would otherwise be imposed by reason of willful misconduct, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations and duties under the Trust Agreement.

     Each person into which the Owner Trustee may be merged or with which it may be consolidated or and each person resulting from such merger or consolidation will be the successor of the Owner Trustee under the Trust Agreement.

     With respect to the Issuer, neither the Indenture Trustee nor the Owner Trustee in their capacities as trustees nor any of their respective owners, beneficiaries, agents, officers, directors, employees, affiliates, successors or assigns will, in the absence of an express agreement to the contrary, be personally liable for the payment of the principal of or interest on the Certificates or for the agreements of the Issuer contained in the Trust Agreement.


                             (THE SWAP AGREEMENT

     The following summary describes certain terms of the Swap Agreement. The summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the Swap Agreement.

PAYMENTS UNDER THE SWAP AGREEMENT

     On the Closing Date the Issuer will enter into a 1992 International Swaps and Derivatives Association, Inc. ("ISDA") Master Agreement (Multi Currency-Cross Border) (such agreement, the "1992 Master Agreement") with the Swap Counterparty, as modified to reflect the transactions described below and certain terms of the Notes and the Certificates (the 1992 Master Agreement, as so modified, the "Swap Agreement"). The Swap Agreement will incorporate certain relevant standard definitions published by ISDA.

     Under the Swap Agreement, the Issuer will pay to the Swap Counterparty amounts equal to the payments of interest scheduled to be received on the Underlying Securities and Eligible Investments in accordance with the terms thereof (net of certain expenses) and the Swap Counterparty will pay to the Issuer amounts equal to the interest payable on the Notes and the Certificates.

     (If principal prepayments are not based on principal distributions on Underlying Securities, state how Swap Agreement or other Enhancement will provide funds for such principal distributions.)

     Unless the Swap Agreement is terminated early as described under "-- Early Termination of Swap Agreement," the Swap Agreement will terminate on the earlier of (i) the Scheduled Final Payment Date and (ii) the date on which the principal of all of the Notes and the Certificates is prepaid as described under "Mandatory Prepayment of the Notes and the Certificates -- Monthly Prepayment."

PRINCIPAL PAYMENTS ON THE UNDERLYING SECURITIES

     (In the event that principal of the Underlying Securities is received by the Issuer prior to the Scheduled Final Payment Date, whether during any applicable rapid amortization period or otherwise, such payments in respect of principal of the Underlying Securities will be deposited by the Indenture Trustee (such amounts, the "Reinvested Collateral") in the Collection Account and invested in Eligible Investments (as directed by the Swap Counterparty). In such event, (i) all interest amounts received by the Issuer in respect of
(a) the Underlying Securities and (b) the Reinvested Collateral (including interest on Eligible Investments) will be paid by the Issuer to the Swap Counterparty under the Swap Agreement and (ii) the Swap Counterparty's payment obligations under the Swap Agreement (which correspond to the Issuer's interest payment obligations in respect of the Notes and Certificates) will continue without amendment (subject to adjustment in the event of the imposition of withholding tax (as referred to below)).

MODIFICATION AND AMENDMENT OF SWAP AGREEMENT; ASSIGNMENT OF SWAP AGREEMENT

     The Trust Agreement and the Indenture will contain provisions permitting the Owner Trustee to enter into any amendment of the Swap Agreement requested by the Swap Counterparty to cure any ambiguity in, or to correct or supplement any provision of, such Swap Agreement, subject to certain limitations described in the Trust Agreement.

     (At the direction of the Administrator, exercised in its sole discretion, the Trustee may cause the Swap Counterparty to assign its interest in the Swap Agreement to an entity designated by the Administrator. Upon such assignment, the assignee would become the Swap Counterparty and the assignor would have no further liability under the Swap Agreement.)

CONDITIONS PRECEDENT

     The respective obligations of the Swap Counterparty and the Issuer to pay certain amounts due under the Swap Agreement will be subject to the following conditions precedent: (i) no Swap Default (as defined below under "-- Defaults Under Swap Agreement") or event that with the giving of notice or lapse of time or both would become a Swap Default shall have occurred and be continuing and (ii) no Early Termination Date (as defined below under "-- Early Termination of Swap Agreement") has occurred or been effectively designated.

DEFAULTS UNDER SWAP AGREEMENT

     "Events of Default" under the Swap Agreement (each, a "Swap Default") are limited to: (i) the failure of the Issuer (or the Swap Counterparty), to pay any amount when due under the Swap Agreement after giving effect to the applicable grace period, if any; (ii) the occurrence of certain events of insolvency or bankruptcy of the Issuer or the Swap Counterparty, and (iii) certain other standard events of default under the 1992 Master Agreement including "Breach of Agreement" (not applicable to the Issuer), "Credit Support Default" (not applicable to the Issuer), "Misrepresentation" (not applicable to the Issuer) and "Merger without Assumption", as described in Sections 5(a)(ii), 5(a)(iii), 5(a)(iv) and 5(a)(viii) of the 1992 Master Agreement.

TERMINATION EVENTS

     "Termination Events" under  the Swap Agreement consist of the following:
(i) the acceleration of the principal  of the Notes under the Indenture;  and
(ii) certain standard termination events under the 1992 Master Agreement including "Illegality" and "Tax Event Upon Merger", as described in Sections 5(b)(i) and 5(b)(iii) of the 1992 Master Agreement.

EARLY TERMINATION OF SWAP AGREEMENT

     Upon the occurrence of any Swap Default under the Swap Agreement, the non-defaulting party will have the right to designate an Early Termination Date (as defined in the Swap Agreement) upon the occurrence and continuance of such Swap Default. With respect to Termination Events, an Early Termination Date may be designated by one of the parties (as specified in each case in the Swap Agreement) and will occur only upon notice and, in certain cases, after any Affected Party has used reasonable efforts to transfer its rights and obligations under such Swap Agreement to a related entity within a limited period after notice has been given of the Termination Event, all as set forth in the Swap Agreement. Upon the occurrence of (i) any Swap Default arising from any action taken, or failure to act, by the Swap Counterparty, or (ii) a Termination Event with respect to which the Swap Counterparty is the sole Affected Party, the Indenture Trustee may by notice to the Swap Counterparty designate an Early Termination Date with respect to the Swap Agreement. If a Termination Event occurs as a result of the acceleration of the principal of the Notes under the Indenture, the Swap Agreement will be terminated. The occurrence of an Early Termination Date under the Swap Agreement will constitute a "Swap Early Termination."

     Upon any Swap Early Termination of the Swap Agreement, the Issuer or the Swap Counterparty may be liable to make a termination payment to the other (regardless, if applicable, of which of such parties may have caused such termination). Such termination payment will be calculated on the basis that the Issuer is the Affected Party (as defined in the Swap Agreement), subject to certain exceptions. The amount of any such termination payment will be based on the market value of the Swap Agreement computed on the basis of market quotations of the cost of entering into swap transactions with the same terms and conditions that would have the effect of preserving the respective full payment obligations of the parties, in accordance with the procedures set forth in the Swap Agreement; (state whether there are circumstances where no termination payment will be payable). Any such termination payment could, if interest rates have changed significantly, be substantial.

     (In addition, in certain events of insolvency or bankruptcy pertaining to the Swap Counterparty, which would result in the early termination of the Swap Agreement, the Swap Counterparty shall not be entitled to a termination payment.)

     If a Swap Early Termination occurs, the principal of the Notes will be declared or become immediately due and payable and the Indenture Trustee will be obligated to liquidate the Underlying Securities and Eligible Investments. In any such event, the ability of the Issuer to pay principal and interest on the Notes and Certificates will depend on (a) the price at which the Underlying Securities and Eligible Investments, if any, are liquidated, (b) the amount of the termination payment, if any, which may be due to the Swap Counterparty from the Issuer under the Swap Agreement and (c) the amount of the termination payment, if any, which may be due to the Issuer from the Swap Counterparty under the Swap Agreement. In the event that the net proceeds of the liquidation of the Assets are not sufficient to make all payments due in respect of the Notes and Certificates and for the Issuer to meet its obligations, if any, in respect of the termination of the Swap Agreement, then such amounts will be applied in accordance with the Priority of Payments and the claims of the Swap Counterparty in respect of such net proceeds will rank higher in priority than the claims of the Noteholders and the Certificateholders. See "PRIORITY OF PAYMENTS" herein.

TAXATION

     Neither the Issuer nor the Swap Counterparty is obligated under the Swap Agreement to gross up if withholding taxes are imposed on payments made under the Swap Agreement.

     In the event that any withholding tax is imposed on payments due to the Issuer on the Underlying Securities or payments by the Issuer under the Swap Agreement, the Swap Counterparty will be entitled to deduct amounts in the same proportion (as calculated in accordance with the Swap Agreement) from subsequent payments due from it. In the event that the Swap Counterparty is required to withhold amounts from payments by the Swap Counterparty under the Swap Agreement, the payment obligations of the Swap Counterparty will be reduced by such amounts and the payment obligations of the Issuer under the Swap Agreement will remain the same. In either event, the Issuer will be unable to meet its obligations in respect of the Notes and Certificates.

ASSIGNMENT

     Except as provided below, neither the Issuer nor the Swap Counterparty is permitted to assign, novate or transfer as a whole or in part any of its rights, obligations or interests under the Swap Agreement. (Describe swap assignment provisions.)

THE SWAP COUNTERPARTY

     (Describe Swap Counterparty)

     The description of the Swap Counterparty set out above has been provided by the Swap Counterparty; the Swap Counterparty has not, however, been involved in the preparation of and does not accept responsibility for, this Prospectus Supplement or the Prospectus as a whole. There can be no assurance that the Swap Counterparty will be able to perform its obligations under the Swap Agreement. Failure by the Swap Counterparty to make required payments may result in a delay or reduction in payments on the Securities.)


                            THE CALCULATION AGENT

     ___________________ will serve as Calculation Agent for the Issuer under the Indenture and the Trust Agreement (and in connection with the Swap Agreement).


                         THE ADMINISTRATION AGREEMENT

     The Indenture Trustee, in its capacity as Administrator, will enter into the Administration Agreement with the Trust and the Owner Trustee pursuant to which the Administrator will agree, to the extent provided in such Administration Agreement, to (enforce the Swap Agreement at the direction of the Owner Trustee,) provide notices and perform other administrative obligations required by the Indenture and the Trust Agreement.


                            THE INDENTURE TRUSTEE

     ___________________  is the Indenture  Trustee under the  Indenture. The
mailing  address   of  the   Indenture  Trustee   is  ______________________,
Attention: ________________________ _____________________.


                              THE OWNER TRUSTEE

     _________________________ is the Owner Trustee under the Trust Agreement. The mailing address of the Owner Trustee is
_______________________,          Attention:          _______________________
_____________________.


                                THE DEPOSITOR

     The principal executive offices of ML Asset Backed Corporation (the "Depositor") are located at 250 Vesey Street, World Financial Center, New York, New York 10281-1310 (Telephone: (212) 449-0336). Neither the Depositor, nor any affiliate thereof, has guaranteed or is otherwise obligated with respect to the Securities.


             WEIGHTED AVERAGE LIFE OF THE NOTES AND CERTIFICATES
                         AND MATURITY CONSIDERATIONS

     Weighted average life refers to the average length of time, weighted by principal, that will elapse from the date of delivery of a security to the date each dollar of principal is repaid to the investor.

     (Discuss prepayment factors applicable to relevant index or formula). The effect of the foregoing factors on the Notes and Certificates may vary at different times during the lives of the Notes and Certificates. Accordingly, no assurance can be given as to the weighted average lives of the Notes or Certificates.

     The Scheduled Final Payment Date for the Notes and Certificates is the date not later than which the principal amount of the Notes and Certificates is required to be fully paid. (As described above, the actual final payment of the Notes and Certificates may occur earlier, and could occur significantly earlier, than the Scheduled Final Payment Date. However, there can be no assurance that the final payment of principal of the Notes and Certificates will occur prior to the Scheduled Final Payment Date.)


                          THE UNDERLYING SECURITIES

     The Depositor will acquire the Underlying Securities for deposit into the Trust from ___________________________. At the time of issuance of the Securities, the Depositor will cause the beneficial interest in the Underlying Securities, which will be held in book-entry form through the facilities of DTC, to be delivered to the Indenture Trustee's participant account at DTC.

     Information in this Prospectus Supplement with respect to the Underlying Securities, the Underlying Trust, the Underlying Transferor and the Underlying Servicer is derived solely from publicly available documents, the contents of which none of the Depositor, the Underwriter or any of their affiliates have verified or will verify. A potential purchaser of a Security should obtain and review the same information concerning the Underlying Securities and the Underlying Trust as one would obtain and review if investing directly in the Underlying Securities.

     The table below sets forth certain of the characteristics of the Underlying Securities. The table does not purport to be complete and is subject to, and qualified in its entirety by reference to, the prospectuses pursuant to which the Underlying Securities were offered and sold.

                                       --------------------------------------------------------------------------------------
                                       --------------------  --------------------  --------------------  --------------------
(Issuer:)
(Principal Amount Purchased by
   Depositor)  . . . . . . . . . . .
(Percentage of Total
  Underlying Securities Purchased
  by the Depositor)  . . . . . . . .
(Underlying Transferor and
  Underlying Servicer) . . . . . . .
(Underlying Trustee)
  (Designation). . . . . . . . . . .
(Initial Certificate Amount) . . . .
(Series Termination Date). . . . . .
(Certificate Rate) . . . . . . . . .
 . . . . . . . . . . . . . . . . . .

  (Principal Payment Period) . . . .
(Subordinated Amount). . . . . . . .
(Optional Repurchase Percentage) . .
(Ratings). . . . . . . . . . . . . .

__________________________________

     Publicly Available Information. Certain information relating to the Underlying Securities filed by or on behalf of _____________________ with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W. Washington, D.C.
20549, and at the following regional offices of the Commission: New York Regional Office, Suite 1300, 7 World Trade Center, New York, New York 10048; and Chicago Regional Office, Suite 1400, 500 West Madison Street, Chicago, Illinois 60661. Copies of such material can be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington D.C. 20549, at prescribed rates. In addition, the Commission maintains a Website that contains certain information regarding the Underlying Securities. The address of the Commission's Website is http://www.sec.gov.

     Although the Depositor has no reason to believe the information concerning the Underlying Securities, the Underlying Trust or the Underlying Servicer contained in the prospectus related to the Underlying Securities is not reliable, neither the Depositor nor the Underwriter has participated in the preparation of such documents or made any due diligence inquiry with respect to the information therein. There can be no assurance that events affecting the Underlying Securities or the Underlying Trust have not occurred or have not yet been publicly disclosed which would affect the accuracy or completeness of the publicly available documents described above.

     THE TRUST WILL HAVE NO ASSETS OTHER THAN UNDERLYING SECURITIES (AND THE SWAP AGREEMENT) FROM WHICH TO MAKE DISTRIBUTIONS OF AMOUNTS DUE IN RESPECT OF THE SECURITIES. CONSEQUENTLY, THE ABILITY OF SECURITYHOLDERS TO RECEIVE DISTRIBUTIONS IN RESPECT OF THE SECURITIES WILL DEPEND ENTIRELY ON THE TRUST'S RECEIPT OF PAYMENTS IN THE UNDERLYING SECURITIES. PROSPECTIVE PURCHASERS OF THE SECURITIES SHOULD CONSIDER CAREFULLY THE CONDITION OF THE UNDERLYING TRUST AND ITS ABILITY TO MAKE PAYMENTS IN RESPECT OF THE UNDERLYING SECURITIES. THIS PROSPECTUS SUPPLEMENT RELATES ONLY TO THE SECURITIES OFFERED HEREBY AND DOES NOT RELATE TO THE UNDERLYING SECURITIES OR THE UNDERLYING TRUST. ALL INFORMATION CONTAINED IN THIS PROSPECTUS SUPPLEMENT REGARDING THE UNDERLYING SECURITIES AND THE UNDERLYING TRUST IS DERIVED FROM PUBLICLY AVAILABLE DOCUMENTS. NEITHER THE DEPOSITOR, THE UNDERWRITER, THE OWNER TRUSTEE, THE INDENTURE TRUSTEE NOR ANY OF THEIR AFFILIATES PARTICIPATED IN THE PREPARATION OF SUCH DOCUMENTS OR TAKES ANY RESPONSIBILITY FOR THE ACCURACY OR COMPLETENESS OF THE INFORMATION THEREIN.

UNDERLYING SECURITIES EARLY AMORTIZATION EVENT

     An "Underlying Securities Early Amortization Event" will occur if, at any time, an (Early Amortization Period) (as defined in the applicable
Underlying Agreements) commences with respect to any of the Underlying Securities. An (Early Amortization Period) will commence if one or more of the following (pay-out events) occurs with respect to the Underlying Securities ((and, in certain cases, with the election of the trustee under the Underlying Securities, or of holders of Underlying Securities representing 50% or more of the investor interest in the affected series)):

(Describe Events)


                               USE OF PROCEEDS

     The net proceeds from the sale of the Securities will be applied by the Depositor on the Closing Date towards the purchase price of the Underlying Securities, the payment of expenses related to such sale and other corporate purposes.


                   CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     In the opinion of Brown & Wood LLP, counsel for the Trust, for U.S. federal income tax purposes, the Notes will be characterized as debt, and the Trust will not be characterized as an association (or a publicly traded partnership) taxable as a corporation. Each Noteholder, by the acceptance of a Note, will agree to treat the Notes as indebtedness and each Certificateholder, by the acceptance of a Certificate, will agree to treat the Trust as a partnership in which the Certificateholders are partners for federal tax purposes. Alternative characterizations of the Trust and the Certificates are possible, but would not generally result in materially adverse tax consequences to the Certificateholders. The taxable income allocated to a Certificateholder that is a tax-exempt entity will constitute "unrelated business taxable income" generally to such a holder under the code. The Notes may be issued with original issue discount ("OID"). The prepayment assumption to be used for calculating the accrual of OID and
market discount  and amortization of  bond premium will  be (        ).   For
additional information regarding U.S. federal income tax consequences, see "CERTAIN FEDERAL INCOME TAX CONSEQUENCES" in the Prospectus.


                             ERISA CONSIDERATIONS

GENERAL

     The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), imposes certain restrictions on employee benefit plans subject to ERISA ("Plans") and on persons who are parties in interest or disqualified persons ("parties in interest") with respect to such Plans. Certain employee benefit plans, such as governmental plans and church plans (if no election has been made under section 410(d) of the Code), are not subject to the restrictions of ERISA, and assets of such plans may be invested in the Securities without regard to the ERISA considerations described below, subject to other applicable federal and state law. However, any such governmental or church plan which is qualified under section 401(a) of the Code and exempt from taxation under section 501(a) of the Code is subject to the prohibited transaction rules set forth in section 503 of the Code. Any Plan fiduciary which proposes to cause a Plan to acquire any of the Securities should consult with its counsel with respect to the potential consequences under ERISA, and the Code, of the Plan's acquisition and ownership of the Securities.

     Investments  by Plans  are  also subject  to  ERISA's general  fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan.

     As discussed under "CERTAIN FEDERAL INCOME TAX CONSEQUENCES" in the Prospectus, a Plan would likely realize unrelated business taxable income if it purchases Certificates since the underlying assets of the Trust are debt financed assets. Thus, the Certificates are not being offered to Plans. In view of this restriction, the discussion below is limited to the ERISA considerations resulting from the purchase and ownership of Notes.

PROHIBITED TRANSACTIONS

GENERAL

     Section 406 of ERISA prohibits parties in interest with respect to a Plan from engaging in certain transactions (including loans) involving a Plan and its assets unless a statutory or administrative exemption applies to the transaction. Section 4975 of the Code imposes certain excise taxes (or, in some cases, a civil penalty may be assessed pursuant to section 502(i) of ERISA) on parties in interest which engage in non-exempt prohibited transactions.

PLAN ASSETS REGULATION

     The United States Department of Labor ("DOL") has issued final regulations concerning the definition of what constitutes the assets of a Plan for purposes of ERISA and the prohibited transaction provisions of the Code (the "Plan Assets Regulation"). The Plan Assets Regulation describes the circumstances under which the assets of an entity in which a Plan invests will be considered to be "plan assets" such that any person who exercises control over such assets would be subject to ERISA's fiduciary standards. Under the Plan Assets Regulation, generally when a Plan invests in another entity, the Plan's assets do not include, solely by reason of such investment, any of the underlying assets of the entity. However, the Plan Assets Regulation provides that, if a Plan acquires an "equity interest" in an entity that is neither a "publicly-offered security" (as defined therein) nor a security issued by an investment company registered under the Investment Company Act of 1940, the assets of the entity will be treated as assets of the Plan investor unless certain exceptions apply. If the Notes were deemed to be equity interests and no statutory, regulatory or administrative exemption applies, the Trust could be considered to hold plan assets by reason of a Plan's investment in the Notes. Such plan assets would include an undivided interest in any assets held by the Trust. In such an event, the Indenture Trustee and other persons, in providing services with respect to the Trust's assets, may be parties in interest with respect to such Plans, subject to the fiduciary responsibility provisions of Title I of ERISA, including the prohibited transaction provisions of Section 406 of ERISA, and Section 4975 of the Code with respect to transactions involving the Trust's assets.

     Under the Plan Assets Regulation, the term "equity interest" is defined as any interest in an entity other than an instrument that is treated as indebtedness under "applicable local law" and which has no "substantial equity features." Although the Plan Assets Regulation is silent with respect to the question of which law constitutes "applicable local law" for this purpose, DOL has stated that these determinations should be made under the state law governing interpretation of the instrument in question. In the preamble to the Plan Assets Regulation, DOL declined to provide a precise definition of what features are equity features or the circumstances under which such features would be considered "substantial," noting that the question of whether a plan's interest has substantial equity features is an inherently factual one, but that in making a determination it would be appropriate to take into account whether the equity features are such that a Plan's investment would be a practical vehicle for the indirect provision of investment management services.

     The Issuer believes that the Notes will be classified as indebtedness without substantial equity features for ERISA purposes. This belief is based upon the terms of the Notes, the opinion of Federal Tax Counsel that the Notes will be classified as debt instruments for federal income tax purposes and the ratings which are expected to be assigned to the Notes. However, if the Notes are deemed to be equity interests in the Trust and no statutory, regulatory or administrative exemption applies, the Trust could be considered to hold plan assets by reason of a Plan's investment in the Notes.

REVIEW BY PLAN FIDUCIARIES

     Any Plan fiduciary considering whether to purchase any Notes on behalf of a Plan should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Code to such investment. Among other things, before purchasing any Notes, a fiduciary of a Plan should make its own determination as to whether the Trust, as obligor on the Notes, is, or may become, a party in interest with respect to the Plan, the availability of the exemptive relief provided in the Plan Assets Regulations and the availability of any other prohibited transaction exemptions. In addition, prior to purchasing any Notes, a fiduciary of a Plan should make its own determination as to whether the Swap Counterparty, by virtue of being characterized as the issuer of the Notes for federal income tax purposes, is, or may become, a party in interest with respect to the Plan. Such other exemptions may include DOL Prohibited Transaction Exemption 84-14 (Class Exemption for Plan Asset Transactions Determined by Independent Qualified Professional Asset Managers), 80-51 and 91-38 (Class Exemption for Certain Transactions Involving Underlying Transferor Collective Investment Funds) and 90-1 (Class Exemption for Certain Transactions Involving Insurance Company Pooled Separate Accounts). There is no assurance that these or other exemptions, even if all of the conditions specified therein are satisfied, will apply to all of the transactions involving the Trust's assets.

     Any purchaser that is an insurance company should consider the effects of the 1993 United States Supreme Court decision in John Hancock Mutual Life Insurance Co. v. Harris Trust and Savings Underlying Transferor, 114 S. Ct. 517 (1993), on its purchase of Notes or Certificates for its general account. In John Hancock, the Supreme Court ruled that assets held in an insurance company's general account may be deemed to be "plan assets" for ERISA purposes under certain circumstances. In response to that decision, the DOL has issued Prohibited Transaction Exemption 95-60 (Class Exemption for Certain Transactions Involving Insurance Company Pooled General Accounts) which, subject to certain conditions, provides relief from the prohibited transaction rules that under John Hancock might otherwise be applicable to assets held in an insurance company's general account. Any such prospective purchaser should consult with its counsel as to the applicability of this decision and exemption to its purchase of the Notes.


                       LEGAL INVESTMENT CONSIDERATIONS

     The appropriate characterization of the Securities under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase Securities, may be subject to significant interpretive uncertainties. All investors whose investment authority is subject to legal restrictions should consult their own legal advisors to determine whether, and to what extent, the Securities will constitute legal investments for them.

     The Depositor makes no representation as to the proper characterization of the Securities for legal investment or financial institution regulatory purposes, or as to the ability of particular investors to purchase Securities under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the Securities) may adversely affect the liquidity of the Securities.


                                 UNDERWRITING

     Subject to the terms and conditions set forth in the Underwriting Agreement, the Depositor has agreed to sell to Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Underwriter"), and the Underwriter has agreed to purchase from the Depositor, the Securities. The Underwriter is obligated to purchase all the Securities offered hereby if any are purchased.

     Distribution of the Securities will be made by the Underwriter from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. Proceeds to the Depositor are expected to be $ _____________________ from the sale of the Securities, before deducting expenses payable by the Depositor of $_________________. In connection with the purchase and sale of the Securities, the Underwriter may be deemed to have received compensation from the Depositor in the form of underwriting discounts, concessions or commissions.

     Until the distribution of the Securities is completed, rules of the Commission may limit the ability of the Underwriter to bid for and purchase the Securities. As an exception to these rules, the Underwriter is permitted to engage in certain transactions that stabilize the price of the Securities. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the Securities.

     If the Underwriter creates a short position in the Securities in connection with the offering, i.e., if it sells more Securities than are set forth on the cover page of this Prospectus Supplement, the Underwriter may reduce that short position by purchasing Securities in the open market.

     In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases.

     Neither the Depositor nor the Underwriter makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the prices of the Securities. In addition, neither the Depositor nor any Underwriter makes any representation that the Underwriter will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

     The Underwriting Agreement provides that the Depositor will indemnify the Underwriter against certain liabilities, including liabilities under the Securities Act or contribute payments the Underwriter may be required to make in respect thereof.


                                LEGAL MATTERS

     Certain legal matters with respect to the Notes and the Certificates will be passed upon for the Depositor by Brown & Wood LLP, New York, New York and for the Underwriter by Brown & Wood LLP.


                                    RATING

     It is a condition to issuance of the Securities that the Notes be rated "___" by (__________________ and "___" by _______________ and that the
Certificates   be   rated   "___"   by   (________________   and   "___"   by
(_____________).

     A securities rating addresses the likelihood of the receipt by Securityholders of distributions on the Underlying Securities. The rating takes into consideration the characteristics of the Underlying Securities and the structural, legal and tax aspects associated with the Securities (including, without limitation, the rating of the Swap Counterparty). The ratings on the Securities do not, however, constitute statements regarding the possibility that Securityholders might realize a lower than anticipated yield.

     A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each securities rating should be evaluated independently of similar ratings on different securities.

                            INDEX OF DEFINED TERMS

1992 Master Agreement . . . . . . . . . . . . . . . . . . . . . . . . .  S-21
Administration Agreement  . . . . . . . . . . . . . . . . . . . . . . .  S-15
Administrator . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-15
Assets  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-13
Business Day  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-13
CABS Early Amortization Event . . . . . . . . . . . . . . . . . . . . .  S-27
Calculation Agent . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-7
Cede  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-2
Certificate Accrual Rate  . . . . . . . . . . . . . . . . . . . . . . .  S-14
Certificate Interest Accrual Period . . . . . . . . . . . . . . . . S-5, S-14
Certificates  . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-1, S-3
Closing Date  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-3
Code  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-8
Commission  . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-2, S-27
Depositor . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-1, S-25
DOL . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-29
DTC . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-2, S-5
Eligible Investments  . . . . . . . . . . . . . . . . . . . . . . . . .  S-17
ERISA . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-8, S-28
Event of Default  . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-18
Exchange Act  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-2
Federal Tax Counsel . . . . . . . . . . . . . . . . . . . . . . . . . . . S-8
Global Certificates . . . . . . . . . . . . . . . . . . . . . . . . . . . S-6
Global Notes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-5
Indenture . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-1
Indenture Trustee . . . . . . . . . . . . . . . . . . . . . . . . .  S-1, S-3
Initial Certificate Prepayment Date . . . . . . . . . . . . . . . . . . . S-6
IRS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-8
ISDA  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-21
Issuer  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-1, S-3
Note Accrual Rate . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-13
Note Interest Accrual Period  . . . . . . . . . . . . . . . . . . . S-4, S-13
Notes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-1, S-3
OID . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-28
parties in interest . . . . . . . . . . . . . . . . . . . . . . . . . .  S-28
Payment Date  . . . . . . . . . . . . . . . . . . . . . . . .  S-1, S-4, S-13
Plan Assets Regulation  . . . . . . . . . . . . . . . . . . . . . . . .  S-29
Plans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-28
Priority of Payments  . . . . . . . . . . . . . . . . . . . . . . . . .  S-16
Prospectus  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-2
Rating Agency . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-12
Record Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-5
Reinvested Collateral . . . . . . . . . . . . . . . . . . . . . . . . .  S-22
Scheduled Final Payment Date  . . . . . . . . . . . . . . . . . . . . . . S-4
Securities  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-1, S-3
Swap Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-21
Swap Counterparty . . . . . . . . . . . . . . . . . . . . . . . . .  S-1, S-3
Swap Default  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-23
Swap Early Termination. . . . . . . . . . . . . . . . . . . . . . . . .  S-23
Termination Events  . . . . . . . . . . . . . . . . . . . . . . . . . .  S-23
Trust . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-1, S-3
Trust Agreement . . . . . . . . . . . . . . . . . . . . . . . . . .  S-1, S-5
Trust Estate  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-17
Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-5
Underlying Securities . . . . . . . . . . . . . . . . . . . . . . .  S-1, S-3
Underlying Securities Early Amortization Event  . . . . . . . . . . . .  S-27
Underlying Transferor . . . . . . . . . . . . . . . . . . . . . . . . . . S-3
Underlying Trust  . . . . . . . . . . . . . . . . . . . . . . . . .  S-1, S-3
Underwriter . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-1, S-30
Voting Interests  . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-21


                          _________________________

     NO DEALER, SALESPERSON OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS, OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE DEPOSITOR OR BY THE UNDERWRITER. THIS PROSPECTUS
SUPPLEMENT AND THE PROSPECTUS DO NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, THE SECURITIES OFFERED HEREBY TO ANYONE IN ANY JURISDICTION IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE ANY SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT INFORMATION HEREIN OR THEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE OF THIS PROSPECTUS SUPPLEMENT OR PROSPECTUS.

                          _________________________


                              TABLE OF CONTENTS
                                                                         PAGE
                                                                         ----
                            PROSPECTUS SUPPLEMENT

Reports to Securityholders  . . . . . . . . . . . . . . . . . . . . . . . S-2
Summary . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-3
Risk Factors  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-10
The Issuer  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-12
Description of The Notes  . . . . . . . . . . . . . . . . . . . . . . .  S-12
Description of The Certificates . . . . . . . . . . . . . . . . . . . .  S-14
Mandatory Prepayment of The Notes and The Certificates  . . . . . . . .  S-16
Priority of Payments  . . . . . . . . . . . . . . . . . . . . . . . . .  S-16
The Indenture . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-17
The Trust Agreement . . . . . . . . . . . . . . . . . . . . . . . . . .  S-20
(The Swap Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . S-21)
The Calculation Agent . . . . . . . . . . . . . . . . . . . . . . . . .  S-25
The Administration Agreement  . . . . . . . . . . . . . . . . . . . . .  S-25
The Indenture Trustee . . . . . . . . . . . . . . . . . . . . . . . . .  S-25
The Owner Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-25
The Depositor . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-25
Weighted Average Life of The Notes and Certificates
   and Maturity Considerations  . . . . . . . . . . . . . . . . . . . .  S-25
The Underlying Securities . . . . . . . . . . . . . . . . . . . . . . .  S-26
Use of Proceeds . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-28
Certain Federal Income Tax Consequences . . . . . . . . . . . . . . . .  S-28
ERISA Considerations  . . . . . . . . . . . . . . . . . . . . . . . . .  S-28
Legal Investment Considerations . . . . . . . . . . . . . . . . . . . .  S-30
Underwriting  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-30
Legal Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-31
Rating  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-31
Index of Defined Terms  . . . . . . . . . . . . . . . . . . . . . . . .  S-33



                                  PROSPECTUS

                                                                         PAGE
                                                                         ----

Prospectus Supplement . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
Available Information . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
Incorporation of Certain Documents by Reference . . . . . . . . . . . . . . 2
Reports to Holders  . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
Summary of Terms  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
Risk Factors  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
Description of The Notes  . . . . . . . . . . . . . . . . . . . . . . . . . 9
Description of The Certificates . . . . . . . . . . . . . . . . . . . . .  14
Certain Information Regarding The Securities  . . . . . . . . . . . . . .  15
Trust Assets  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
The Trust Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
The Depositor . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
Use of Proceeds . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
Certain Federal Income Tax Considerations . . . . . . . . . . . . . . . .  28
State Tax Considerations  . . . . . . . . . . . . . . . . . . . . . . . .  42
ERISA Considerations  . . . . . . . . . . . . . . . . . . . . . . . . . .  42
Plan of Distribution  . . . . . . . . . . . . . . . . . . . . . . . . . .  42
Legal Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
Index of Principal Terms  . . . . . . . . . . . . . . . . . . . . . . . .  44
Global Clearance, Settlement and Tax Documentation Procedures . . . . . . I-1




Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This Prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there by any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.


             Subject to Completion dated March 2, 1998

PROSPECTUS
----------
                         ML ASSET BACKED CORPORATION
                                  Depositor
                              Asset Backed Notes
                          Asset Backed Certificates
                             (Issuable in Series)
                              __________________

     ML Asset Backed Corporation (the "Depositor") may offer from time to time under this Prospectus and related Prospectus Supplements the Asset Backed Notes (the "Notes") and the Asset Backed Certificates (the "Certificates" and, together with the Notes, the "Securities") described herein, which may be sold from time to time in one or more series (each, a "Series"), in amounts, at prices and on terms to be determined at the time of sale and to be set forth in a supplement to this Prospectus (a "Prospectus Supplement").

     As specified in the related Prospectus Supplement, the Certificates of a series will evidence an interest in a trust (a "Trust") formed pursuant to a Trust Agreement, as described herein. The Notes of a Series will be issued and secured pursuant to an Indenture between the Trust and the Indenture Trustee specified in the related Prospectus Supplement (the "Indenture Trustee") and will represent indebtedness of the related Trust. The property of each Trust will include assets composed of (a) credit card securities
("Underlying Securities"), (b) all monies due thereunder net, if and as provided in the related Prospectus Supplement, of certain expenses, and (c) certain funds, Enhancements (as defined herein) and other assets as described herein and in the related Prospectus Supplement.

     Each Series of Securities will be issued in one or more classes (each, a "Class"), which may include subclasses. Interest on and principal of the Securities of a Series will be payable on each Payment Date specified in the related Prospectus Supplement, at the times, at the rates, in the amounts and in the order of priority set forth in the related Prospectus Supplement. Securities may be sold for U.S. dollars or for one or more foreign or composite currencies and the principal of and any interest on Securities may be payable in U.S. dollars or one or more foreign or composite currencies.

     If a Series includes multiple Classes, such Classes may vary with respect to the amount, percentage and timing of distributions of principal, interest or both and one or more Classes may be subordinated to other Classes with respect to distributions of principal, interest or both as described herein and in the related Prospectus Supplement. A Series may include one or more classes of Notes and/or one or more Classes of Certificates. A Series may include one or more Classes entitled to distributions of principal with disproportionate, nominal or no interest distributions, or to interest distributions with disproportionate, nominal or no distributions in respect of principal. Each Series of Securities may be subject to termination under the circumstances described herein and in the related Prospectus Supplement. The related Prospectus Supplement will specify which Class or Classes of Notes, if any, and which Class or Classes of Certificates, if any, of a Series are being offered thereby.
                              __________________

     FOR A DISCUSSION OF CERTAIN FACTORS WHICH SHOULD BE CONSIDERED BY PROSPECTIVE PURCHASERS OF THE SECURITIES, SEE "RISK FACTORS" ON PAGE 8 HEREIN AND IN THE PROSPECTUS SUPPLEMENT.
                              __________________

NOTES OF A  SERIES REPRESENT OBLIGATIONS OF, AND THE CERTIFICATES OF A SERIES
   EVIDENCE  BENEFICIAL INTERESTS IN, THE  RELATED TRUST ONLY  AND  ARE NOT
     GUARANTEED BY ANY GOVERNMENTAL AGENCY OR BY THE DEPOSITOR, ANY ISSUER
       OF UNDERLYING SECURITIES, THE INDENTURE TRUSTEE, THE OWNER TRUSTEE,
        THE  ADMINISTRATOR OR BY ANY OF  THEIR  RESPECTIVE AFFILIATES OR,
         UNLESS OTHERWISE SPECIFIED IN THE RELATED PROSPECTUS SUPPLEMENT,
             BY ANY  OTHER  PERSON  OR ENTITY.  THE  DEPOSITOR'S  ONLY
               OBLIGATIONS WITH RESPECT TO ANY SERIES OF SECURITIES
                 WILL BE PURSUANT  TO CERTAIN REPRESENTATIONS AND
                   WARRANTIES  SET FORTH IN THE  RELATED  TRUST
                     AGREEMENT, AS DESCRIBED HEREIN OR IN THE
                           RELATED PROSPECTUS SUPPLEMENT.
                                __________________

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
      EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
          SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
           COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
               PROSPECTUS OR ANY PROSPECTUS SUPPLEMENT.  ANY
                    REPRESENTATION TO THE CONTRARY IS A
                             CRIMINAL OFFENSE.

     Retain this Prospectus for future reference. This Prospectus may not be used to consummate sales of Securities unless accompanied by the related Prospectus Supplement.
                              __________________

                             MERRILL LYNCH & CO.
                              __________________

              The date of this Prospectus is __________________

                            PROSPECTUS SUPPLEMENT

     The Prospectus Supplement relating to a Series of Securities to be offered hereunder will, among other things, set forth with respect to such Series of Securities: (i) the aggregate principal amount, if any, interest rate, if any, and authorized denominations of each Class of such Securities;
(ii) certain information concerning the Underlying Securities; (iii) the terms of any Enhancement (as defined herein); (iv) information concerning any other assets in the related Trust, including any Enhancement; (v) the expected date or dates on which the principal amount, if any, of each Class of Securities will be paid to the Securityholders; (vi) the extent to which any Class within a Series is subordinated to any other Class of such Series; and (vii) additional information with respect to the plan of distribution of such Securities. To the extent that the terms of this Prospectus conflict or are otherwise inconsistent with the terms of any related Prospectus Supplement, the terms of such related Prospectus Supplement shall govern.

                            AVAILABLE INFORMATION

     The Depositor, as originator of each Trust, has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement (together with all amendments and exhibits thereto, referred to herein as the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Notes and Certificates offered pursuant to this Prospectus. For further information, reference is made to the Registration Statement which may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and its Regional Offices located as follows:
Chicago Regional Office, Citicorp Center, 500 West Madison Street,Suite 1400, Chicago, Illinois 60661; and New York Regional Office, 7 World Trade Center, Suite 1300, New York, New York 10048. Copies of such material can also be obtained from the Public Reference Section of the Commission, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. In addition, the Commission maintains a Web site at http://www.sec.gov containing reports, proxy statements and other information regarding registrants, including the Depositor, that file electronically with the Commission.

               INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     All documents filed with respect to each Trust pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of the related Prospectus Supplement and prior to the termination of any offering of Securities of such Trust shall be deemed to be incorporated by reference into such Prospectus Supplement and this Prospectus. Any statement contained in a document incorporated or deemed to be incorporated by reference in any Prospectus Supplement or in this Prospectus shall be deemed to be modified or superseded for purposes of such Prospectus Supplement and this Prospectus to the extent that a statement contained in any Prospectus Supplement or in this Prospectus modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of any Prospectus Supplement.

     The Depositor will provide without charge to each person to whom a copy of this Prospectus is delivered, on the written or oral request of any such person, a copy of any or all of the documents incorporated herein by reference, except the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Written requests for such copies should be directed to ML Asset Backed Corporation, 250 Vesey Street, World Financial Center, New York, New York 10281-1310, Attention:
Michael M. McGovern. Telephone requests for such copies should be directed to ML Asset Backed Corporation at (212) 449-0336.

                              REPORTS TO HOLDERS

     Periodic  and  annual reports  concerning  the  Trust  for a  Series  of
Securities are required under the Trust Agreement or Indenture to be forwarded to the holders of record of such Securities. The holder of record of each Class of Securities is expected to be Cede & Co. ("Cede"), as nominee of The Depository Trust Company. See "THE TRUST AGREEMENT--Reports to Holders" herein.

                               SUMMARY OF TERMS

     The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus and by reference to the information with respect to each Series contained in the related Prospectus Supplement to be prepared and delivered in connection with the offering of the Securities of such Series. Certain capitalized terms used in this summary are defined elsewhere in this Prospectus on the pages indicated in the "Index of Principal Terms".

ISSUER  . . . . . . . . . . . With respect to each  Series of Securities, the trust  (the "Trust" or the "Issuer") to be
                                   formed  pursuant  to   a  trust  agreement
                                   (each, as amended and supplemented from time to time, a "Trust Agreement") between the Depositor and the Trustee.

OWNER TRUSTEE . . . . . . . . With respect to each  Series of Securities, the
                                   Owner  Trustee  specified in  the  related
                                   Prospectus Supplement.

INDENTURE TRUSTEE . . . . . . With respect to any applicable Series of Notes, the Indenture Trustee specified in the related Prospectus Supplement.

THE CERTIFICATES  . . . . . . A Series  may include  one or  more classes  of
                                   Certificates and  may or  may not  include
                                   any   Notes.     The  related   Prospectus
                                   Supplement  will  specify which  Class  or
                                   Classes, if any,  of the Certificates  are
                                   being offered thereby.
                              Unless  otherwise  specified   in  the  related
                                   Prospectus  Supplement,   each  Class   of
                                   Certificates    will    have    a   stated
                                   Certificate  Balance   specified  in   the
                                   related    Prospectus    Supplement   (the
                                   "Certificate  Balance")  and  will  accrue
                                   interest on such  Certificate Balance at a
                                   specified rate (with respect to each Class
                                   of Certificates, the "Pass-Through Rate").
                                   Each  Class  of  Certificates may  have  a
                                   different Pass-Through Rate,  which may be
                                   a  fixed,  variable  or  adjustable  Pass-
                                   Through  Rate, or  any combination  of the
                                   foregoing.      The   related   Prospectus
                                   Supplement will  specify the  Pass-Through
                                   Rate for each Class of Certificates or the
                                   method for determining the Pass-Through Rate.
                              With respect to  a Series that includes  two or
                                   more Classes  of Certificates,  each Class
                                   may differ as  to timing  and priority  of
                                   distributions,  seniority, allocations  of
                                   losses, Enhancements, if any, Pass-Through
                                   Rate or amount of distributions in respect
                                   of principal or interest, or distributions
                                   in  respect of  principal  or interest  in
                                   respect of any  such Class or  Classes may
                                   or  may not be made upon the occurrence of
                                   specified  events  or   on  the  basis  of
                                   collections  from  designated  portions of
                                   the Underlying Securities.  In addition, a
                                   Series may include one or more Classes  of
                                   Certificates entitled to (i) distributions
                                   in    respect     of    principal     with
                                   disproportionate, nominal  or no  interest
                                   distributions     or     (ii)     interest
                                   distributions    with    disproportionate,
                                   nominal or no  distributions in respect of
                                   principal.
                              If a  Series of Securities includes  Classes of
                                   Notes,  distributions  in respect  of  the
                                   Certificates   may   be   subordinated  in
                                   priority of payment to payments on the Notes to the extent specified in the related Prospectus Supplement.

THE NOTES . . . . . . . . . . Each Series  of Securities  may include  one or more  Classes  of  Notes,  which  will  be
                                   issued  pursuant to  an Indenture  between
                                   the Trust and the Indenture Trustee (each,
                                   as amended and  supplemented from time  to
                                   time, an  "Indenture").  The terms  of any
                                   Notes will be set forth in the  Prospectus
                                   Supplement relating to such Notes.
                              Unless  otherwise  specified   in  the  related
                                   Prospectus Supplement, each Class of Notes
                                   will have  a stated  principal amount  and
                                   will bear interest at  a specified rate or
                                   rates  (with  respect  to  each  Class  of
                                   Notes, the  "Interest Rate").   Each Class
                                   of  Notes may  have  a different  Interest
                                   Rate, which may  be a  fixed, variable  or
                                   adjustable   Interest    Rate,   or    any
                                   combination of the  foregoing. The related
                                   Prospectus  Supplement  will  specify  the
                                   Interest Rate,  if any, for  each Class of
                                   Notes, and the  method for determining the
                                   Interest Rate.
                              With respect to  a Series that includes  two or
                                   more  Classes  of  Notes, each  Class  may
                                   differ  as to  the timing and  priority of
                                   payments,   seniority,    allocations   of
                                   losses,  Enhancements,  if  any,  Interest
                                   Rate or amount of payments of principal or
                                   interest,  or  payments  of  principal  or
                                   interest in  respect of any  such Class or
                                   Classes  may or may  not be made  upon the
                                   occurrence of  specified events or  on the
                                   basis  of   collections  from   designated
                                   portions of the Underlying Securities. In addition, a Series may include one or more Classes of Notes entitled to (i) principal payments with disproportionate, nominal or no interest payments or (ii) interest payments with disproportionate, nominal or no principal payments.

DEPOSITOR . . . . . . . . . . ML  Asset  Backed  Corporation.    None of  the
                                   Depositor, the administrator  named in the
                                   Prospectus         Supplement         (the
                                   "Administrator"), the  Owner Trustee,  the
                                   Indenture Trustee or  any underwriter, nor
                                   any  affiliate  of   the  foregoing,  will
                                   guarantee, or will otherwise be obligated with respect to, the Securities of any Series. See "THE DEPOSITOR."

PRINCIPAL PAYMENTS  . . . . . All  payments  of  principal  of  a  Series  of
                                   Securities will be made in an aggregate amount determined as set forth in the related Prospectus Supplement and will be paid at the times and will be allocated among the Classes of such Series in the order and amounts as specified in the related Prospectus Supplement.

OPTIONAL TERMINATION  . . . . One or more Classes of Securities of any Series may be repurchased or repaid in whole, but
                                   not in part, at the Depositor's  option or
                                   at the  option of such other  entity named
                                   in the  related Prospectus  Supplement, at
                                   such  time  and  under  the  circumstances
                                   specified in  such Prospectus  Supplement,
                                   at the redemption price set forth therein.
                                   If so specified  in the related Prospectus
                                   Supplement for a Series of Securities, the
                                   Depositor  or such  other  entity that  is
                                   specified   in   the   related  Prospectus
                                   Supplement may,  at its  option, cause  an
                                   early termination of the related Trust  by
                                   repurchasing  or  liquidating all  of  the
                                   Assets remaining  in the Trust on or after
                                   a specified date, or on or after such time
                                   as the aggregate  principal balance of the
                                   Securities of the Series or the Underlying
                                   Securities of such Series, as specified in
                                   the related Prospectus Supplement, is less
                                   than the amount or percentage specified in
                                   the  related Prospectus  Supplement.   See
                                   "CERTAIN    INFORMATION   REGARDING    THE
                                   SECURITIES   --   Optional   Purchase   or
                                   Termination."
                              In  addition,  the  Prospectus  Supplement  may
                                   provide  other  circumstances  under which
                                   Securityholders of a Series could be fully
                                   paid  significantly  earlier   than  would
                                   otherwise be the case if payments or distributions were solely based on the distributions on the related Underlying Securities.

TRUST ASSETS

  A.  Underlying Securities . The assets  (the  "Assets")  of  a  Trust  will
                                   include     credit     card     securities
                                   ("Underlying Securities") that evidence an
                                   interest  in a trust  or other entity that
                                   contains  a   pool  of   receivables  (the
                                   "Credit Card Receivables")  generated from
                                   time to time in consumer revolving  credit
                                   card   accounts   (the   "Accounts")   and
                                   collections  thereon  allocated   to  such
                                   Underlying Securities.
                              The related Prospectus  Supplement for a Series
                                   will  specify  (in  certain  cases, on  an
                                   approximate basis  and, in  certain cases,
                                   by reference to  the Underlying Securities
                                   Prospectus  (as defined  herein)), to  the
                                   extent  relevant and  to  the extent  such
                                   information is reasonably available to the
                                   Depositor  and  the  Depositor  reasonably
                                   believes such information  to be reliable,
                                   (i)  the  aggregate  approximate principal
                                   amount   and   type  of   any   Underlying
                                   Securities to be included in the Trust for
                                   such  Series; (ii)  the expected  maturity
                                   and the final  maturity of the  Underlying
                                   Securities;  (iii) the  interest rate  for
                                   the Underlying Securities; (iv) the issuer
                                   or  issuers of  the Underlying  Securities
                                   (each,   an    "Underlying   Issuer"    or
                                   "Underlying  Trust"),   the  servicer   or
                                   servicers  of  the  Underlying  Securities
                                   (the   "Underlying   Servicer")   and  the
                                   trustee  or  trustees  of  the  Underlying
                                   Securities  (the  "Underlying   Securities
                                   Trustee"); and (v)  any early amortization
                                   events   applicable   to   the  Underlying
                                   Securities.     See  "THE   TRUST  ASSETS"
                                   herein.

  B.  COLLECTION,
      PRE-FUNDING AND OTHER
      TRUST ACCOUNTS  . . . . Unless  otherwise   provided  in   the  related
                                   Prospectus Supplement, all  payments on or
                                   with  respect to  the Assets for  a Series
                                   will  be remitted  directly to  an account
                                   (the   "Collection    Account")   to    be
                                   established for such Series in the name of
                                   the Owner Trustee,  the Indenture Trustee,
                                   the   Administrator   or    other   person
                                   specified  in  the  Prospectus Supplement.
                                   Unless otherwise  provided in  the related
                                   Prospectus   Supplement,   the   Indenture
                                   Trustee  shall  be  required  to  apply  a
                                   portion  of the  amount in  the Collection
                                   Account to the payment, if and as provided
                                   in the  related Prospectus  Supplement, of
                                   certain    amounts    payable    to    the
                                   Administrator   and   any   other   person
                                   specified   in   the   related  Prospectus
                                   Supplement,  and then  to apply  remaining
                                   amounts in the  Collection Account to  (i)
                                   the payment  of principal of  and interest
                                   on the  Securities of  such Series on  the
                                   next  Payment  Date  and  (ii)  any  other
                                   purpose  specified   in  such   Prospectus
                                   Supplement,  in each  case  to the  extent
                                   specified in  such Prospectus  Supplement.
                                   After applying the funds in the Collection
                                   Account  as  described  above,  any  funds
                                   remaining in the Collection Account may be
                                   paid  over   to  the   Administrator,  the
                                   Depositor,  any  provider  of  Enhancement
                                   with   respect   to    such   Series   (an
                                   "Enhancer") or  any other  person entitled
                                   thereto in  the manner  and  at the  times
                                   established  in  the   related  Prospectus
                                   Supplement.  Various other accounts may be
                                   created under  the terms of  the documents
                                   related to a specific Series.
                              In  addition,   a  Prospectus   Supplement  may
                                   provide that  the assets  of a  Trust will
                                   include a  Pre-Funding Account  (the "Pre-
                                   Funding Account").  To the extent provided
                                   in the related  Prospectus Supplement, the
                                   Depositor will be  obligated (subject only
                                   to the  availability thereof)  to deposit,
                                   and the related Trust will be obligated to
                                   purchase (subject  to the  satisfaction of
                                   certain   conditions   described   in  the
                                   applicable  Trust  Agreement),  additional
                                   Underlying  Securities  (the   "Subsequent
                                   Underlying Securities") from  time to time
                                   (as  frequently   as  daily)   during  the
                                   funding  period specified  in the  related
                                   Prospectus   Supplement    (the   "Funding
                                   Period") having an aggregate principal balance approximately equal to the amount on deposit in the Pre-Funding Account on the related Closing Date (the "Pre-Funded Amount").

  C.  CREDIT, CASH FLOW
      OR OTHER ENHANCEMENT
      OR DERIVATIVE
      ARRANGEMENTS  . . . . . If and to  the extent specified in  the related
                                   Prospectus Supplement,  credit, cash  flow
                                   or   other   enhancement   or   derivative
                                   arrangements  with respect  to a  Trust or
                                   any  Class  or Classes  of  Securities may
                                   include  any one or more of the following:
                                   subordination of one or more other Classes
                                   of  Securities, a  Reserve Account,  over-
                                   collateralization,   letters  of   credit,
                                   credit  or  liquidity  facilities,  surety
                                   bonds,  guaranteed  investment  contracts,
                                   swaps   (including    without   limitation
                                   interest   rate   and   currency   swaps),
                                   exchange    agreements,    interest   rate
                                   protection      agreements,     repurchase
                                   obligations,  put  and/or   call  options,
                                   yield supplement  agreements or  accounts,
                                   other  agreements  with respect  to  third
                                   party  payments  or  other  support,  cash
                                   deposits or such other derivative or other
                                   arrangements as  may be  described in  the
                                   related  Prospectus   Supplement  or   any
                                   combination  of  the  foregoing.    Unless
                                   otherwise   specified   in   the   related
                                   Prospectus Supplement, any  form of credit
                                   enhancement,  cash  flow   enhancement  or
                                   other  arrangements   will  have   certain
                                   limitations and  exclusions from  coverage
                                   thereunder, which will be described in the
                                   related  Prospectus  Supplement.   Any  of
                                   such arrangements or devices are referred to herein as "Enhancements."

TAX STATUS  . . . . . . . . . Unless the Prospectus Supplement specifies that the  related Trust  will  be treated  as a
                                   grantor  trust  and, except  as  otherwise
                                   provided  in  such  Prospectus Supplement,
                                   upon the issuance of the related Series of
                                   Securities, Brown & Wood LLP ("Federal Tax
                                   Counsel") will  deliver an opinion  to the
                                   effect that  for U.S.  federal income  tax
                                   purposes (i) any Notes of such Series will
                                   be  characterized  as debt  and  (ii) such
                                   Trust  will  not  be  characterized as  an
                                   association   (or   a    publicly   traded
                                   partnership) taxable as a corporation.  In
                                   respect   of   any   such   Series,   each
                                   Noteholder, by the acceptance of a Note of
                                   such Series, will agree to treat such Note
                                   as       indebtedness,       and      each
                                   Certificateholder, by the  acceptance of a
                                   Certificate of such  Series, will agree to
                                   treat  such  Trust  as (i)  to  the extent
                                   there is more  than one Certificateholder,
                                   a     partnership     in     which    such
                                   Certificateholder is a partner for federal
                                   income tax purposes or  (ii) to the extent
                                   there is a  single Certificateholder as an
                                   entity disregarded for U.S. federal income
                                   tax     purposes     such     that     the
                                   Certificateholder is treated as owning the
                                   Trust's  assets  directly.     Alternative
                                   characterizations of such a Trust and such
                                   Certificates are  possible, but  would not
                                   result   in    materially   adverse    tax
                                   consequences to Certificateholders.
                              If the Prospectus Supplement specifies that the
                                   related Trust will be treated as a grantor
                                   trust and except  as otherwise provided in
                                   such  Prospectus   Supplement,  upon   the
                                   issuance   of   the  related   Series   of
                                   Certificates,  Federal  Tax  Counsel  will
                                   deliver an opinion to the effect that such
                                   Trust  will be treated  as a grantor trust
                                   for federal  income tax purposes  and will
                                   not be subject to federal income tax.
                              See "CERTAIN  FEDERAL INCOME  TAX CONSEQUENCES"
                                   and   "STATE   TAX   CONSIDERATIONS"   for
                                   additional   information  concerning   the
                                   application of federal and state tax laws.

ERISA CONSIDERATIONS  . . . . Subject to  the considerations  discussed under
                                   "ERISA CONSIDERATIONS"  herein and  in the
                                   related Prospectus Supplement,  and unless
                                   otherwise specified therein,  any Notes of
                                   a  Series will be eligible for purchase by
                                   employee  benefit  plans  subject  to  the
                                   Employee Retirement Income Security Act of
                                   1974,  as  amended  ("ERISA"),  and  plans
                                   described   in   Code   section   4975(e),
                                   including individual retirement accounts.
                              Unless  otherwise  specified   in  the  related
                                   Prospectus  Supplement,  the  Certificates
                                   may  not  be  acquired   by  any  employee
                                   benefit   plan   or  by   any   individual
                                   retirement    account.        See   "ERISA
                                   CONSIDERATIONS" herein and  in the related
                                   Prospectus Supplement.

                                 RISK FACTORS

RISK FACTORS RELATING TO THE SECURITIES

     Limited Liquidity. There can be no assurance that a secondary market for the Securities of any Series will develop or, if it does develop, that such market will provide Securityholders with liquidity of investment or that it will continue for the life of the Securities of such Series. The underwriters presently expect to make a secondary market in the Securities, but have no obligation to do so.

     Limited Nature of Rating. Any rating assigned to a Class of Securities by a Rating Agency will reflect such Rating Agency's assessment solely of the likelihood that the holders of such Class of Securities will receive the payments of interest and/or principal required to be made under the Trust Agreement or Indenture and will be based primarily on the value of the Assets in the Trust and the availability of any Enhancement with respect to such Class of Securities. The rating will not be a recommendation to purchase, hold or sell such Class of Securities, and such rating will not comment as to the marketability of such Securities, any market price or suitability for a particular investor. There is no assurance that any rating will remain for any given period of time or that any rating will not be lowered or withdrawn entirely by a Rating Agency if in such Rating Agency's judgment circumstances so warrant.

     Book-Entry Certificates. Issuance of the Securities in book-entry form may reduce the liquidity of such Securities in the secondary trading market since investors may be unwilling to purchase Securities for which they cannot obtain physical certificates. See "CERTAIN INFORMATION REGARDING THE SECURITIES -- Book-Entry Registration" herein.

     Because transactions in the Securities can be effected only through The Depository Trust Company ("DTC"), Cedel Bank, soci t anonyme ("CEDEL"), the Euroclear System ("Euroclear"), and participating organizations and indirect participants, the ability of a beneficial owner of a Security (a "Security Owner") to pledge a security to persons or entities that do not participate in the DTC, CEDEL or Euroclear system, or otherwise to take actions in respect of such Securities, may be limited due to lack of a physical certificate representing the Certificates. See "CERTAIN INFORMATION REGARDING THE SECURITIES -- Book-Entry Registration" herein.

     Security Owners may experience some delay in their receipt of distributions of interest on and principal of the Securities because such distributions will be forwarded by the Trustee, the Indenture Trustee or the Administrator to DTC and DTC will credit such distributions to the accounts of its Participants (as defined herein), which will thereafter credit them to the accounts of Security Owners either directly or indirectly through indirect participants. See "CERTAIN INFORMATION REGARDING THE SECURITIES -- Book-Entry Registration" herein.

RISK FACTORS RELATING TO UNDERLYING SECURITIES

     Each Prospectus Supplement will specify the Underlying Securities that will be or are expected to be included in the Assets of the related Trust. Each issue of Underlying Securities will have been registered under the Securities Act. Such Prospectus Supplement will refer to the prospectus or prospectus supplement (together, the "Underlying Securities Prospectus") for each issue of such Underlying Securities for a description of the terms of such Underlying Securities, the related Credit Card Receivables and the originator and Underlying Servicer of the Credit Card Receivables. Such Underlying Securities Prospectus will describe, among other things,

          (i) the risk of the interruption or reduction of distributions on the related Underlying Securities in the event of the insolvency or receivership of the originator or transferor of the Credit Card Receivables to the Underlying Trustee,

          (ii) the risk that the failure to comply with state or Federal consumer protection laws to which the Credit Card Receivables are subject could adversely affect the Servicer's ability to collect payments on the Credit Card Receivables, which would adversely affect the funds available to make payments on such Underlying Securities, and therefore adversely affect the ability of the Trust to make payments on the related Securities,

          (iii) legal actions and proposed legislation that could have the effect of reducing the annual percentage rate payable on Credit Card Receivables or other fees payable in respect of Credit Card Receivables,

          (iv) the risk that a decline in the amount of Credit Card Receivables originated in respect of the Underlying Securities may cause such Underlying Securities to begin to amortize prior to their stated maturity date, and thus, depending upon the structure of the related Securities, affect the maturity of such Securities,

          (v) (a) the basis risk that the finance charge rates borne by the related Credit Card Receivables may not be based on the same index upon which the Underlying Securities are based or (b) the basis risk that the Underlying Securities are fixed rate securities and the finance charge rates on the Credit Card Receivables move to rates that are lower than the sum of such fixed rates and the servicing fee rate in respect of such Underlying Securities, with the result in each case that there are insufficient finance charges from the Credit Card Receivables to pay the amount of interest due on such Underlying Securities, and

          (vi) the ability of the Underlying Servicer to change the terms of the Credit Card Receivables and the risk that such change could result in the early amortization of the Underlying Securities, which could adversely affect the Securities.

     No Investigation of Underlying Securities, Underlying Transferor, Underlying Trust and Underlying Servicer. None of the Depositor, the
Underwriter, the Owner Trustee, the Indenture Trustee or any of their affiliates (i) has made or will make any investigation of the business condition, financial or otherwise, of the Underlying Trust, the Underlying Transferor or the Underlying Servicer, or (ii) has verified or will verify any reports or information filed by the Underlying Trust with the Commission. Investors are encouraged to consider publicly available financial and other information regarding the Underlying Trust. The issuance of the Securities should not be considered an endorsement by the Depositor, the Underwriter, the Owner Trustee, the Indenture Trustee or any of their affiliates of the condition of the Underlying Trust or the merits of the Underlying Securities.

                           DESCRIPTION OF THE NOTES

GENERAL

     With respect to each Trust that issues Notes, if any, one or more Classes of Notes of the related Series will be issued pursuant to the terms of an Indenture, a form of which has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part. The following summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Notes and the Indenture.

     Unless otherwise specified in the related Prospectus Supplement, each Class of Notes will initially be represented by one or more Notes, in each case registered in the name of the nominee of DTC (together with any successor depository selected by the Trust, the "Depository") except as set forth below. Unless otherwise specified in the related Prospectus Supplement, the Notes will be available for purchase in denominations of $1,000 and integral multiples thereof in book-entry form only. The Depositor has been informed by DTC that DTC's nominee will be Cede, unless another nominee is specified in the related Prospectus Supplement. Accordingly, such nominee is expected to be the holder of record of the Notes of each Class. Unless and until Definitive Notes are issued under the limited circumstances described herein or in the related Prospectus Supplement, no Noteholder will be entitled to receive a physical certificate representing a Note. All references herein and in the related Prospectus Supplement to actions by Noteholders refer to actions taken by DTC upon instructions from its participating organizations (the "Participants") and all references herein and in the related Prospectus Supplement to payments, notices, reports and statements to Noteholders refer to payments, notices, reports and statements to DTC or its nominee, as the registered holder of record of the Notes, for payments, notices, reports and statements to be made to the Noteholders in accordance with DTC's procedures with respect thereto. See "CERTAIN INFORMATION REGARDING THE SECURITIES -- Book-Entry Registration" and "--
 Definitive Securities."

PRINCIPAL OF AND INTEREST ON THE NOTES

     The timing and priority of payment, seniority, allocations of losses, Interest Rate, if any, and amount of or method of determining payments of principal of and interest on each Class of Notes of a given Series will be described in the related Prospectus Supplement. The right of holders of any Class of Notes to receive payments of principal and interest may be senior or subordinate to the rights of holders of any other Class or Classes of Notes of such Series, as described in the related Prospectus Supplement. Unless otherwise provided in the related Prospectus Supplement, payments of interest on the Notes of such Series will be made prior to payments of principal thereon. To the extent provided in the related Prospectus Supplement, a Series may include one or more Classes of Notes entitled to (i) principal payments with disproportionate, nominal or no interest payments or
(ii) interest payments with disproportionate, nominal or no principal payments. Each Class of Notes may have a different Interest Rate, which may be a fixed, variable or adjustable Interest Rate (and which may be zero for certain Classes of Notes), or any combination of the foregoing. A Class of Notes may accrue interest and such interest may be added to the principal balance thereof, rather than paid to the related Noteholders, until a specified event occurs or until such Class of Notes is retired. The related Prospectus Supplement will specify the Interest Rate, if any, for each Class of Notes of a given Series or the method for determining such Interest Rate. One or more Classes of Notes of a Series may be redeemable in whole or in part under the circumstances specified in the related Prospectus Supplement, including at the end of the funding period (if any) or as a result of the Underlying Servicer's exercising its option to purchase the related Credit Card Receivables.

     To the extent specified in any Prospectus Supplement, one or more Classes of Notes of a Series may have fixed principal payment schedules or formulas or other methodologies for determining the amount of principal and, as set forth in such Prospectus Supplement, holders of such Notes would be entitled to receive as payments of principal on any Payment Date the applicable amounts set forth on such schedule or determined by such formula or methodogoly with respect to such Notes, in the manner and to the extent set forth in the related Prospectus Supplement.

     Unless otherwise specified in the related Prospectus Supplement, payments to Noteholders of all Classes within a Series in respect of interest will have the same priority. Under certain circumstances, the amount available for such payments could be less than the amount of interest payable on the Notes on any of the dates specified for payments in the related Prospectus Supplement (each, a "Payment Date"), in which case each Class of Noteholders will receive its ratable share (based upon the aggregate amount of interest due to such Class of Noteholders) of the aggregate amount available to be distributed in respect of interest on the Notes of such Series.

     In the case of a Series of Notes which includes two or more Classes of Notes, the sequential order and priority of payment in respect of principal and interest, and any schedule or formula or other provisions applicable to the  determination  thereof, of  each such  Class  will be  set forth  in the related Prospectus Supplement. Payments in respect of principal of and interest on any Class of Notes will be made on a pro rata basis among all the Noteholders of such Class. A Series with Notes may provide for a period during which collections of principal in respect of the Underlying Securities are not applied to payments of principal of such Notes, or may provide for a liquidity facility or other arrangement that permits one or more classes of Notes to be paid in planned amounts or formula amounts on scheduled Payment Dates.

THE INDENTURE

     Modification of Indenture. With respect to each Trust that has issued Notes pursuant to an Indenture, the Trust and the Indenture Trustee may, with the consent of the holders of a majority of the outstanding Notes of the related Series, execute a supplemental indenture to add provisions to, change in any manner or eliminate any provisions of, the related Indenture, or modify (except as provided below) in any manner the rights of the related Noteholders.

     Unless otherwise specified in the related Prospectus Supplement with respect to a Series of Notes and the related Indenture, in the absence of the consent of the holder of each such outstanding Note affected thereby, no supplemental indenture will: (i) change the due date of any installment of principal of or interest on any Note of such Series or reduce the principal amount thereof, the interest rate thereon or the redemption price with respect thereto, change the provisions of such Indenture relating to the application of collections on, or proceeds of the sale of, the related trust estate to the payment of principal of or interest on the Notes of such Series, or change any place of payment where or the coin or currency in which, any Note of such Series or the interest thereon is payable;
(ii) impair the right to institute suit for the enforcement of certain provisions of such Indenture regarding payment; (iii) reduce the percentage of the aggregate amount of the outstanding Notes of such Series, the consent of the holders of which is required for any such supplemental indenture or the consent of the holders of which is required for any waiver of compliance with certain provisions of such Indenture or of certain defaults thereunder and their consequences as provided for in such Indenture; (iv) modify or alter the provisions of such Indenture regarding certain provisions relating to which Notes of such Series will be considered outstanding for purposes of voting under such Indenture; (v) reduce the percentage of the aggregate outstanding amount of Notes of such Series required to direct the related
Indenture Trustee to sell or liquidate the related trust estate pursuant to certain provisions of such Indenture; (vi) decrease the percentage of the aggregate outstanding principal amount of the Notes of such Series required to amend the sections of such Indenture which specify the applicable percentage of aggregate principal amount of the Notes of such Series necessary to amend such Indenture, or to provide that certain additional provisions of such Indenture or related documents cannot be modified or waived without the consent of each holder of an outstanding Note of such Series affected thereby; or (vii) permit the creation of any lien ranking prior to or on a parity with the lien of the related Indenture with respect to any of the collateral for the Notes of such Series or, except as otherwise permitted or contemplated in such Indenture, terminate the lien of such Indenture on any such collateral or deprive the holder of any such Note of the security provided by the lien of such Indenture.

     Unless otherwise specified in the Prospectus Supplement, without the consent of the holders of any Notes, the Trust and the Indenture Trustee for any Series may enter into one or more supplemental indentures for any of the following purposes: (i) to cure any ambiguity or mistake, (ii) to correct any defective provisions or to correct or supplement any provision therein which may be inconsistent with any other provision therein, (iii) to add to the duties of the Depositor or Administrator, (iv) to add any other provisions with respect to matters or questions arising under such Indenture or related Enhancement, (v) to comply with any requirements of the Code, (vi) to provide for the appointment of a successor Indenture Trustee under the Indenture and to add or change any provisions of the Indenture as necessary to facilitate the administration of the trusts thereunder by more than one trustee or (vii) to modify, eliminate or add to the provisions of the Indenture to the extent necessary to effect qualification of the Indenture under the Trust Indenture Act of 1939, as amended, or under any similar federal statute and to add to the Indenture such other provisions as may be expressly required by the Trust Indenture Act of 1939, as amended, or such other similar federal statute; provided that any such supplemental indenture pursuant to clause (iv) above will not adversely affect in any material respect the interests of any Securityholders of such Series, as evidenced by an opinion of counsel or a written confirmation from each rating agency requested by the Depositor rate the related Securities (each, a "Rating Agency") that such amendment will not cause such Rating Agency to reduce the then current rating thereof.

     Events of Default; Rights upon Event of Default. With respect to the Notes of a given Series, unless otherwise specified in the related Prospectus Supplement, "Events of Default" under the related Indenture will include:
(i) a default for five days or more (or such longer period specified in the related Prospectus Supplement) in the payment of any interest due on any such Note (provided that, unless otherwise specified in the related Prospectus Supplement, if any amount of interest which would otherwise be payable on the Underlying Securities for such Series is deferred under the terms and conditions of the related Underlying Agreement, an equivalent amount of interest in respect of the Notes will be deferred and not considered "due and payable" within the meaning of this clause (i) until the Payment Date following the date when the related deferred interest on the Underlying Securities is received by the related Issuer); (ii) a default in the payment of the principal of or any installment of the principal of any such Note when the same becomes due and payable by reason of mandatory prepayment or otherwise; (iii) a default in the observance or performance of any covenant or agreement of the applicable Trust made in the related Indenture or any representation or warranty of such Trust made in such Indenture or in any certificate or other writing delivered pursuant thereto or in connection therewith proving to have been incorrect in any material respect as of the time when made, and such default shall continue or not be cured, or the circumstance or condition in respect of which such representation and warranty was incorrect shall not have been eliminated or otherwise cured, for a period of 30 days after notice thereof is given pursuant to the related Indenture to such Trust by the applicable Indenture Trustee or to such Trust and such Indenture Trustee by the holders of at least 25% in principal amount of such Notes then outstanding; or (iv) certain events of bankruptcy, insolvency, receivership or liquidation of the applicable Trust.

     Unless otherwise specified in the related Prospectus Supplement, if an Event of Default should occur and be continuing with respect to the Notes of any Series, the related Indenture Trustee or holders of a majority in principal amount of such Notes then outstanding (except in the case of (x) an Event of Default described in clause (iii) of the preceding paragraph which requires all holders of Notes, or (y) an Event of Default described in clause
(iv) of the preceding paragraph which causes automatic acceleration without further action on the part of the Noteholders) may declare the principal of such Notes to be immediately due and payable. Unless otherwise specified in the related Prospectus Supplement, such declaration may, under certain circumstances, be rescinded by the holders of a majority in principal amount of such Notes then outstanding (except in the case of an Event of Default described in clause (i) or (ii) of the preceding paragraph, which requires the agreement of all Noteholders in order to be rescinded).

     If the Notes of any Series are due and payable following an Event of Default with respect thereto, the related Indenture Trustee may institute proceedings to collect amounts due or foreclose on Trust property, exercise remedies as a secured party, sell the related Underlying Securities or elect to have the applicable Trust maintain possession of such Underlying Securities and continue to apply collections on such Underlying Securities as if there had been no declaration of acceleration, subject to the rights of an Enhancement provider, if any, to direct remedies, as specified in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, however, such Indenture Trustee is prohibited from selling the related Underlying Securities following an Event of Default, unless the principal of all Notes of such Series then outstanding has become due and payable immediately.

     Subject to the provisions of the applicable Indenture relating to the duties of the related Indenture Trustee, if an Event of Default occurs and is continuing with respect to a Series of Notes, such Indenture Trustee will be under no obligation to exercise any of the rights or powers under such Indenture at the request or direction of any of the holders of such Notes, if such Indenture Trustee reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities which might be incurred by it in complying with such request. Subject to the provisions for indemnification and certain limitations contained in the related Indenture, the holders of a majority in principal amount of the outstanding Notes of a given Series will have the right to direct the time, method and place of conducting any proceeding or any remedy available to the applicable Indenture Trustee, and the holders of a majority in principal amount of such Notes then outstanding may, in certain cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of such Indenture that cannot be modified without the waiver or consent of all the holders of such outstanding Notes; provided that, if and to the extent specified in the Prospectus Supplement, some or all of these rights may be given to an Enhancement provider.

     Unless otherwise specified in the related Prospectus Supplement, no holder of a Note of any Series will have the right to institute any proceeding with respect to the related Indenture, unless (i) such holder previously has given to the Indenture Trustee written notice of a continuing Event of Default, (ii) the holders of not less than 25% in principal amount of the outstanding Notes of such Series have made written request to such Indenture Trustee to institute such proceeding in its own name as Indenture
Trustee, (iii) such holder or holders have offered such Indenture Trustee reasonable indemnity, (iv) such Indenture Trustee has for 60 days failed to institute such proceeding and (v) no direction inconsistent with such written request has been given to such Indenture Trustee during such 60-day period by the holders of a majority in principal amount of such outstanding Notes (or, if specified in the related Prospectus Supplement, by an Enhancement provider for such Series).

     In addition, each Indenture Trustee and the related Noteholders, by accepting the related Notes, will covenant that they will not at any time institute against the applicable Trust any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

     With respect to any Trust, neither the related Indenture Trustee nor the related Owner Trustee in its individual capacity, nor any holder of a Certificate representing an ownership interest in such Trust nor any of their respective owners, beneficiaries, agents, officers, directors, employees, affiliates, successors or assigns will, in the absence of an express agreement to the contrary, be personally liable for the payment of the principal of or interest on the related Notes or for the agreements of such Trust contained in the applicable Indenture.

     Certain Covenants. Each Indenture will provide that the related Trust may not consolidate with or merge into any other entity, unless (i) the entity formed by or surviving such consolidation or merger is organized under the laws of the United States, any state or the District of Columbia,
(ii) such entity expressly assumes such Trust's obligation to make due and punctual payments upon the Notes of the related Series and the performance or observance of every agreement and covenant of such Trust under the Indenture,
(iii) no Event of Default shall have occurred and be continuing immediately after such merger or consolidation, (iv) such Trust has been advised that the rating of the Notes or the Certificates of such Series then in effect would not be reduced or withdrawn by the Rating Agencies as a result of such merger or consolidation and (v) such Trust has received an opinion of counsel to the effect that such consolidation or merger would have no material adverse tax consequence to the Trust or to any related holder of a Note (a "Noteholder") or a holder of a Certificate (a "Certificateholder"). The Noteholders and Certificateholders are referred to herein individually as a "Securityholder" and collectively as the "Securityholders".

     Each Trust will not, among other things, (i) except as expressly permitted by the applicable Indenture, the applicable Trust Agreement or certain related documents with respect to such Trust (collectively, the "Related Documents"), sell, transfer, exchange or otherwise dispose of any of the assets of such Trust, (ii) claim any credit on or make any deduction from the principal and interest payable in respect of the Notes of the related Series (other than amounts withheld under the Code or applicable state law) or assert any claim against any present or former holder of such Notes because of the payment of taxes levied or assessed upon such Trust,
(iii) dissolve or liquidate in whole or in part, (iv) permit the validity or effectiveness of the related Indenture to be impaired or permit any person to be released from any covenants or obligations with respect to such Notes under such Indenture except as may be expressly permitted thereby or
(v) permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance to be created on or extend to or otherwise arise upon or burden the assets of such Trust or any part thereof, or any interest therein or the proceeds thereof.

     No Trust may engage in any activity other than as specified under the section of the related Prospectus Supplement entitled "The Trust." No Trust will incur, assume or guarantee any indebtedness other than indebtedness incurred pursuant to the related Notes and the related Indenture or otherwise in accordance with the Related Documents.

     Annual  Compliance Statement.    Each  Trust will  be  required to  file
annually with the related Indenture Trustee a written statement as to the fulfillment of its obligations under the Indenture.

     Indenture Trustee's Annual Report. The Indenture Trustee for each Trust will be required to mail each year to all related Noteholders a brief report relating to its eligibility and qualification to continue as Indenture Trustee under the related Indenture, any amounts advanced by it under the Indenture, the amount, interest rate and maturity date of certain indebtedness owing by such Trust to the applicable Indenture Trustee in its individual capacity, the property and funds physically held by such Indenture Trustee as such and any action taken by it that materially affects the related Notes and that has not been previously reported.

     Satisfaction and Discharge of Indenture. An Indenture will be discharged with respect to the collateral securing the related Notes upon the delivery to the related Indenture Trustee for cancellation of all such Notes or, with certain limitations, upon deposit with such Indenture Trustee of funds sufficient for the payment in full of all such Notes.

THE INDENTURE TRUSTEE

     The Indenture Trustee for a Series of Notes will be specified in the related Prospectus Supplement. The Indenture Trustee for any Series may resign at any time, in which event the Issuer will be obligated to appoint a successor trustee for such Series. The Issuer may also remove any such Indenture Trustee if such Indenture Trustee ceases to be eligible to continue as such under the related Indenture or if such Indenture Trustee becomes insolvent. In such circumstances, the Issuer will be obligated to appoint a successor trustee for the applicable Series of Notes. Neither resignation or removal of the Indenture Trustee nor the appointment of a successor trustee for any Series of Notes will become effective until acceptance of the appointment by the successor trustee for such Series.

                       DESCRIPTION OF THE CERTIFICATES

GENERAL

     With respect to each Trust, one or more Classes of Certificates of the related Series will be issued pursuant to the terms of a Trust Agreement, a form of which has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part. The following summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Certificates and the Trust Agreement.

     Unless otherwise specified in the related Prospectus Supplement and except for the Certificates, if any, of a given Series purchased by the Depositor, each Class of Certificates will initially be represented by one or more Certificates registered in the name of the Depositary, except as set forth below. Unless otherwise specified in the related Prospectus Supplement and except for the Certificates, if any, of a given Series purchased by the Depositor, the Certificates will be available for purchase in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof in book-entry form only. The Depositor has been informed by DTC that DTC's nominee will be Cede, unless another nominee is specified in the related Prospectus Supplement. Accordingly, such nominee is expected to be the holder of record of the Certificates of any Series that are not purchased by the Depositor. Unless and until Definitive Securities are issued under the limited circumstances described herein or in the related Prospectus Supplement, no Certificateholder (other than the Depositor) will be entitled to receive a physical certificate representing a Certificate. All references herein and in the related Prospectus Supplement to actions by Certificateholders refer to actions taken by DTC upon instructions from the Participants and all references herein and in the related Prospectus Supplement to distributions, notices, reports and statements to Certificateholders refer to distributions, notices, reports and statements to DTC or its nominee, as the case may be, as the holder of record of the Certificates, for distributions, notices, reports and statements to be made to the Certificateholders in accordance with DTC's procedures with respect thereto. See "CERTAIN INFORMATION REGARDING THE SECURITIES -- Book-Entry Registration" and "-- Definitive Securities." Any Certificates of a given Series owned by the Depositor or its affiliates will be entitled to equal and proportionate benefits under the applicable Trust Agreement, except that such Certificates will be deemed not to be outstanding for the purpose of determining whether the requisite percentage of Certificateholders have given any request, demand, authorization, direction, notice, consent or other action under the Related Documents.

DISTRIBUTIONS OF PRINCIPAL AND INTEREST

     The timing and priority of distributions, seniority, allocations of losses, Pass-Through Rate and amount of or method of determining distributions with respect to principal of and interest on each Class of Certificates will be described in the related Prospectus Supplement. Distributions of interest on such Certificates will be made on the dates specified in the related Prospectus Supplement (each, a "Payment Date") and will be made prior to distributions with respect to principal of such Certificates. To the extent provided in the related Prospectus Supplement, a Series may include one or more Classes of Certificates entitled to
(i) distributions in respect of principal with disproportionate, nominal or no interest distributions or (ii) interest distributions with disproportionate, nominal or no distributions in respect of principal. Each Class of Certificates may have a different Pass-Through Rate, which may be a fixed, variable or adjustable Pass-Through Rate (and which may be zero for certain Classes of Certificates) or any combination of the foregoing. A Class of Certificates may accrue interest and such interest may be added to the principal balance thereof, rather than paid to the related Certificateholders, until a specific event occurs or until such Class of Certificates is retired. The related Prospectus Supplement will specify the Pass-Through Rate for each Class of Certificates of a Series or the method for determining such Pass-Through Rate. Unless otherwise provided in the related Prospectus Supplement, distributions in respect of the Certificates of a given Series that includes Notes will generally be subordinate to payments in respect of the Notes of such Series as more fully described in the related Prospectus Supplement. Distributions in respect of interest on and principal of any Class of Certificates will be made on a pro rata basis among all the Certificateholders of such Class.

     In the case of a Series of Certificates which includes two or more Classes of Certificates, the timing, sequential order, priority of payment or amount of distributions in respect of interest and principal, and any schedule or formula or other provisions applicable to the determination thereof, of each such Class shall be as set forth in the related Prospectus Supplement. A Series of Certificates may provide for a period during which collections of principal in respect of the Underlying Securities are not applied to payments of principal of such Certificates, or may provide for a liquidity facility or other arrangement that permits one or more classes of Certificates to be paid in planned amounts or formula amounts on scheduled Payment Dates.

                 CERTAIN INFORMATION REGARDING THE SECURITIES

OPTIONAL PURCHASE OR TERMINATION

     The Depositor or any other entity named in the Prospectus Supplement may, at its option, purchase or repay a Class of Securities of any Series, on any date under the circumstances, if any, specified in the Prospectus Supplement relating to such Series. Alternatively, if so specified in the related Prospectus Supplement for a Series of Securities, the Depositor, the Administrator, or another entity designated in the related Prospectus Supplement may, at its option, cause an early termination of a Trust by repurchasing or liquidating all of the Assets from such Trust on or after a date specified in the related Prospectus Supplement, or on or after such time as the aggregate outstanding principal amount of the Securities or Underlying Securities or other Assets, as specified in the related Prospectus Supplement, is less than the amount or percentage specified in the related Prospectus Supplement. Notice of such purchase or termination must be given by the Depositor, the Administrator, the Owner Trustee or the Indenture Trustee, as applicable, prior to the related date. The purchase, redemption or repurchase price will be set forth in the related Prospectus Supplement.

     In addition, the related Prospectus Supplement may provide other circumstances under which holders of Securities of a Series could be fully paid significantly earlier than would otherwise be the case if payments or distributions were solely based on the distributions on the related Underlying Securities.

OPTIONAL EXCHANGE

     If specified in the applicable Prospectus Supplement, a holder may exchange Securities of a given Series for a pro rata portion of the Assets. The terms upon which a holder may exchange its Securities for a pro rata portion of the Assets will be specified in the related Prospectus Supplement.

BOOK-ENTRY REGISTRATION

     If so specified in the related Prospectus Supplement, Securityholders may hold their Securities through (i) DTC (in the United States), (ii) solely in the case of (a) Certificates issued by a Trust that is a grantor trust and
(b) Notes, CEDEL or Euroclear (in Europe) if they are participants in such systems, or (iii) indirectly through organizations which are participants in such systems.

     Cede, as nominee for DTC, will hold one or more global Securities (each, a "Global Security"). Unless and until Definitive Securities are issued under the limited circumstances described in the related Prospectus Supplement, all references herein or in such Prospectus Supplement to actions by Securityholders shall refer to actions taken by DTC upon instructions from its participating organizations (the "Participants") acting on behalf of beneficial owners of Securities and all references herein to distributions, notices, reports and statements to Securityholders shall refer to distributions, notices, reports and statements to DTC or Cede, as the registered holder of the Securities, as the case may be, for distribution in accordance with DTC procedures to Participants acting on behalf of the beneficial owners of Securities.

     CEDEL and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in CEDEL's and Euroclear's names on the books of their respective depositaries, which in turn will hold such positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank, N.A. will act as depositary for CEDEL and Morgan Guaranty Trust Company of New York will act as depositary for Euroclear (in such capacities, the "Depositaries").

     Transfers between DTC participants will occur in the ordinary way in accordance with DTC rules. Transfers between CEDEL Participants and Euroclear Participants will occur in the ordinary way in accordance with their applicable rules and operating procedures.

     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through CEDEL or Euroclear participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. CEDEL Participants and Euroclear Participants may not deliver instructions directly to the Depositaries.

     Because of time-zone differences, credits of securities received in CEDEL or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or CEDEL participant on such business day. Cash received in CEDEL or Euroclear as a result of sales of securities by or through a CEDEL Participant or a Euroclear Participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant CEDEL or Euroclear cash account only as of the business day following settlement in DTC. For additional information regarding clearance and settlement procedures for the Securities, see Annex I hereto and for information with respect to tax documentation procedures relating to the Securities, see Annex I hereto and "CERTAIN FEDERAL INCOME TAX CONSIDERATIONS -- Taxation of Debt Securities -- Foreign Investors" and " -- Tax Status as a Grantor Trust -- Foreign Investors."

     DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code (the "UCC"), and a "clearing agency" registered pursuant to the provisions of
Section 17A of the Securities Exchange Act of 1934, as amended. DTC was created to hold securities for its Participants and facilitate the clearance and settlement of securities transactions between Participants through electronic book-entry changes in accounts of its Participants, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations (including the underwriters). Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodian relationship with a Participant, either directly or indirectly (the "Indirect Participants").

     Securityholders that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, Securities may do so only through Participants and Indirect Participants. In addition, Securityholders will receive all distributions of principal of and interest on the Securities from the Owner Trustee, the Administrator or the Indenture Trustee, as paying agent, or its successor in such capacity (the "Paying Agent"), through the Participants who in turn will receive them from DTC. Under a book-entry format, Securityholders may experience some delay in their receipt of payments, since such payments will be forwarded by the Paying Agent to Cede, as nominee for DTC. DTC will forward such payments to its Participants which thereafter will forward them to Indirect Participants or Securityholders. It is anticipated that the only holder of record for all Notes and Certificates of a Series may be Cede, as nominee of DTC. Securityholders would not then be recognized by the Owner Trustee or Indenture Trustee as Securityholders, as such term is used herein and in the Trust Agreement or the Indenture, and Securityholders would only be permitted to exercise the rights of Securityholders indirectly through the Participants who in turn will exercise the rights of Securityholders through DTC.

     Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Securities and is required to receive and transmit distributions of principal of and interest on the Securities. Participants and Indirect Participants with which Securityholders have accounts with respect to the Securities similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Securityholders. Accordingly, although Securityholders will not possess the Securities, Securityholders will receive payments and will be able to transfer their interests.

     Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a Securityholder to pledge Securities to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such Securities, may be limited due to the lack of a physical certificate for such Securities.

     DTC will take any action permitted to be taken by a Securityholder under the Trust Agreement or the Indenture only at the direction of one or more Participants to whose account or accounts with DTC the Securities are credited. Additionally, DTC will take such actions with respect to specified percentages of the Securityholders' interests only at the direction of and on behalf of Participants whose holdings include undivided interests that satisfy such specified percentages. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of Participants whose holdings include such undivided interests.

     Cedel Bank, soci t anonyme ("CEDEL"), is incorporated under the laws of Luxembourg as a professional depositary. CEDEL holds securities for its participating organizations ("CEDEL Participants") and facilitates the clearance and settlement of securities transactions between CEDEL Participants through electronic book-entry changes in accounts of CEDEL Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in CEDEL in any of 28 currencies, including United States dollars. CEDEL provides to its Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. CEDEL interfaces with domestic markets in several countries. As a professional depositary, CEDEL is subject to regulation by the Luxembourg Monetary Institute. Cedel Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters. Indirect access to CEDEL is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a CEDEL Participant, either directly or indirectly.

     The Euroclear System was created in 1968 to hold securities for its participants ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating both the need for physical movement of certificates and the risk resulting from transfers of securities and cash that are not simultaneous.

     The Euroclear System has subsequently been extended to clear and settle transactions between Euroclear Participants and counterparties both in CEDEL and in many domestic securities markets. Transactions may be settled in any of 32 settlement currencies, including United States dollars. In addition to safekeeping (custody) and securities clearance and settlement, the Euroclear System includes securities lending and borrowing and money transfer services. The Euroclear System is operated by the Brussels, Belgium, office of Morgan Guaranty Trust Company of New York (the "Euroclear Operator"), under contract with Euroclear Clearance System S.C., a Belgian cooperative corporation that establishes policy on behalf of Euroclear Participants. The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

     All operations are conducted by the Euroclear Operator and all Euroclear securities clearance accounts and cash accounts are accounts with the Euroclear Operator. They are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern all transfers of securities and cash, both within the Euroclear System and receipts and withdrawals of securities and cash. All securities in the Euroclear System are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts.

     Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters. Indirect access to the Euroclear System is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

     Distributions with respect to Securities held through CEDEL or Euroclear will be credited to the cash accounts of CEDEL Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by its Depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See "CERTAIN FEDERAL INCOME TAX CONSIDERATIONS." The CEDEL or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a Securityholder under the Trust Agreement or the Indenture on behalf of a CEDEL Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to its Depositary's ability to effect such actions on its behalf through DTC.

     Although DTC, CEDEL and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Securities among participants of DTC, CEDEL and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

DEFINITIVE SECURITIES

     If so specified in the related Prospectus Supplement, the Securities of any Series will be issued in fully registered, certificated form ("Definitive Securities") to Securityholders or their respective nominees, rather than to DTC or its nominee. Unless otherwise provided in the related Prospectus Supplement, if the Securities of any Series are originally issued in book-entry form instead of as Definitive Securities, Definitive Securities will be issued in exchange for beneficial interests in a Global Security only if (i) the Administrator advises the Owner Trustee and the Indenture Trustee (as applicable) in writing that DTC is no longer willing or able to discharge properly its responsibilities as depositary with respect to the Securities, and the Administrator is not able to locate a qualified successor or (ii) the Administrator, at its option, elects to terminate the book-entry system through DTC.

     Upon the occurrence of any of the events described in the immediately preceding paragraph, DTC is expected to notify all Participants of the availability through DTC of Definitive Securities. Upon surrender by DTC of the definitive certificates representing the Securities, and instructions for re-registration, the Owner Trustee or the Indenture Trustee, as applicable, will issue such Securities in the form of Definitive Securities, and thereafter the Owner Trustee or the Indenture Trustee, as applicable, will recognize the holders of such Definitive Securities as Securityholders, under the Trust Agreement and the Indenture, as applicable.

     If Definitive Securities are issued, payments or distributions of principal and interest on the Definitive Securities will be made by the Paying Agent, the Owner Trustee, the Administrator or the Indenture Trustee, as applicable, directly to the holders of record in whose names the
Definitive Securities were registered on the related Record Date in accordance with the procedures in the Trust Agreement or the Indenture, as applicable. Unless otherwise specified in the related Prospectus Supplement, payments or distributions will be made by wire transfer to an account specified in writing by a holder of record and reasonably satisfactory to the Administrator or the Indenture Trustee, as applicable, or by check mailed to the address of each holder of record as it appears on the register maintained by the Administrator, the Owner Trustee or the Indenture Trustee, as applicable, except that the final payment or distribution on any Definitive Security will be made only upon presentation and surrender of such Definitive Security on the date for such final payment at such office or agency as is specified in the notice of final distribution to holders of record. The Administrator or the Indenture Trustee, as applicable, will provide such notice to holders of record not later than the fifth day of the month of the final distribution. The holder of record of such registered Definitive Security may transfer such Security by surrendering it at the office or agency maintained by the Indenture Trustee, in the case of the Notes, or by the Administrator or the Owner Trustee, in the case of the Certificates, for this purpose.

     In case any Definitive Security becomes mutilated, destroyed, lost or stolen, the Owner Trustee will execute and the Owner Trustee or the Indenture Trustee, as applicable, will authenticate and deliver a new certificated Security of like tenor (including the same date of issuance) and equal principal amount, in exchange and substitution for the mutilated, destroyed, lost or stolen Security (upon surrender and cancellation thereof or in lieu of and substitution for such Security and upon satisfaction of certain requirements set forth in the Trust Agreement or the Indenture, as applicable, including, if the Security is destroyed, lost or stolen, that the applicant for a substituted Security shall furnish to the Trust and the Owner Trustee or the Indenture Trustee, as applicable, security or indemnity as may be required by them to save each of them harmless and, in every case of destruction, loss or theft of a Security, the applicant shall also furnish to the Trust satisfactory evidence of the destruction, loss or theft of such Security and of the ownership thereof). Upon the issuance of any substituted Security, the Administrator, the Owner Trustee or the Indenture Trustee may require payment by the holder thereof of a sum sufficient to cover fees and expenses in connection therewith.

REPORTS TO HOLDERS

     Unless otherwise specified in the related Prospectus Supplement, the Administrator, the Owner Trustee or the Indenture Trustee will prepare and forward to each Securityholder on each Payment Date, or as soon thereafter as is practicable, a statement setting forth, to the extent applicable to any Series, among other things:

          (1) with respect to a Series, the amount of any distribution allocable to interest;

          (2) with respect to a Series the amount of any distribution allocable to principal;

          (3) the amount of compensation paid to the Administrator with respect to such Payment Date;

          (4) the aggregate outstanding principal balance of the Underlying Securities, after giving effect to distributions allocated to principal and reported under (2) above (and after giving effect to any sale, put or call of all or part of the Underlying Securities on or prior to such Payment Date);

          (5) the aggregate outstanding principal amount of each Class of Securities of such Series after giving effect to distributions allocated to principal reported under (2) above;

          (6) in the case of Securities that have a variable interest rate, the rate applicable to the distribution being made;

          (7) if applicable, the amount of any shortfall (i.e., the difference between the aggregate amounts of principal and interest which Securityholders would have received if there were sufficient eligible funds in the Collection Account and the amounts actually distributed);

          (8) the amount of any withdrawal from any applicable Reserve Account included in amounts actually distributed to Securityholders and the remaining balance of such Reserve Account, if any, on such Payment Date, after giving effect to distributions made on such date;

          (9) for each such date during the funding period (if any), the remaining Pre-Funded Amount;

          (10) for the first such date that is on or immediately following the end of the Funding Period (if any), the amount of any remaining Pre-Funded Amount that has not been used to fund the purchase of Subsequent Underlying Securities and that is being passed through as payments on the Securities of the related Series; and

          (11) such   other  information  as  is  specified  in  the  related
     Indenture or the Trust Agreement, as applicable.

     Unless otherwise specified in the related Prospectus Supplement, within a reasonable period of time after the end of each calendar year the Administrator or Indenture Trustee will furnish to each holder of record at any time during such calendar year: (a) the aggregate of amounts reported pursuant to (i) and (ii) above for such calendar year and (b) such information specified in the Indenture or the Trust Agreement, as applicable, to enable holders to prepare their tax returns including, without limitation, the amount of original issue discount accrued on the Securities, if applicable.

     Information in the Payment Date statements and the annual reports provided to the holders will not have been examined and reported upon by an independent public accountant.

                                 TRUST ASSETS

GENERAL

     The Trust for each Series of Securities will be composed of certain assets delivered, assigned and transferred to the Owner Trustee by the Depositor, in each case consisting, unless otherwise specified in the related Prospectus Supplement, of (i) the Underlying Securities, (ii) any
Enhancement, and (iii) the amount, if any, initially deposited in the Collection Account or the Pre-Funding Account, if any, for a Series as specified in the related Prospectus Supplement.

     Unless otherwise specified in the related Prospectus Supplement. The Underlying Securities for a Series will be purchased by the Depositor in secondary market transactions and not from the issuer of such Underlying Securities.

     The following is a brief description of the Underlying Securities expected to be included in the Trusts and the Credit Card Receivables expected to support the Underlying Securities. Specific information regarding the Underlying Securities will be provided in the related
Prospectus Supplement and, to the extent not contained in the related Prospectus Supplement, in a report on Form 8-K to be filed with the Commission after the initial issuance of such Securities. In certain cases, such information will be provided by reference to the related Underlying Securities Prospectus. A copy of the Trust Agreement with respect to each Series, or the Indenture with respect to each Series of Notes, will be attached to the Form 8-K and will be available for inspection at the corporate trust office of the Owner Trustee or the Indenture Trustee, as applicable, specified in the related Prospectus Supplement.

UNDERLYING SECURITIES

     General.    The Underlying  Securities  for  a  Series will  consist  of certificates evidencing an undivided interest in a trust or other entity that contains a pool of, or notes or loans secured by, Credit Card Receivables generated in Accounts. Such certificates, notes or loans will have previously been offered and distributed to the public pursuant to an effective registration statement under the Securities Act or are being registered under the Securities Act in connection with the offering
of  a Series  of Securities.   Underlying  Securities will  have been  issued
pursuant to a pooling and servicing agreement, a master pooling and servicing agreement, a sale and servicing agreement, a trust agreement, an indenture or a similar agreement (the "Underlying Agreement"). The seller/servicer of the underlying Credit Card Receivables (the "Underlying Servicer") will have entered into the Underlying Agreement with the trustee under such Underlying Agreement (the "Underlying Trustee"). Credit Card Receivables underlying an Underlying Security will be serviced by the Underlying Servicer directly or by one or more sub-servicers who may be subject to the supervision of the Underlying Servicer.

     Unless otherwise specified in the related Prospectus Supplement, all purchases of Underlying Securities for a Series by the Depositor will be made in secondary market transactions and not from the issuer of such Underlying Securities or any affiliate thereof. The transferor of Credit Card
Receivables to an Underlying Trust (the "Underlying Transferor") will be a financial institution, corporation, or other entity engaged generally in the business of issuing credit or charge cards; any store or merchandiser that issues credit or charge cards; or a limited purpose or other entity organized for the purpose of, among other things, establishing trusts and acquiring and selling receivables to such trusts, and selling beneficial interests in such trusts; or any other entity specified in the related Prospectus Supplement or Underlying Securities Prospectus. If so specified in the related Prospectus Supplement, the Underlying Transferor may be an affiliate of the Depositor. The obligations of the Underlying Transferor with respect to the Underlying Securities will generally be limited to certain representations and warranties with respect to the assets conveyed by it to the related Underlying Trust. Unless otherwise specified in the related Prospectus Supplement, the Underlying Transferor will not have guaranteed any of the assets conveyed to the related Underlying Trust or any of the Underlying Securities.

     Distributions of principal and interest will be made on the Underlying Securities on the dates specified in the related Underlying Securities Prospectus. The Underlying Securities may be entitled to receive nominal or no principal distributions or nominal or no interest distributions. Principal and interest distributions will be made on the Underlying Securities by the related Underlying Trustee or the entity specified for such purpose in the Underlying Securities Prospectus. The Underlying Transferor or the Underlying Servicer may have the right to repurchase assets underlying the Underlying Securities after a certain date or under other circumstances specified in the related Underlying Securities Prospectus.

     Enhancement Relating to Underlying Securities. Enhancement in the form of reserve funds, subordination of other securities issued under the
Underlying Agreement, guarantees, letters of credit, cash collateral accounts, insurance policies, swap agreements or other types of credit, cash flow or other enhancement or derivative arrangements may be provided with respect to the Credit Card Receivables underlying the Underlying Securities or with respect to the Underlying Securities themselves.

     Additional Publicly Available Information. The Prospectus Supplement for a Series will refer to the publicly available information in respect of the related Underlying Securities and the method by which such information may be obtained. In general, information relating to the Underlying Securities filed by or on behalf of the Underlying Trust with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W. Washington, D.C. 20549, and at the following regional offices of the Commission: New York Regional Office, Suite 1300, 7 World Trade Center, New York, New York 10048; and Chicago Regional Office, Citicorp Center, Suite 1400, 500 West Madison Street, Chicago, Illinois 60661. Copies of such material can be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W. Washington D.C. 20549, at prescribed rates. In addition, the Commission maintains a
Website that contains certain information regarding the Underlying Securities. The address of the Commission's Website is http://www.sec.gov.

     None of the Depositor, any Administrator, any Owner Trustee, any Indenture Trustee, any underwriter, or any of their respective affiliates, assumes any responsibility for the accuracy or completeness of any publicly available information in respect of any Underlying Securities or any Underlying Securities Issuer filed with the Commission or otherwise made publicly available. None of the Depositor, any Administrator, any Owner
Trustee, any Indenture Trustee, or any underwriter will (i) make any independent investigation of the business condition, financial or otherwise, of any Underlying Securities Issuer, Underlying Transferor, Underlying Servicer or credit enhancers (including, without limitation, no investigation as to their financial condition or creditworthiness), (ii) make any independent investigation of any Underlying Securities (including, without limitation, any independent investigation as to its rating) or (iii) verify any reports or information filed by any Underlying Securities Issuer with the Commission. The issuance of the Securities should not be construed as an endorsement by the Depositor, any Administrator, any Owner Trustee, any Indenture Trustee or any underwriter of any Underlying Securities or the financial condition or business prospects of any Underlying Trust or the Underlying Transferor. A potential Securityholder of any Series is encouraged to obtain and evaluate the same information concerning the Underlying
Securities Issuer for such Series as one would obtain and evaluate if investing directly in the Underlying Securities of such Series.

     The related Prospectus Supplement for a Series will specify (in certain cases, by reference to the Underlying Securities Prospectus), to the extent relevant and to the extent such information is reasonably available to the Depositor and the Depositor reasonably believes such information to be reliable, (i) the aggregate approximate principal amount and type of the Underlying Securities to be included in the related Trust; (ii) the expected and final maturity of the Underlying Securities; (iii) the interest rate of the Underlying Securities; (iv) the Underlying Transferor, the Underlying Servicer and the Underlying Trustee for such Underlying Securities; and (v) any early amortization events applicable to the Underlying Securities.

     If information of the nature described above representing the Underlying Securities is not known to the Depositor at the time the Securities are initially offered, approximate or more general information of the nature described above will be provided in the related Prospectus Supplement and the additional information, if available, will be set forth in a Current Report on Form 8-K to be available to investors on the date of issuance of the related Series and to be filed with the Commission within 15 days of the initial issuance of such Securities.

THE CREDIT CARD RECEIVABLES UNDERLYING THE UNDERLYING SECURITIES

     General. The primary assets underlying the Underlying Securities for a Series will consist, in whole or in part, of consumer, corporate, revolving credit card, charge card or debit card receivables (collectively, the "Credit Card Receivables") generated from time to time in the ordinary course of business in a portfolio of consumer, corporate, revolving credit card, charge card or debit card accounts (collectively, the "Accounts"). The Accounts may consist of the initial Accounts sold to the Underlying Trust, as well as any additional Accounts added from time to time, but will not include any Removed Accounts (as defined herein).

     The transferor to the Underlying Trust may have the right (subject to certain limitations and conditions), but will not have any obligation (unless otherwise specified in the related Prospectus Supplement or Underlying Securities Prospectus), to remove the Credit Card Receivables in certain Accounts from the Underlying Trust ("Removed Accounts"). The Underlying Transferor may be able to include in the related Underlying Trust, participations representing undivided interests in a pool of assets primarily consisting of revolving credit card accounts or other revolving credit accounts owned by the Underlying Transferor or any affiliate thereof and collections thereon ("Participations").

     Credit  Card Accounts  and Credit  Card  Receivables.   The Credit  Card
Receivables will generally consist of periodic finance charges, annual membership fees, cash advance fees and late charges on amounts charged for merchandise and services and certain other fees designated by the Underlying Transferor ("Finance Charge Receivables") and all amounts charged by cardholders for merchandise and services, amounts advanced to cardholders as cash advances and all other fees billed to cardholders on the Accounts ("Principal Receivables"). In addition, certain Interchange (as defined herein) attributed to cardholder charges for merchandise and services in the Accounts may be treated as Finance Charge Receivables. Recoveries of charged-off Finance Charge Receivables will generally be treated as collections of Finance Charge Receivables and recoveries of charged-off Principal Receivables will be applied against charge-offs of Principal Receivables. From time to time, subject to certain conditions, certain of the amounts described above which are included in Principal Receivables may be treated as Finance Charge Receivables. The amount of Credit Card Receivables in an Underlying Trust will fluctuate from day to day as new Credit Card Receivables are generated or new Accounts are added to the Underlying Trust and as existing Credit Card Receivables are collected, charged-off as uncollectible or otherwise adjusted. "Interchange" consists of certain fees received by a credit card-issuing bank from the VISA and MasterCard International associations as partial compensation for taking credit risk, absorbing fraud losses and funding receivables for a limited period prior to initial billing. Under the VISA and MasterCard International systems, a portion of the Interchange in connection with cardholder charges for merchandise and services is passed from banks which clear the transactions for merchants to credit card-issuing banks. VISA and MasterCard International may from time to time change the amount of Interchange reimbursed to banks issuing their credit cards.

     Charge Card Receivables and Credit Card Receivables. Charge card receivables consist of amounts charged on designated charge card Accounts for merchandise and services, and all annual membership fees and certain other administrative fees billed to the designated Accounts. Charge card receivables originated under charge card Accounts are not subject to a monthly finance charge.

     There are distinctions between the credit card Accounts and the charge card Accounts. The credit card Accounts offer revolving credit plans to their customers. Charge card Accounts generally have no pre-set spending limit and are designed for use as a convenient method of payment for the purchase of merchandise and services. Charge card Accounts generally cannot be used as a means of financing such purchases. Accordingly, the full balance of a month's purchases is billed to cardmembers and is due upon receipt of the billing statement. By contrast, revolving credit plans allow customers to make a minimum monthly payment and to borrow the remaining outstanding balance from the credit issuer up to a predetermined limit. As a result of these payment requirement differences, the charge card Accounts have a high monthly payment rate and balances which turn over rapidly relative to their charge volume when compared to credit card Accounts.

     Another distinction between charge card Accounts and credit card Accounts is that charge card Account balances are generally not subject to monthly finance charges. As described above, the full Account balance is billed monthly and is due upon receipt of the billing statement. Cardmembers do not have the option of using their charge card Accounts to extend payment and to pay a finance charge on the remaining outstanding balance. Credit card Accounts, by contrast, do allow customers to pay a specified minimum portion of an outstanding amount and to finance the balance at a finance charge rate determined by the credit card issuer. Because charge card
Account balances are not assessed finance charges, for the purpose of providing yield to the related Underlying Trust a portion of collections on charge card receivables in Accounts received in any due period equal to the product of collections and a discount factor will generally be treated as finance charge collections. Each related Underlying Securities Prospectus, where applicable, will describe the discount for a specific portfolio of charge card Accounts.

ADDITIONAL INFORMATION RELATING TO CREDIT CARD RECEIVABLES

     The Underlying Securities Prospectus for the Underlying Securities in a Trust will provide information with respect to the Credit Card Receivables in the related Underlying Trust as of the date specified in such Underlying Securities Prospectus, including, among other things, (i) the aggregate principal balance of such Credit Card Receivables; (ii) underwriting criteria; (iii) the loss and delinquency experience for the portfolio of Credit Card Receivables; (iv) the composition of the portfolio by account balance; and (v) the geographic distribution of Accounts and Credit Card Receivables.

COLLECTION ACCOUNTS

     A separate Collection Account will be established by the Owner Trustee, the Indenture Trustee or the Administrator, in the name of the Owner Trustee or the Indenture Trustee, for each Series of Securities for receipt of all amounts received on or with respect to the Underlying Securities and, unless otherwise specified in the related Prospectus Supplement, net investment income earned thereon. The Owner Trustee, the Administrator or the Indenture Trustee will invest the funds in the Collection Account in Eligible Investments. Unless otherwise specified in the related Prospectus Supplement, Eligible Investments include, among other investments, obligations of the United States and certain agencies thereof, federal funds, certificates of deposit, commercial paper, demand and time deposits and banker's acceptances, certain repurchase agreements of United States government securities and certain guaranteed investment contracts, in each case, acceptable to the Rating Agency.

     From time to time, various accounts, including Pre-Funding Accounts, may be created under the terms of the documents related to a specific Series.

CREDIT, CASH FLOW OR OTHER ENHANCEMENT OR DERIVATIVE ARRANGEMENTS

     The amounts and types of credit, cash flow or other enhancement or derivative arrangements and the provider thereof, if applicable, with respect to each Class of Securities of a Series, if any, will be set forth in the related Prospectus Supplement. If and to the extent provided in the related Prospectus Supplement, credit, cash flow or other enhancement, derivative or exchange arrangements may be in the form of the subordination of one or more classes of Securities of a Series, reserve accounts, overcollateralization, letters of credit, credit or liquidity facilities, surety bonds, guaranteed investment contracts, swaps (including without limitation interest rate, currency, securities, commodity and credit swaps), caps, floors, collars, options, structured securities having embedded derivatives, exchange agreements, interest rate protection agreements, repurchase obligations, put and/or call options, yield supplement agreements or accounts, other agreements with respect to third party payments or other support, cash deposits or such other derivative or other arrangements as may be described in the related Prospectus Supplement or any combination of the foregoing. If specified in the applicable Prospectus Supplement, credit or cash flow enhancement or any such other arrangement for a class of Securities may cover one or more other Classes of Securities of the same Series, and credit or cash flow enhancement or any such other arrangement for a Series of Securities may cover one or more other Series of Securities.

                             THE TRUST AGREEMENT

     The following summaries describe certain provisions of the Trust Agreements. The summaries do not purport to be complete and are subject to, and qualified in their entirety by reference to, the provisions of the Trust Agreements. Where particular provisions or terms used in the Trust Agreement are referred to, such provisions or terms are as specified in the Trust Agreement. A form of the Trust Agreement has been filed as an exhibit to the Registration Statement of which this Prospectus is a part.

ASSIGNMENT OF UNDERLYING SECURITIES

     The Depositor will either cause Underlying Securities to be registered in the name of the Issuer, the Owner Trustee or the Indenture Trustee (or their nominees or correspondents), as applicable or cause the Issuer, the Owner Trustee or the Indenture Trustee to be an indirect entitlement holder with
respect to the Underlying Securities.    See "TRUST  ASSETS -- Underlying
Securities" herein.   Each Underlying Security will  be identified
in a schedule appearing as an exhibit to the related Trust Agreement (the "Collateral Schedule"), which will specify the outstanding principal balance as of the Cut-off Date and the annual pass-through rate or interest rate and maturity date for each Underlying Security conveyed to the related Trust. In the Trust Agreement, the Depositor will represent and warrant to the Owner Trustee regarding the Underlying Securities: (i) that the information contained in the Collateral Schedule is true and correct in all material respects; (ii) that, immediately prior to the conveyance of the Underlying Securities, the Depositor had good title thereto, and was the sole owner thereof; and (iii) that there is no existing lien, charge, security interest or other encumbrance on such Underlying Securities. To the extent specified in the related Prospectus Supplement, a portion of the proceeds from the sale of a Series of Securities may be applied to the deposit of the Pre-Funded Amount into the Pre-Funding Account. The related Prospectus Supplement for a given Trust will specify whether, and the terms, conditions and manner under which, Subsequent Underlying Securities will be sold by the Depositor to the applicable Trust from time to time during the funding period on each date specified as a transfer date in the related Prospectus Supplement (each, a "Subsequent Transfer Date").

THE OWNER TRUSTEE

     The identity of the commercial bank, savings and loan association or trust company named as owner trustee (the "Owner Trustee") for each Series of Certificates will be set forth in the related Prospectus Supplement. The entity serving as Owner Trustee may have normal banking relationships with the Depositor and the Administrator. The Owner Trustee may act directly or through its agents or attorneys pursuant to agreements entered into with any of them, and the Owner Trustee shall not be liable for the conduct or misconduct of such agents or attorneys if such agents or attorneys shall have been selected by the Owner Trustee with reasonable care. If specified in the related Prospectus Supplement, for the purpose of meeting the legal requirements of certain local jurisdictions, the Owner Trustee will have the power to appoint co-Owner Trustees or separate Owner Trustees for all or any part of the Trust relating to a Series of Certificates.

     Unless otherwise  specified in  the related  Prospectus Supplement,  the
Owner Trustee shall be deemed to have discharged its duties and responsibilities under the Trust Agreement to the extent the Administrator has agreed in the Administration Agreement to perform any act or to discharge any duty of the Owner Trustee under the Trust Agreement and related documents, and the Owner Trustee will not be held liable for the default or failure of the Administrator to carry out its obligations under the Administration Agreement.

     Unless otherwise specified in the related Prospectus Supplement, all persons into which the Owner Trustee under any Trust Agreement may be merged or with which it may be consolidated or any person resulting from such merger or consolidation will be the successor of the Owner Trustee under such Trust Agreement.

RESIGNATION OR REMOVAL OF OWNER TRUSTEE

          Unless otherwise specified in the related Prospectus Supplement, the Owner Trustee for any Series may, upon written notice to the Administrator and the Depositor, resign at any time, in which event the Administrator will be obligated to use its best efforts to appoint a successor Owner Trustee. If no successor Owner Trustee has been appointed and has accepted the appointment within 30 days after giving such notice of resignation, the resigning Owner Trustee may petition any court of competent jurisdiction for appointment of a successor Owner Trustee. Unless otherwise specified in the related Prospectus Supplement, the Owner Trustee for any Series may also be removed by the Administrator if the Owner Trustee ceases to be eligible to continue as such under the Trust Agreement or shall be legally unable to act, or if the Owner Trustee is adjudged bankrupt or insolvent, or a receiver of the Owner Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Owner Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation thereof. Any resignation or removal of the Owner Trustee and appointment of a successor Owner Trustee will not become effective until acceptance of the appointment by the successor Owner Trustee.

CERTAIN MATTERS REGARDING THE OWNER TRUSTEE AND THE DEPOSITOR

     Unless otherwise specified in the related Prospectus Supplement, none of the Depositor, the Owner Trustee for any Series or any director, officer or employee of the Depositor or such Owner Trustee will be under any liability to the Trust, the Noteholders or the Certificateholders of such Series for any action taken or for refraining from the taking of any action in good faith pursuant to the related Trust Agreement or for errors in judgment; provided, however, that none of such Owner Trustee, the Depositor and any director, officer or employee thereof will be protected against any liability which would otherwise be imposed by reason of willful misconduct, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations and duties under the related Trust Agreement.

     Unless otherwise specified in the related Prospectus Supplement, none of any Owner Trustee, the Depositor or any of their respective owners, beneficiaries, agents, officers, directors or employees will be (in the absence of an express agreement to the contrary) personally liable for the payment of the principal of or interest on the Notes or the Certificates of such Series or for the agreements of the Issuer contained in the related Trust Agreement.

AMENDMENT OF THE TRUST AGREEMENT

     Unless otherwise specified in the Prospectus Supplement, the Trust Agreement for any Series may be amended by the Depositor and the Owner Trustee with respect to such Series, without notice to or consent of the Noteholders or the Certificateholders to (i) cure any ambiguity or mistake,
(ii) correct any defective provisions or to correct or supplement any provision therein which may be inconsistent with any other provision therein,
(iii) add to the duties of the Depositor or the Administrator, (iv) add any other provisions with respect to matters or questions arising under such Trust Agreement or any Enhancement, (v) comply with any requirements of the Code or (vi) evidence and provide for the acceptance of the appointment under the Trust Agreement by a successor Owner Trustee and to add to or change any of the provisions of the Trust Agreement as shall be necessary to facilitate the administration of the trusts thereunder; provided that any such amendment pursuant to clause (iv) above will not adversely affect in any material respect the interests of any Securityholders of such Series, as evidenced by an opinion of counsel or a written confirmation from each Rating Agency that such amendment will not cause such Rating Agency to reduce the then current rating thereof. Unless otherwise specified in the related Prospectus Supplement, the Trust Agreement for any Series may also be amended by the Depositor and the related Owner Trustee with the consent of the holders of Notes for such Series evidencing at least a majority of the outstanding principal of the Notes for such Series and Certificateholders for such Series owning voting interests aggregating not less than a majority of the aggregate voting interests for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such Trust Agreement or modifying in any manner the rights of the Noteholders or Certificateholders for such Series; provided, however, that, without notification by each Rating Agency that such amendment shall not cause the ratings of the Notes and Certificates of such Series to be reduced or revoked, no such amendment may (i) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on the Underlying Securities or distributions that are required to be made for the benefit of such Noteholders or Certificateholders or (ii) reduce the aforesaid percentage of the Notes or the voting interests of Certificates which are required to consent to any such amendment, without the consent of the holders of all the outstanding Notes or Certificates for such Series.

VOTING RIGHTS

     The  related  Prospectus  Supplement  will  set  forth  the   method  of
determining allocation of voting rights with respect to a Series, if other than set forth herein.

LIST OF CERTIFICATEHOLDERS

     Upon written request of three or more Certificateholders of record of a Series evidencing not less than 25% of the outstanding principal amount of the Certificates of such Series for purposes of communicating with other Certificateholders with respect to their rights under the Trust Agreement or under the Certificates for such Series, which request is accompanied by a copy of the communication which such Certificateholders propose to transmit, the Trustee will afford such Certificateholders access during business hours to the current list of Certificateholders of that Series held by the Owner Trustee.

     No Trust Agreement will provide for the holding of any annual or other meeting of Certificateholders.

TERMINATION

     The obligations created by the Trust Agreement for a Series will terminate upon final distribution by the Owner Trustee of all moneys or other property or proceeds of the trustee estate (including the Underlying Securities) in accordance with the terms of the Indenture and the Trust
Agreement. If specified in the related Prospectus Supplement, the Trust Agreement for each Series will permit, but does not require, the Depositor or any other entity named in the Prospectus Supplement to repurchase from the Trust for such Series all remaining Underlying Securities on or after a specified date, or on or after such time as the aggregate principal balance of the Securities of the Series or the Underlying Securities of such Series, as specified in the related Prospectus Supplement, is less than the amount or percentage specified in the related Prospectus Supplement. In no event, however, will the trust created by the Trust Agreement continue beyond the expiration of 21 years from the death of the last survivor of certain persons identified therein. For each Series, the Administrator or the Owner Trustee, as applicable, will give written notice of termination of the Trust Agreement to each Certificateholder, and the final distribution will be made only upon surrender and cancellation of the Certificates at an office or agency specified in the notice of termination. If so provided in the related Prospectus Supplement for a Series, the Depositor or another entity may effect an optional termination of the Trust under the circumstances described in such related Prospectus Supplement. See "CERTAIN INFORMATION REGARDING THE SECURITIES -- Optional Purchase or Termination" herein.

                                THE DEPOSITOR

     ML Asset Backed Corporation (the "Depositor") was incorporated in the State of Delaware on September 22, 1987, is a wholly-owned subsidiary of Merrill Lynch & Co., Inc. and is an affiliate of Merrill Lynch, Pierce,
Fenner & Smith Incorporated.   The Depositor  maintains its  principal
office  at 250 Vesey  Street,  World  Financial Center,  New  York,  New  York
10281.    Its telephone number is (212) 449-0336.

     The Depositor will have no servicing obligations or responsibilities with
respect to any Credit Card Receivables or Underlying Securities.   The Depositor
does  not have  and does not  expect to  have any significant assets.

     As specified in the related Prospectus Supplement, the Administrator with respect to any Series of Certificates and/or Notes may be an affiliate of the Depositor. The Depositor anticipates that it will acquire Underlying Securities in the open market or in privately negotiated transactions. Such acquisition may be made through or from one or more affiliates of the Depositor.

     Neither the Depositor, the underwriters nor any of their respective affiliates will insure or guarantee the Underlying Securities or the Certificates and/or Notes of any Series.

                               USE OF PROCEEDS

     The Depositor will apply all or substantially all of the net proceeds from the sale of each Series of Securities offered hereby and by the related Prospectus Supplement for one or more of the following purposes: (i) to purchase the related Assets, (ii) to repay indebtedness which has been incurred to obtain funds to acquire such Assets, (iii) to establish a Pre-Funding Account for such Series, (iv) to establish any Reserve Account described in the related Prospectus Supplement, and (v) to pay costs of structuring and issuing such Securities, including the costs of obtaining any Enhancement.

                  CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

     Set forth below is a discussion of certain material U.S. federal income tax consequences of the purchase, ownership and disposition of the
Securities. This discussion does not purport to deal with all aspects of U.S. federal income taxation that may be relevant to holders of the Securities in light of their personal investment circumstances, nor to certain holders subject to special treatment under the U.S. federal income tax laws (for example, banks, life insurance companies, tax-exempt organizations, dealers in Securities, or holders of Securities that are part of a "straddle" or "conversion transaction"). As specified in each Prospectus Supplement, the Trust will be provided with an opinion of Brown & Wood LLP ("Federal Tax Counsel") regarding certain federal income tax matters discussed below. An opinion of Federal Tax Counsel, however, is not binding on the Internal Revenue Service (the "IRS") or the courts. No ruling on any of the issues discussed below will be sought from the IRS. Taxpayers and preparers of tax returns (including those filed by any partnership or other issuer) should be aware that under applicable Treasury Regulations a provider of advice on specific issues of law is not considered an income tax return preparer unless the advice is (i) given with respect to events that have occurred at the time the advice is rendered and is not given with respect to the consequences of contemplated actions, and (ii) is directly relevant to the determination of an entry on a tax return. Prospective investors are advised to consult their own tax advisors with regard to the U.S. federal income tax consequences of holding and disposing of the Securities, as well as the tax consequences arising under the laws of any state, foreign country or other jurisdiction. This discussion is based upon present provisions of the Internal Revenue Code of 1986, as amended (the "Code"), the regulations promulgated thereunder, and judicial or ruling authority, all of which are subject to change, which change may be retroactive.

     The Securities of a Series may be classified for U.S. federal income tax purposes as (i) indebtedness, (ii) an ownership interest in some or all of the assets included in the Trust for a Series or (iii) otherwise specified in the Prospectus Supplement for such Series.

     As used herein, the term "United States person" means a beneficial owner of a Security that is for U.S. federal income tax purposes (i) a citizen or resident of the United States, (ii) a corporation, partnership (including an entity treated as a partnership or corporation for federal income tax purposes) created or organized in or under the laws of the United States or any state thereof or the District of Columbia (unless, in the case of a partnership, applicable Treasury Regulations provide otherwise), (iii) an estate whose income is subject to United States federal income tax regardless of its source, or (iv) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust. Notwithstanding the preceding clause (iv), to the extent provided in Treasury Regulations, certain trusts in existence on August 20, 1996, and treated as United States persons under the Code and applicable Treasury Regulations prior to such date, that elect to continue to be treated as United States persons also will be United States persons. As used herein, the term "non-United States person" means a beneficial owner of a Security that is not a United States person.

TREATMENT OF THE NOTES AS INDEBTEDNESS

     The Depositor will agree, and the Noteholders will agree by their purchase of Notes, to treat the Notes as debt for U.S. federal income tax purposes. If so specified in the Prospectus Supplement for a Series, Federal Tax Counsel will advise the Trust that the Notes of a Series will be classified as debt for federal income tax purposes. The discussion below assumes this characterization of the Notes is correct. If, contrary to the opinion of Federal Tax Counsel, the IRS successfully asserted that one or more of the Notes did not represent debt for U.S. federal income tax purposes, the Notes might be treated as equity interests in the Trust. If the Notes were so treated, the Trust might be taxable as a corporation or, alternatively, as a publicly traded partnership.

     Interest Income to Noteholders. Assuming the Notes are debt obligations for U.S. federal income tax purposes, interest thereon will be taxable as ordinary income for U.S. federal income tax purposes when received by Noteholders utilizing the cash basis method of accounting and when accrued by Noteholders utilizing the accrual method of accounting. Interest received on the Notes may also constitute "investment income" for purposes of certain limitations of the Code concerning the deductibility of investment interest expense. In addition, a Noteholder who buys a Security for less than its principal amount (assuming the Note is issued without OID) will be subject to the "market discount" rules of the Code, and a Noteholder who buys a Note for more than its principal amount will be subject to the premium amortization rules of the Code. See "-- Original Issue Discount" below for a description of the U.S. federal income tax consequences if the Notes are issued with OID.

     The Indenture Trustee will be required to report annually to the IRS, and to each Noteholder of record, the amount of interest paid (and OID accrued, if any) on the Notes (and the amount of interest withheld for U.S. federal income taxes, if any) for each calendar year, except as to exempt holders. See "-- Backup Withholding" herein.

     Original Issue Discount. The following summary is a general discussion of the U.S. federal income tax consequences to Noteholders who are United States persons owning Notes issued with original issue discount ("OID Notes" and "OID", respectively). It is based upon income tax regulations (the "OID Regulations") under Code Sections 1271 through 1273 and 1275.

     In general, the OID with respect to any OID Note will equal the difference between the principal amount of the Note and its issue price (defined as the initial offering price to the public at which price a substantial amount of the OID Notes have been sold, ignoring sales to bond houses, brokers, or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers), if such excess is 0.25% or more of the OID Note's principal amount multiplied by the number of complete years to its maturity (the "de minimis amount"). Even if such excess is less than the de minimis amount, if a failure to pay interest currently on the Notes is not a default it is possible that all stated interest could be treated as principal for this purpose (and for purposes of the computations described below) with the result that the Notes could be viewed as OID Notes. Holders of OID Notes must include OID in income for U.S. federal income tax purposes as it accrues under a constant yield method regardless of the Noteholder's regular method of accounting.

     In general, each Noteholder of an OID Note, whether such Noteholder uses the cash or accrual method of accounting for tax purposes, will be required to include in ordinary gross income the sum of the "daily portions" of OID on the Note for each day during the taxable year that the Noteholder owns the Note. The daily portion of OID on an OID Note is determined by allocating to each day in any "accrual period" a ratable portion of the original issue discount allocable to that accrual period. In the case of an initial Noteholder, the amount of original issue discount on an OID Note allocable to each accrual period is determined by (i) multiplying the "adjusted issue price" (as defined below) of the Note by a fraction, the numerator of which is the annual yield to maturity of such Note and the denominator of which is the number of accrual periods in a year, and (ii) subtracting from the product the amount of interest paid during that accrual period. The "adjusted issue price" of an OID Note at the beginning of any accrual period will be the sum of its issue price and the amount of OID allocable to all prior accrual periods, minus the amount of all payments (other than payments of qualified stated interest) previously made with respect to the OID Note. As a result of such "constant yield" method of including OID income, the amounts so includible in income are lower in the early years and greater in the later years than the amounts that would be includible on a straightline basis. Under the Code, OID is calculated and accrued using prepayment assumptions where payments on a debt instrument may be accelerated by reason of prepayments (or to the extent provided in regulations, by reason of other events). Moreover, the legislative history to the provisions provides that the same prepayment assumptions used to price a debt instrument are to be used to calculate OID, as well as to accrue market discount and amortize premium. If a prepayment assumption is or may be required, the prepayment assumption the Trust intends to use for tax reporting purposes will be specified in the relevant Prospectus Supplement.

     In the event that a Noteholder purchases an OID Note at an "acquisition premium," i.e., at a price in excess of the adjusted issue price and less than or equal to the sum of all amounts payable on the instrument after the purchase date other than qualified stated interest, the amount includible in income in each taxable year as OID will be reduced by that portion of the premium properly allocable to such year. Moreover, a Noteholder who purchases an OID Note at a price less than the price described in the preceding sentence will be subject to the market discount rules of the Code.

     If an early amortization event occurs with respect to the Underlying Securities, any early payments of principal as a result of such event could result in acceleration of income corresponding to a portion of the unaccrued OID.

     Contingent Payment Securities. Where the Notes have been issued with contingent interest and, as a result, would be subject to the contingent payment rules under the OID provisions of the Code, a Prospectus Supplement will so provide. Under the contingent payment debt rules, the timing of the recognition of income (including original issue discount, market discount and premium) depends on the issue price of the Notes and the terms of the contingencies.

     Effects of Defaults and Delinquencies. Holders of Notes that are treated as debt for U.S. federal income tax purposes will be required to report income with respect to such Notes under an accrual method without giving effect to delays and reductions in distributions attributable to a default or delinquency on the Underlying Securities or the Credit Card Receivables, except possibly to the extent that it can be established that such amounts are uncollectible. As a result, the amount of income (including
OID) reported by a holder of such a Note in any period could significantly exceed the amount of cash distributed to such holder in that period. The holder will eventually be allowed a loss (or will be allowed to report a lesser amount of income) to the extent that the aggregate amount of distributions on the Note is reduced as a result of Underlying Securities or the Credit Card Receivables default. However, the timing and character of such losses or reductions in income are uncertain and, accordingly, holders of Notes should consult their own tax advisors on this point.

     Sale or Exchange. A Noteholder's tax basis in its Note is the price such holder pays for a Note, plus amounts of original issue or market discount included in income and reduced by any payments received (other than qualified stated interest payments) and any amortized premium. Gain or loss recognized on a sale, exchange, or redemption of a Note, measured by the difference between the amount realized and the Note's basis as so adjusted, will generally be long-term capital gain or loss, assuming that the Note is held as a capital asset and is held for more than one year, except to the extent such gain represents accrued interest or market discount not previously included in the Noteholder's income.

     The Taxpayer Relief Act of 1997 reduces the maximum rates on long-term capital gains recognized on capital assets held by individual taxpayers for more than eighteen months as of the date of disposition to 20% (and would further reduce the maximum rates on such gains in the year 2001 and thereafter for certain individual taxpayers who meet specified conditions). Gain recognized by individual taxpayers on assets held more than twelve but not more than eighteen months continue to be taxed at a 28% rate. Prospective investors should consult their own tax advisors regarding these tax law changes.

     Foreign Investors. If so specified in the Prospectus Supplement for a Series, Federal Tax Counsel will give its opinion that the Notes of a Series of Securities will properly be classified as debt for U.S. federal income tax purposes. If the Notes are treated as debt:

          (a) interest paid to a non-United States person would be exempt from U.S. withholding taxes (including backup withholding taxes), provided the holder complies with applicable identification requirements (and does not actually or constructively own 10% or more of the voting stock of the Depositor and is not a controlled foreign corporation with respect to the Depositor). Applicable identification requirements will be satisfied if there is delivered to a securities clearing organization (or bank or other financial institution that holds the Notes on behalf of the customer in the ordinary course of its trade or business) (i) IRS Form W-8 signed under penalties of perjury by the beneficial owner of such Notes stating that the beneficial owner is not a United States person and providing such beneficial owner's name and address, (ii) IRS Form 1001 signed by the beneficial owner of such Notes or such owner's agent claiming exemption from withholding under an applicable tax treaty, or (iii) IRS Form 4224 signed by the beneficial owner of such Notes or such owner's agent claiming exemption from withholding of tax on income connected with the conduct of a trade or business in the United States; provided in any such case (x) the applicable form is delivered pursuant to applicable procedures and is properly transmitted to the United States entity otherwise required to withhold tax and (y) none of the entities receiving the form has actual knowledge that the holder is a United States person or that any certification on the form is false.

          (b) a holder of a Note who is a non-United States person will not be subject to U.S. federal income tax on gain realized on the sale, exchange or redemption of such Note, provided that (i) such gain is not attributable to the conduct of a trade or business in the United States,
     (ii) in the case of a holder that is an individual, such holder is not present in the United States for 183 days or more during the taxable year in which such sale, exchange or redemption occurs and (iii) in the case of gain representing accrued interest, the conditions described in clause (a) are satisfied; and

          (c) a Note held by an individual who at the time of death is a nonresident alien will not be subject to United States federal estate tax as a result of such individual's death if, immediately before his death, (i) the individual did not actually or constructively own 10% or more of the voting stock of the Depositor and (ii) the holding of such Note was not effectively connected with the conduct by the decedent of a trade or business in the United States.

     If the IRS were to contend successfully that a Series of Securities are interests in a partnership (not taxable as a corporation), a Noteholder that is a non-United States person might be required to file a U.S. individual or corporate income tax return and pay tax on its share of partnership income at regular U.S. rates, including, in the case of a corporation, the branch profits tax (and would be subject to withholding tax on its share of partnership income). If the Notes are recharacterized as interests in an association taxable as a corporation or a "publicly traded partnership" taxable as a corporation, to the extent distributions on the Notes were treated as dividends, Noteholders that are non-United States persons would generally be taxed on the gross amount of such dividends (and subject to withholding) at a rate of 30% unless such rate were reduced by an applicable treaty.

     Backup Withholding. A Noteholder may, under certain circumstances, be subject to "backup withholding" at a rate of 31% with respect to distributions or the proceeds of a sale of Notes to or through brokers that represent interest or OID on the Notes. This withholding generally applies if the holder of a Note (i) fails to furnish the Indenture Trustee with its taxpayer identification number ("TIN"); (ii) furnishes the Indenture Trustee an incorrect TIN; (iii) fails to report properly interest, dividends or other "reportable payments" as defined in the Code; or (iv) under certain circumstances, fails to provide the Indenture Trustee or such holder's securities broker with a certified statement, signed under penalty of perjury, that the TIN provided is its correct number and that the holder is not subject to backup withholding. Backup withholding will not apply, however, with respect to certain payments made to Noteholders, including payments to certain exempt recipients (generally, holders that are corporations, tax-exempt organizations, qualified pension and profit-sharing trusts, individual retirement accounts, or non-United States persons who provide certification as to their status as non-United States persons) and to certain non-United States persons. Each nonexempt Noteholder will be required to provide, under penalties of perjury, a certificate on IRS Form W-9 containing such holder's name, address, federal taxpayer identification number and a statement that such holder is not subject to backup withholding. Should a nonexempt Noteholder fail to provide the required certification, the Trustee will be required to withhold (or cause to be withheld) 31% of the interest (and principal) otherwise payable to the holder and remit the withheld amounts to the IRS as credit against the Noteholder's federal income tax liability. Noteholders should consult their tax advisers as to their qualification for exemption from backup withholding and the procedure for obtaining the exemption.

     NEW WITHHOLDING REGULATIONS

     On October 6, 1997, the Treasury Department issued new regulations (the "New Regulations") which make certain modifications to the withholding, backup withholding and information reporting rules described above. The New Regulations attempt to unify certification requirements and modify reliance standards. The New Regulations will generally be effective for payments made after December 31, 1998, subject to certain transition rules. Prospective investors are urged to consult their own tax advisors regarding the New Regulations.

     The Indenture Trustee will report to the Noteholders and to the Administrator for each calendar year the amount of any "reportable payments" during such year and the amount of tax withheld, if any, with respect to payments on the Notes. The Indenture Trustee will furnish or make available, within a reasonable time after the end of each calendar year, to each Noteholder or each person holding a Note on behalf of a Noteholder at any time during such year, such information as the Indenture Trustee deems necessary or desirable to assist Noteholders in preparing their federal income tax returns.

TAX TREATMENT OF SWAP AGREEMENTS

     If so specified in a Prospectus Supplement, the Trust will enter into one or more Swap Agreements. The Internal Revenue Service (the "IRS") has issued regulations that address the timing of income and deductions with respect to certain notional principal contracts (the "Swap Regulations"). In general, the Swap Agreements should constitute notional principal contracts within the meaning of the Swap Regulations. The Swap Regulations generally require that a ratable portion of net payments accruing under a notional principal contract within a taxable year be deducted from or included in income for that year, despite actual payment or receipt in the following taxable year. Accordingly, in general, each Certificateholder will be required to include in income their pro rata share of the Trust's income or deduction attributable to a Swap Agreement recognized in a given year even if the Certificateholder is a cash method taxpayer. Under the terms of a Swap Agreement, a Certificateholder could be treated as making or receiving an upfront "nonperiodic payment" as that term is defined in the Swap Regulations. Such a characterization could result in the Certificateholders recognizing income less than or in excess of amounts actually received under the Swap Agreement throughout the life of the Swap Agreement. In addition, under the Swap Regulations, if a Swap Agreement is assigned by any Swap Counterparty, the Certificateholders may be required to recognize gain or loss on such assignment as though the Swap Agreement had been terminated and a new Swap Agreement had been entered into. The Certificateholders will be required to account for any Swap breakage fees paid or received pursuant to the Swap Agreement as ordinary income or deduction unless the Swap breakage fees constitute a termination payment within the meaning of Code Section 1234A, in which case any Swap breakage fees paid or received pursuant to the Swap Agreement prior to the end of the term of the Swap Agreement would constitute capital gain or loss. It is possible that one or more of the Swap Agreements entered into by the Trust, although documented as such, will not constitute notional principal contracts under the Swap Regulations. In such a case, the substance of the Swap Agreement will govern how it is treated for U.S. federal income tax purposes. As discussed below, the taxation of Certificateholders in respect of the Swap Agreements may depend on the classification of the Trust as a partnership, grantor trust or FASIT.

TAX STATUS AS A PARTNERSHIP

     General. If specified in the related Prospectus Supplement, to the extent there is more than one Certificateholder the Trust relating to the Series of Certificates will receive an opinion from Federal Tax Counsel that the Trust will be classified as a partnership for U.S. federal income tax purposes and not as an association or publicly traded partnership taxable as a corporation (assuming compliance with the Certificateholders' representations or deemed representations, as the case may be). In such case, the Certificateholders will agree by their purchase of Certificates to treat the Trust as a partnership for purposes of U.S. federal and state income tax, franchise tax and any other tax measured in whole or in part by income. The assets of such tax partnership would consist of the assets held by the Trust, the partners of the partnership would be the Certificateholders and the Notes would be considered debt of the partnership. See "--Treatment of Trust as a Disregarded Entity" for discussion of U.S. federal income tax consequences of all Certificates being held by one person. It should be noted that to the extent the Trust is classified as a partnership for U.S. federal income tax purposes Certificates should not be held by tax-exempt entities (including pension funds). To such an entity, all or a portion of the income from partnership interests would be "unrelated business taxable income." In addition, because of certain potentially adverse consequences, to the extent the Trust is classified as a partnership for U.S. federal income tax purposes, Certificates cannot be held by non-U.S. persons. Accordingly, if the Trust is so classified, transfers of Certificates to non-U.S. persons will be null and void ab initio and the intended transferee shall be deemed never to have had an interest therein.

     For U.S. federal income tax purposes, a partnership is not considered a separate taxable entity. Instead, partnership income is taxed directly to the partners and each partner generally is viewed as owning a direct undivided interest in each partnership asset. The partnership is generally treated as an entity, however, for computing partnership income, determining the tax consequences of transactions between a partner and the partnership, and characterizing the gain on the sale or exchange of a partnership interest. The following discussion is a summary of some of the material U.S. federal income tax consequences of classifying the Trust as a partnership. Prospective owners of Certificates should consult their own tax advisors regarding the U.S. federal income tax consequences discussed below, as well as any other material U.S. federal income tax consequences that may result from applying partnership tax rules to the ownership and transfer of a Certificate.

     Partnership Taxation. As a partnership, the Trust will not be subject to U.S. federal income tax. Rather, each Certificateholder will be required to separately take into account such holder's allocated share of income, gains, losses, deductions and credits of the Trust. The Trust's income will consist primarily of income from the Underlying Securities (including appropriate adjustments for market discount, OID and bond premium), income of Eligible Investments, payments made by the Swap Counterparty to the Trust under the Swap Agreement (if so specified in the Prospectus Supplement), and amounts realized by the Indenture Trustee upon the sale or other disposition of Underlying Securities or Eligible Investments. The Trust's deductions will consist primarily of interest accruing with respect to the Notes, payments made to the Swap Counterparty under the Swap Agreement, other fees, and losses or deductions upon collection or disposition of the Underlying Securities or Eligible Investments.

     It is important to note that cash basis holders may in effect be required to report income from the Certificates on an accrual basis and Certificateholders may become liable for taxes on the Trust's income even if they have not received cash from the Trust to pay such taxes. In addition, because tax allocations and tax reporting will be done on a uniform basis for all Certificateholders, Certificateholders purchasing Certificates at different times and at different prices may be required to report on their tax returns taxable income that is greater or less than the amount reported to them by the Trust.

     An individual taxpayer's share of expenses of the Trust (not including interest expenses) will generally be miscellaneous itemized deductions which are deductible to the extent they exceed two percent of the individual's adjusted gross income. Accordingly, such deductions might be disallowed to the individual in whole or in part and might result in such holder being taxed on an amount of income that exceeds the amount of cash actually distributed to such holder over the life of the Issuer.

     Computation of Income. Taxable income of the Trust will be computed at the Trust level and then allocated pro rata to the Certificateholders. Consequently, the method of accounting for taxable income, along with any elections (such as those described above with respect to the market discount rules), will be made by the Trust rather than the Certificateholders. The Trust intends, to the extent possible, to have the taxable income of the Trust computed under the accrual method of accounting. To the extent that OID, if any, on the Underlying Securities exceeds a de minimis amount, the Trust would have OID income. Moreover, if the purchase price paid by the Trust for the Underlying Securities is greater or less than the remaining principal balance of the Underlying Securities at the time of purchase, the Underlying Securities will have been acquired at a premium or discount, as the case may be. If the Trust acquires the Underlying Securities at more than a de minimis market discount or at a premium, the Trust will elect to include any such discount in income currently as it accrues over the life of the Underlying Securities or to offset any such premium against interest income on the Underlying Securities. In addition, the Trust intends to adopt a calendar-year taxable year for computing the taxable income of the Trust (if permitted under the Code). The time at which Certificateholders recognize income of the Trust, however, is generally determined by reference to the tax years of the Certificateholders. As a result, a Certificateholder would be required to include its pro rata share of Trust income for a taxable year, as determined by the Trust, in such Certificateholder's gross income for its taxable year in which the taxable year of the Trust ends.

     Determining the Bases of Trust Assets. The Trust will become a partnership on the first date when the Trust Certificates are held by more than one person. On that date, each of the Certificateholders should be treated as having purchased a pro rata share of the assets of the Trust (subject to the liability for the Notes) followed immediately by a deemed contribution of such assets to the newly formed partnership. The partnership's basis in the Trust's assets would therefore equal the sum of the Certificateholders' bases in their respective interests in the Trust's assets immediately prior to the deemed contribution to the partnership. To the extent that the fair market value of the assets deemed contributed to the partnership varied from the bases of such assets to the partnership, the allocation of taxable income to the Certificateholders would be adjusted in accordance with Code Section 704(c) to account for such variations.

     Pursuant to final regulations issued on May 9, 1997 under Code Section 708, a sale or exchange of 50% or more of the capital and profits interests in a partnership within a 12 month period would cause a deemed contribution of assets of the partnership (the "old partnership") to a new partnership (the "new partnership") in exchange for interests in the new partnership. Such interests would be deemed distributed to the partners of the old partnership in liquidation thereof, which would not constitute a sale or exchange. Accordingly, under these new regulations, if the Trust were characterized as a partnership and a sale of Certificates terminated the partnership under Code Section 708, the purchaser's basis in its ownership interest would not change.

     Disposition of Certificates. Generally, capital gain or loss will be recognized on a sale of Certificates in an amount equal to the difference between the amount realized and the seller's tax basis in the Certificates sold. To the extent the Trust is characterized as a partnership, a Certificateholder's tax basis in a Certificate will generally equal the holders' cost, increased by the holder's share of the Trust's income (includible in gross income), and decreased by any distributions received with respect to such Certificate. In addition, both the tax basis in the Certificate and the amount realized on a sale of a Certificate would include the holder's share of the Notes and others liabilities of the Trust. A holder acquiring Certificates at different prices may be required to maintain a single aggregate adjusted tax basis in such Certificates, and, upon sale or other disposition of some of the Certificates, allocate a pro rata portion of such aggregate tax basis to the Certificates sold (rather than maintaining a separate tax basis in each Certificate for purposes of computing gain or loss on a sale of that Certificate).

     Any gain on the sale of a Certificate attributable to the holder's share of unrecognized accrued market discount on the Underlying Securities would generally be treated as ordinary income to the holder and could give rise to special tax reporting requirements.

     If a Certificateholder is required to recognize an aggregate amount of income (not including income attributable to disallowed itemized deductions described above) over the life of the Certificates that exceeds the aggregate cash distributions with respect thereto, such excess will generally give rise to a capital loss upon the retirement of the Certificates.

     Allocations Between Transferors and Transferees. In general, the Trust's taxable income and losses will be determined monthly and the tax items for a particular calendar month will be apportioned among the Certificateholders in proportion to the principal amount of Certificates owned by them as of the close of the last day of such month. As a result, a holder purchasing Certificates may be allocated tax items (which will affect the tax liability and tax basis of the holder) attributable to periods before the actual transaction.

     The use of such a monthly convention may not be permitted by existing laws and regulations. If a monthly convention is not allowed (or only applies to transfers of less than all of the partner's interest), taxable income or losses of the Trust might be reallocated among the Certificateholders. The Administrator is authorized to revise the Trust's method of allocation between transferors and transferees to conform to a method permitted by future laws, regulations or other IRS guidance.

     Code Section 754 Election. In the event that a Certificateholder sells a Certificate at a profit (or loss), the purchasing Certificateholder will have a higher (or lower) basis in the Certificate than the selling
Certificateholder had. The tax basis of the Trust's assets will not be adjusted to reflect that higher (or lower) basis unless the Trust were to file an election under Code Section 754. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the Trust will not make such election. As a result, Certificateholders might be allocated a greater or lesser amount of Trust income than would be appropriate based on their own purchase price for Certificates.

     Administrative Matters. The Administrator will be required to prepare and file a partnership information return (IRS Form 1065) signed by the "Tax Matters Partner" (as defined in the applicable Trust Agreement) with the IRS for each taxable year of the Issuer and will report each Certificateholder's allocable share of items of the Trust's income and expense to Certificateholders and the IRS on Schedule K-1. The Tax Matters Partner will be the Certificateholder specified in the Trust Agreement, and in the absence of such specification will be the Certificateholder with the largest profits interest in the partnership at the close of the relevant taxable year (or, if there is more than one such partner, the partner whose name would appear first in an alphabetical listing.) The Administrator will provide the Schedule K-1 information to nominees that fail to provide the Administrator with the information statement described in Code Section 6031, and such nominees will be required to forward such information to the beneficial owners of the Certificates. Generally, Certificateholders must file returns that are consistent with the information returns filed by the Trust or be subject to penalties unless the Certificateholder notifies the IRS of all such inconsistencies. In addition to signing the partnership return the Tax Matters Partner will have certain administrative responsibilities in the event the partnership is audited by the IRS.

     Treatment of Trust as a Disregarded Entity. If specified in the related Prospectus Supplement, to the extent there is only one Certificateholder, the Trust will be disregarded as an entity separate from the Certificateholder for U.S. federal income tax purposes. The Certificateholder will be treated as owning the assets of the Trust directly and all income, losses, deductions and credits of the Trust will be treated as those of the Certificateholder. A cash basis Certificateholder may in effect be required to report income from the Certificates on an accrual basis and may become liable for taxes on Trust income even if it has not received cash from the Trust to pay such taxes. In addition, to the extent the Certificateholder is an individual, expenses (not including interest expenses) are miscellaneous itemized deductions, which are only deductible to the extent they exceed two percent of the individual's gross income. Accordingly, such deductions might be disallowed to the individual in whole or in part and might result in such holder's being taxed on an amount of income that exceeds the amount of cash actually distributed to such holder over the life of the Trust. See "-- Computation of Income" and "--Payments under the Swap Agreement" herein for a description of other U.S. federal income tax consequences of owning the assets of Trust.

TAX STATUS AS A GRANTOR TRUST

     General. If specified in the related Prospectus Supplement, in the opinion of Federal Tax Counsel, the Trust relating to a Series of Certificates will be classified for U.S. federal income tax purposes as a grantor trust under Subpart E, Part 1 of Subchapter J of Chapter 1 of subtitle A of the Code and not as an association taxable as a corporation (the Certificates of such Series, "Pass-Through Securities"). In some Series there will be no separation of the principal and interest payments on the Securities. In such circumstances, a Certificateholder will be considered to have purchased a pro rata undivided interest in the Securities. In other cases ("Stripped Securities"), sale of the Certificates will produce a separation in the ownership of all or a portion of the principal payments from all or a portion of the interest payments on the Securities.

     Each Certificateholder must report on its U.S. federal income tax return its share of the gross income derived from the Securities (not reduced by the amount payable as fees to the Indenture Trustee, the Owner Trustee or the
Administrator and similar fees (collectively, the "Servicing Fee")), at the same time and in the same manner as such items would have been reported under the Certificateholder's tax accounting method had it held its interest in the Securities directly, received directly its share of the amounts received with respect to the Securities, and paid directly its share of the servicing fees. In the case of Pass-Through Securities, other than Stripped Securities (as defined below), such income will consist of a pro rata share of all of the income derived from all of the Securities and, in the case of Stripped Securities, such income will consist of a pro rata share of the income derived from each stripped bond or stripped coupon in which the Certificateholder owns an interest. The Certificateholder will generally be entitled to deduct servicing fees under Code Section 162 or Code Section 212 to the extent that such servicing fees represent "reasonable" compensation for the services rendered by the Indenture Trustee, the Owner Trustee or the Administrator (or third parties that are compensated for the performance of services). In the case of a noncorporate holder, however, servicing fees (to the extent not otherwise disallowed, e.g., because they exceed reasonable compensation) will be deductible in computing such holder's regular tax liability only to the extent that such fees, when added to other miscellaneous itemized deductions, exceed 2% of the adjusted gross income of the Certificateholder and may not be deductible to any extent in computing such holder's alternative minimum tax liability.

     Discount or Premium on Pass-Through Securities. Discount on a Pass-Through Security represents OID or market discount. In the case of a Underlying Security with OID in excess of a prescribed de minimis amount or a Stripped Security, a holder of a Certificate will be required to report as interest income in each taxable year its share of the amount of OID that accrues during the year.

     Stripped Securities. A Stripped Security may represent a right to receive only a portion of the interest payments on a Underlying Security (a "Stripped Coupon"), a right to receive only principal payments on a Underlying Security or a right to receive certain payments of both interest and principal (a "Stripped Bond"). Pursuant to Code Section 1286, the separation of ownership of the right to receive some or all of the interest payments on an obligation from ownership of the right to receive some or all of the principal payments results in the creation of "stripped bonds" with respect to principal payments and "stripped coupons" with respect to interest payments. Code Section 1286 applies the OID rules to stripped bonds and stripped coupons. For purposes of computing OID, a Stripped Bond or a Stripped Coupon is treated as a debt instrument issued on the date that such stripped interest is purchased, with an issue price equal to its purchase price or, if more than one stripped interest is purchased, the ratable share of the purchase price allocable to such stripped interest.

     Generally, under Treasury regulations (the "Section 1286 Treasury Regulations"), if the discount on a Stripped Bond Certificate is larger than a de minimis amount (as calculated for purposes of the OID rules of the Code) such Stripped Bond Certificate will be considered to have been issued with OID. Based on the preamble to the Section 1286 Treasury Regulations, it appears that stated interest on a Stripped Bond Certificate will be treated as "qualified stated interest" within the meaning of the Section 1286
Treasury Regulations and such income will be so treated in the Owner Trustee's or the Indenture Trustee's, as applicable tax information reporting.

     Under the foregoing rules, if it is anticipated that Stripped Bond Certificates will be considered to be issued with de minimis OID, then the OID will therefore be considered to be zero. Stripped Coupon Certificates will be issued with OID. If Stripped Bond Certificates are issued with OID, the rules described in this paragraph would apply. Generally, the owner of a Stripped Security issued or acquired with OID must include in gross income the sum of the "daily portions," as defined below, of the OID on such Stripped Security for each day on which it owns a Stripped Security, including the date of purchase but excluding the date of disposition. In the case of an original Stripped Security holder, the daily portions of OID with respect to a Stripped Security generally would be determined as follows. A calculation will be made of the portion of OID that accrues on the Stripped Security during each successive monthly accrual period (or shorter period in respect of the date of original issue or the final Distribution Date) that ends on the earlier to occur of the day in the calendar year corresponding to each Distribution Date or the last day of the related accrual period. This will be done, in the case of each full monthly accrual period, by adding (i) the present value of all remaining payments to be received on the Stripped Security and (ii) any payments received during such accrual period, and subtracting from that total the "adjusted issued price" of the Stripped Security at the beginning of such accrual period. The "adjusted issue price" of a Stripped Security at the beginning of the first accrual period is its issue price (as determined for purposes of the original issue discount rules of the Code) and the "adjusted issue price" of a Stripped Security at the beginning of a subsequent accrual period is the "adjusted issued price" at the beginning of the immediately preceding accrual period plus the amount of OID allocable to that accrual period and reduced by the amount of any payment made at the end of or during that accrual period. The OID accruing during such accrual period will then be divided by the number of days in the period to determine the daily portion of OID for each day in the period.

     Sale or Exchange. A Certificateholder's tax basis in its Certificate is the price such holder pays for a Certificate, plus amounts of original issue or market discount included in income and reduced by any payments received (other than qualified stated interest payments) and any amortized premium.

     Gain or loss recognized on a sale, exchange, or redemption of a Certificate, measured by the difference between the amount realized and the Certificate's basis as so adjusted, will generally be capital gain or loss, assuming that the Certificate is held as a capital asset. See "Certain Federal Income Tax Consequences-Treatment of Notes as Indebtedness-Sale or Exchange."

     Foreign Investors. Under the Code, unless interest (including OID) paid on a Certificate is considered to be "effectively connected" with a trade or business conducted in the United States by a non-United States person, such interest will normally qualify as portfolio interest (except where (i) the recipient is a holder, directly or by attribution, of 10% or more of the capital or profits interest in the issuer of the Securities, or (ii) the recipient is a controlled foreign corporation to which the Depositor is a related person) and will be exempt from U.S. federal income tax. Upon receipt of appropriate ownership statements, the issuer normally will be relieved of obligations to withhold tax from such interest payments. These provisions supersede the generally applicable provisions of United States law that would otherwise require the issuer to withhold at a 30% rate (unless such rate were reduced or eliminated by an applicable tax treaty) on, among other things, interest and other fixed or determinable, annual or periodic income paid to nonresidents of the United States. See "Certain Federal Income Tax Consequences -- Treatment of Notes as Indebtedness -- Foreign Investors" above. Holders of Pass-Through Securities and Stripped
Securities, however, may be subject to withholding to the extent that the Securities were originated on or before July 18, 1984. See "Certain Federal Income Tax Consequences New Withholding Regulations".

FASIT SECURITIES

     General

     The FASIT provisions of the Code were enacted by the Small Business Job Protection Act of 1996 and create a new elective statutory vehicle for the issuance of debt securities, including mortgage-backed and asset-backed securities. Although the FASIT provisions of the Code became effective on September 1, 1997, no Treasury regulations or other administrative guidance have been issued with respect to those provisions. Accordingly, definitive guidance cannot be provided with respect to many aspects of the tax treatment of FASIT Securityholders. Investors also should note that the FASIT discussion contained herein constitutes only a summary of the U.S. federal income tax consequences to holders of FASIT Securities. With respect to each Series of FASIT Securities, the related Prospectus Supplement will provide a detailed discussion regarding the U.S. federal income tax consequences associated with the particular transaction.

     FASIT Securities will be classified as either FASIT Regular Securities, which generally will be treated as debt for U.S. federal income tax purposes, or FASIT Ownership Securities, which generally are not treated as debt for such purposes, but rather as representing rights and responsibilities with respect to the taxable income or loss of the related Series FASIT. The Prospectus Supplement for each Series of Securities will indicate whether one or more FASIT elections will be made for that Series and which Securities of such Series will be designated as Regular Securities, and which, if any, will be designated as Ownership Securities.

     Qualification as a FASIT

     The Trust underlying a Series (or one or more designated pools of assets held in the Trust) will qualify under the Code as a FASIT in which the FASIT Regular Securities and the FASIT Ownership Securities will constitute the "regular interests" and the "ownership interests," respectively, if (i) a FASIT election is in effect, (ii) certain tests concerning (A) the composition of the FASIT's assets and (B) the nature of the Securityholders' interests in the FASIT are met on a continuing basis, and (iii) the Trust is not a regulated investment company as defined in Code Section 851(a).

     Asset Composition

     In order for a Trust (or one or more designated pools of assets held by a Trust) to be eligible for FASIT status, substantially all of the assets of the Trust (or the designated pool) must consist of "permitted assets" as of the close of the third month beginning after the closing date and at all times thereafter (the "FASIT Qualification Test"). Permitted assets include
(i) cash or cash equivalents, (ii) debt instruments with fixed terms that would qualify as regular interests if issued by a Real Estate Mortgage Investment Conduct as defined in Code Section 860D ("REMIC") (generally, instruments that provide for interest at a fixed rate, a qualifying variable rate, or a qualifying interest-only ("IO") type rate), (iii) foreclosure property, (iv) certain hedging instruments (generally, interest and currency rate swaps and credit enhancement contracts) that are reasonably required to guarantee or hedge against the FASIT's risks associated with being the obligor on FASIT interests, (v) contract rights to acquire qualifying debt instruments or qualifying hedging instruments, (vi) FASIT regular interests, and (vii) REMIC regular interests. Permitted assets do not include any debt instruments issued by the holder of the FASIT's ownership interest or by any person related to such holder.

     Interests in a FASIT

     In addition to the foregoing asset qualification requirements, the interests in a FASIT also must meet certain requirements. All of the interests in a FASIT must qualify as either of the following: (i) one or more classes of regular interests or (ii) a single class of ownership interest that is held by a fully taxable domestic C corporation. In the case of Series that include FASIT Ownership Securities, the ownership interest will be represented by the FASIT Ownership Securities.

     A FASIT interest generally qualifies as a regular interest if (i) it is designated as a regular interest, (ii) it has a stated maturity no greater than thirty years, (iii) it entitles its holder to a specified principal amount, (iv) the issue price of the interest does not exceed 125% of its stated principal amount, (v) the yield to maturity of the interest is less than the applicable Treasury rate published by the Service plus 5%, and (vi) if it pays interest, such interest is payable at either (a) a fixed rate with respect to the principal amount of the regular interest or (b) a permissible variable rate with respect to such principal amount.

     If a FASIT Security fails to meet one or more of the requirements set out in clauses (iii), (iv), or (v) as set forth in the first sentence of the preceding paragraph, but otherwise meets the above requirements, it may still qualify as a type of regular interest known as a "High-Yield Interest." In addition, if a FASIT Security fails to meet the requirement of clause (vi), but the interest payable on the Security consists of a specified portion of the interest payments on permitted assets and that portion does not vary over the life of the Security, the Security also will qualify as a High-Yield Interest. A High-Yield Interest may be held only by domestic C corporations that are fully subject to corporate income tax ("Eligible Corporations"), other FASITs, and dealers in securities who acquire such interests as inventory, rather than for investment. In addition, holders of High-Yield Interests are subject to limitations on offset of income derived from such interest. See "Certain Federal Income Tax Consequences -- FASIT Securities -- Tax Treatment of FASIT Regular Securities -- Treatment of High-Yield Interests."

     Consequences of Disqualification

     If a Series FASIT fails to comply with one or more of the Code's ongoing requirements for FASIT status during any taxable year, the Code provides that its FASIT status may be lost for that year and thereafter. If FASIT status is lost, the treatment of the former FASIT and the interests therein for U.S. federal income tax purposes is uncertain. The former FASIT might be treated as a grantor trust, as a separate association taxation as a corporation, or as a partnership. The FASIT Regular Securities could be treated as debt instruments for federal income tax purposes or as equity interests. Although the Code authorizes the Treasury to issue regulations that address situations where a failure to meet the requirements for FASIT status occurs inadvertently and in good faith, such regulations have not yet been issued. It is possible that disqualification relief might be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the FASIT's income for the period of time in which the requirements for FASIT status are not satisfied.

     Tax Treatment of FASIT Regular Securities

     General. Payments received by holders of FASIT Regular Securities generally should be accorded the same tax treatment under the Code as payments received on other taxable debt instruments. Holders of FASIT Regular Securities must report income from such Securities under an accrual method of accounting, even if they otherwise would have used the cash receipts and disbursements method. Except in the case of FASIT Regular Securities issued with original issue discount or acquired with market discount or premium, interest paid or accrued on a FASIT Regular Security generally will be treated as ordinary income to the Securityholder and a principal payment on such Security will be treated as a return of capital to the extent that the Securityholder's basis is allocable to that payment. Holders of FASIT Regular Securities issued with original issue discount or acquired with market discount or premium generally will treat interest and principal payments on such Securities in the same manner described for Notes. See "Certain Federal Income Tax Consequences -- Taxation of Debt Securities -
- Original Issue Discount," above. For purposes of accruing original issue discount and market discount and amortizing premium, a prepayment assumption is required to be used. The prepayment assumption the Issuer intends to use will be set forth in the related Prospectus Supplement.

     FASIT Regular Securities held by a Thrift Institution taxed as a "domestic building and loan association" will represent qualifying assets for purposes of the qualification requirements set forth in Code Section 7701(a)(19) to the same extent the REMIC Securities would be so considered. In addition, FASIT Regular Securities held by a financial institution to which Code Section 585 applies will be treated as evidences of indebtedness for purposes of Code Section 582(c)(1). FASIT Securities will not qualify as "Government securities" for either REIT or RIC qualification purposes.

     Sale, Exchange or Redemption. If a FASIT Regular Security is sold, exchanged, redeemed or retired, the seller will recognize gain or loss equal to the difference between the amount realized on the sale, exchange, redemption, or retirement and the seller's adjusted basis in the FASIT Regular Security. Such adjusted basis generally will equal the cost of the
FASIT Regular Security to the seller, increased by any OID and market discount included in the seller's gross income with respect to the FASIT Regular Security, and reduced (but not below zero) by payments included in the stated redemption price at maturity previously received by the seller and by any amortized premium. Similarly, a holder who receives a payment that is part of the stated redemption price at maturity of a FASIT Regular Security will recognize gain equal to the excess, if any, of the amount of the payment over the holder's adjusted basis in the FASIT Regular Security. A FASIT Regular Securityholder who receives a final payment that is less than the holder's adjusted basis in the FASIT Regular Security will generally recognize a loss. Except as provided in the following paragraph and as provided under "--Market discount" above, any such gain or loss will constitute capital gain or loss, provided that the FASIT Regular Security is held as a "capital asset". See "Certain Federal Income Tax Consequences -- Treatment of Notes as Indebtedness -- Sale or Exchange".

     The Certificates will constitute "evidences of indebtedness" within the meaning of Code Section 582(c)(1), so that gain or loss recognized from the sale of a FASIT Regular Security by a bank or a thrift institution to which such Section applies will be ordinary income or loss.

     The FASIT Regular Security information reports will include a statement of the adjusted issue price of the FASIT Regular Security at the beginning of each accrual period. In addition, the reports will include information necessary to compute the accrual of any market discount that may arise upon secondary trading of FASIT Regular Securities. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price which the FASIT may not have, it appears that the information reports will only require information pertaining the appropriate proportionate method of accruing market discount.

Treatment of High-Yield Interests

     High-Yield Interests are subject to special rules regarding the eligibility of holders of such interests and the ability of such holders to offset income derived from their FASIT Security with losses. High-Yield Interests may be held only by Eligible Corporations, other FASITs, and dealers in securities who acquire such interests as inventory. If a securities dealer (other than an Eligible Corporation) initially acquires a High-Yield Interest as inventory, but later begins to hold it for investment, the dealer will be subject to an excise tax equal to the income from the High-Yield Interest multiplied by the highest corporate income tax rate. In addition, a transfer of a High-Yield Interest to a disqualified holder will be disregarded for federal income tax purposes, and the transferor will continue to be treated as the holder of the High-Yield Interest.

     The holder of a High-Yield Interest may not use non-FASIT current losses or net operating loss carryforwards or carrybacks to offset any income derived from the High-Yield Interest, for either regular federal income tax purposes or for alternative minimum tax purposes. In addition, the FASIT provisions contain an anti-abuse rule that imposes corporate income tax on income derived from a FASIT Regular Security that is held by a pass-through entity (other than another FASIT) that issues debt or equity securities backed by the FASIT Regular Security and having the same features as High-Yield Interests.

Tax Treatment of FASIT Ownership Securities

     A FASIT Ownership Security represents the residual equity interest in a FASIT. Accordingly the holder of a FASIT Ownership Security determines its taxable income by taking into account all assets, liabilities, and items of income, gain, deduction, loss, and credit of a FASIT. In general, the character of the income to the holder of a FASIT Ownership Interest will be the same as the character of such income to the FASIT, except that any tax-exempt interest income taken into account by the holder of a FASIT Ownership Interest is treated as ordinary income. In determining taxable income, the holder of a FASIT Ownership Security must determine the amount of interest, original issue discount, market discount, and premium recognized with respect to the FASIT's assets and the FASIT Regular Securities issued by the FASIT according to a constant yield methodology and under an accrual method of accounting. In addition, holders of FASIT Ownership Securities are subject to the same limitations on their ability to use losses to offset income from their FASIT Securities as are holders of High-Yield Interests. See "Certain Federal Income Tax Consequences -- FASIT Securities -- Tax Treatment of FASIT Regular Securities -- Treatment of High-Yield Interest."

     Rules similar to the wash sale rules applicable to REMIC Residual Securities also will apply to FASIT Ownership Securities. Accordingly, losses on dispositions of a FASIT Ownership Security generally will be disallowed where, within six months before or after the disposition, the seller of such Security acquires any other FASIT Ownership Security that is economically comparable to a FASIT Ownership Security. In addition, if any security that is sold or contributed to a FASIT by the holder of the related FASIT Ownership Security was required to be marked-to-market under Code
Section 475 by such holder, then Code Section 475 will continue to apply to such securities, except that the amount realized under the mark-to-market rules will be the greater of the securities' value under the marked-to-market rules or the securities' value after applying special valuation rules contained in the FASIT provision. Those special valuation rules generally require that the value of debt instruments that are not traded on an established securities market be determined by calculating the present value of the reasonably expected payments under the instrument using a discount rate of 120% of the applicable Federal rate, compounded semiannually.

     The holder of a FASIT Ownership Security will be subject to a tax equal to 100% of the net income derived by the FASIT from any "prohibited transactions." Prohibited transactions include (i) the receipt of income derived from assets that are not permitted assets, (ii) certain dispositions of permitted assets, (iii) the receipt of any income derived from any loan originated by a FASIT, and (iv) in certain cases, the receipt of income representing a servicing fee or other compensation. Any Series for which a FASIT election is made generally will be structured in order to avoid application of the prohibited transaction tax.

Backup Withholding

     Holders of FASIT Securities will be subject to backup withholding to the same extent holders of Notes would be so subject. See "Certain Federal Income Tax Consequences -- Treatment of Notes as Indebtedness -- Backup Withholding."

                           STATE TAX CONSIDERATIONS

     In addition  to the  U.S. federal income  tax consequences  described in
"Certain Federal Income Tax Considerations," potential investors should consider the state income tax consequences of the acquisition, ownership and disposition of the Securities. State income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state. Therefore, potential investors should consult their own tax advisors with respect to the various state tax consequences of an investment in the Securities.

                             ERISA CONSIDERATIONS

     Section 406 of ERISA and Code Section 4975 prohibit a pension, profit-sharing or other employee benefit plan, as well as individual retirement accounts and certain types of Keogh Plans (each a "Benefit Plan"), from engaging in certain transactions with persons that are "parties in interest" under ERISA or "disqualified persons" under the Code with respect to such Benefit Plan. A violation of these "prohibited transaction" rules may result in an excise tax or other penalties and liabilities under ERISA and the Code for such persons.

     Certain transactions involving a Trust might be deemed to constitute prohibited transactions under ERISA and the Code with respect to a Benefit Plan that purchased Notes or Certificates if assets of the Trust were deemed to be assets of the Benefit Plan. Under a regulation issued by the United States Department of Labor (the "Plan Assets Regulation"), the assets of a Trust would be treated as plan assets of a Benefit Plan for the purposes of ERISA and the Code only if the Benefit Plan acquired an "equity interest" in the Trust and none of the exceptions contained in the Plan Assets Regulation was applicable. An equity interest is defined under the Plan Assets Regulation as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. The likely treatment in this context of Notes and Certificates of a given series will be discussed in the related Prospectus Supplement.

     Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA) are not subject to the requirements of ERISA or Section 4975 of the Code, but may be subject to other restrictions imposed by applicable local law or other Code provisions.

     A plan fiduciary considering the purchase of Securities of a given series should consult its tax and/or legal advisors regarding whether the assets of the related Trust would be considered plan assets, the possibility of exemptive relief from the prohibited transaction rules and other issues and their potential consequences.

                             PLAN OF DISTRIBUTION

     On the terms and conditions set forth in an underwriting agreement or underwriting agreements with respect to the Notes, if any, and the
Certificates, if any, of a Series (collectively, the "Underwriting Agreement"), the Depositor will agree to cause the related Trust to sell to the underwriters named therein and in the related Prospectus Supplement, and each of such underwriters will, severally and not jointly, agree to purchase, the principal amount of each class of Notes and Certificates, as the case may be, of such Series set forth therein and in the related Prospectus Supplement.

     In the Underwriting Agreement with respect to any Series of Securities, the several underwriters will agree, subject to the terms and conditions set forth therein, to purchase all the Notes and Certificates, as the case may be, described therein which are offered hereby and by the related Prospectus Supplement if any of such Notes and Certificates, as the case may be, are purchased.

     Each Prospectus Supplement will either (i) set forth the price at which each Class of Notes and Certificates, as the case may be, being offered thereby will be offered to the public and any concessions that may be offered to certain dealers participating in the offering of such Notes and Certificates or (ii) specify that the related Notes and Certificates, as the case may be, are to be resold by the underwriters in negotiated transactions at varying prices to be determined at the time of such sale. After the initial public offering of any such Notes and Certificates, such public offering prices and such concessions may be changed.

     Each Underwriting Agreement will provide that the Depositor will indemnify the underwriters against certain civil liabilities, including liabilities under the Securities Act, or contribute to payments the several underwriters may be required to make in respect thereof.

     Each Trust may, from time to time, invest the funds in its Trust Accounts in Eligible Investments acquired from such underwriters, the Depositor or an affiliate of any of them.

     Pursuant to each Underwriting Agreement with respect to a Series of Securities, the closing of the sale of any Class of Securities subject to such Underwriting Agreement will be conditioned on the closing of the sale of all other such Classes of Securities of that Series.

                                LEGAL MATTERS

     Unless otherwise specified in the related Prospectus Supplement, certain legal matters in connection with the Certificates and the Notes will be passed upon for the Depositor and for the underwriters by Brown & Wood LLP, New York, New York.

                           INDEX OF PRINCIPAL TERMS

Accounts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5, 23
Acquisition premium . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
adjusted issue price  . . . . . . . . . . . . . . . . . . . . . . . .  30, 38
Administrator . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
Assets  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
Benefit Plan  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
Cede  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
CEDEL . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8, 18
CEDEL Participants  . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
Certificate Balance . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
Certificateholder . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
Certificates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
Class . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
Code  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
Collateral Schedule . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
Collection Account  . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
Commission  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
Credit Card Receivables . . . . . . . . . . . . . . . . . . . . . . . . 5, 23
daily portions  . . . . . . . . . . . . . . . . . . . . . . . . . . .  30, 37
de minimis amount . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
Definitive Securities . . . . . . . . . . . . . . . . . . . . . . . . . .  19
Depositaries  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
Depositor . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1, 28
Depository  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
DTC . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
Eligible Corporations . . . . . . . . . . . . . . . . . . . . . . . . . .  39
Enhancements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
Enhancer  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
ERISA . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
Euroclear . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
Euroclear Operator  . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
Euroclear Participants  . . . . . . . . . . . . . . . . . . . . . . . . .  18
FASIT Qualification Test  . . . . . . . . . . . . . . . . . . . . . . . .  39
Federal Tax Counsel . . . . . . . . . . . . . . . . . . . . . . . . . . 7, 28
Finance Charge Receivables  . . . . . . . . . . . . . . . . . . . . . . .  23
Funding Period  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
Global Security . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
High-Yield Interest . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
Indenture . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
Indenture Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
Indirect Participants . . . . . . . . . . . . . . . . . . . . . . . . . .  17
Interchange . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
Interest Rate . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
IO  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
IRS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29, 33
Issuer  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
new partnership . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
New Regulations . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
Non-United States person  . . . . . . . . . . . . . . . . . . . . . . . .  29 nonperiodic payment . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
Nonresidents  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
Noteholder  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
Notes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
OID . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30, 31
OID Notes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
OID Regulations . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
old partnership . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
Owner Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25, 26
Participants  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10, 16
Participations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
Pass-Through Rate . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
Pass-Through Securities . . . . . . . . . . . . . . . . . . . . . . . . .  36
Paying Agent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
Payment Date  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10, 15
Plan Assets Regulation  . . . . . . . . . . . . . . . . . . . . . . . . .  42
Pre-Funded Amount . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
Pre-Funding Account . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
Principal Receivables . . . . . . . . . . . . . . . . . . . . . . . . . .  23
prohibited transactions . . . . . . . . . . . . . . . . . . . . . . . . .  42
Prospectus Supplement . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
Rating Agency . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
Registration Statement  . . . . . . . . . . . . . . . . . . . . . . . . . . 2
Related Documents . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
REMIC . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
Removed Accounts  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
Section 1286 Treasury Regulations . . . . . . . . . . . . . . . . . . . .  37
Securities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
Securities Act  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
Security Owner  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
Securityholders . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
Series  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
Servicing Fee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
Stripped Bond . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
Stripped Coupon . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
Stripped Securities . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
Subsequent Transfer Date  . . . . . . . . . . . . . . . . . . . . . . . .  25
Subsequent Underlying Securities  . . . . . . . . . . . . . . . . . . . . . 6
Swap Regulations  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
Terms and Conditions  . . . . . . . . . . . . . . . . . . . . . . . . . .  18
TIN . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
Trust . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1, 4
Trust Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
UCC . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
Underlying Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . .  21
Underlying Issuer . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
Underlying Securities . . . . . . . . . . . . . . . . . . . . . . . . .  1, 5
Underlying Securities Prospectus  . . . . . . . . . . . . . . . . . . . . . 8
Underlying Securities Trustee . . . . . . . . . . . . . . . . . . . . . . . 6
Underlying Servicer . . . . . . . . . . . . . . . . . . . . . . . . . . 6, 21
Underlying Transferor . . . . . . . . . . . . . . . . . . . . . . . . . .  21
Underlying Trust  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
Underlying Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
Underwriting Agreement  . . . . . . . . . . . . . . . . . . . . . . . . .  43
United States person  . . . . . . . . . . . . . . . . . . . . . . . . . .  29

                              TABLE OF CONTENTS

                                                                         Page
                                                                         ----

PROSPECTUS SUPPLEMENT . . . . . . . . . . . . . . . . . . . . . . . . . .   2

AVAILABLE INFORMATION . . . . . . . . . . . . . . . . . . . . . . . . . .   2

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE . . . . . . . . . . . . .   2

REPORTS TO HOLDERS  . . . . . . . . . . . . . . . . . . . . . . . . . . .   3

SUMMARY OF TERMS  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4

RISK FACTORS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8

DESCRIPTION OF THE NOTES  . . . . . . . . . . . . . . . . . . . . . . . .   9

DESCRIPTION OF THE CERTIFICATES . . . . . . . . . . . . . . . . . . . . .  14

CERTAIN INFORMATION REGARDING THE SECURITIES  . . . . . . . . . . . . . .  15

TRUST ASSETS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21

THE TRUST AGREEMENT . . . . . . . . . . . . . . . . . . . . . . . . . . .  25

THE DEPOSITOR . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28

USE OF PROCEEDS . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28

CERTAIN FEDERAL INCOME TAX CONSIDERATIONS . . . . . . . . . . . . . . . .  28

STATE TAX CONSIDERATIONS  . . . . . . . . . . . . . . . . . . . . . . . .  42

ERISA CONSIDERATIONS  . . . . . . . . . . . . . . . . . . . . . . . . . .  42

PLAN OF DISTRIBUTION  . . . . . . . . . . . . . . . . . . . . . . . . . .  43

LEGAL MATTERS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43

INDEX OF PRINCIPAL TERMS  . . . . . . . . . . . . . . . . . . . . . . . .  44

GLOBAL CLEARANCE, SETTLEMENT
AND TAX DOCUMENTATION PROCEDURES  . . . . . . . . . . . . . . . . . . . . I-1

                                                                      ANNEX I

                         GLOBAL CLEARANCE, SETTLEMENT
                       AND TAX DOCUMENTATION PROCEDURES

     Except in certain limited circumstances, the globally offered Securities (the "Global Securities") will be available only in book-entry form. If so specified in the related Prospectus Supplement, investors in the Global Securities may hold such Global Securities through The Depository Trust Company ("DTC") (in the United States) or, solely in the case of (i) Certificates issued by a Trust that is a grantor trust and (ii) Notes, CEDEL or Euroclear (in Europe) if they are participants of such systems, or indirectly through organizations which are participants in such systems. The Global Securities will be tradeable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

     Secondary market trading between investors holding Global Securities through CEDEL and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

     Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

     Secondary cross-market trading between CEDEL or Euroclear and DTC participants holding Global Securities will be effected on a delivery-against-payment basis through Citibank, N.A. ("Citibank") and Morgan Guaranty Trust Company of New York ("Morgan") as the respective depositaries of CEDEL and Euroclear and as participants in DTC.

     Non-U.S. holders of Global Securities will be exempt from U.S. withholding taxes, provided that such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

INITIAL SETTLEMENT

     All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. As a result, CEDEL and Euroclear will hold positions on behalf of their participants through their respective depositaries, Citibank and Morgan, which in turn will hold such positions in accounts as participants of DTC.

     Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to securities previously issued by the Depositor. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

     Investors electing to hold their Global Securities through CEDEL or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING

     Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

     Trading between DTC participants. Secondary market trading between DTC participants will be settled using the procedures applicable to securities previously issued by the Depositor in same-day funds.

     Trading between CEDEL and/or Euroclear participants. Secondary market trading between CEDEL participants and/or Euroclear participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

     Trading between DTC seller and CEDEL or Euroclear purchaser. When Global Securities are to be transferred from the account of a DTC participant to the account of a CEDEL participant or a Euroclear participant the purchaser will send instructions to CEDEL or Euroclear through a participant at least one business day prior to settlement. CEDEL or Euroclear will instruct Citibank or Morgan, respectively as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date. For transactions settling on the 31st day of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by Citibank or Morgan to the DTC participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the CEDEL participant's or Euroclear participant's account. The Global Securities credit will appear the next day (European time) and the cash debit will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the CEDEL or Euroclear cash debit will be valued instead as of the actual settlement date.

     CEDEL participants and Euroclear participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within CEDEL or Euroclear. Under this approach, they may take on credit exposure to CEDEL or Euroclear until the Global Securities are credited to their accounts one day later.

     As an alternative, if CEDEL or Euroclear has extended a line of credit to them, participants can elect not to preposition funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, CEDEL participants or Euroclear participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each participant's particular cost of funds.

     Since the settlement is taking place during New York business hours, DTC participants can employ their usual procedures for sending Global Securities to Citibank or Morgan for the benefit of CEDEL participants or Euroclear participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC participant a cross-market transaction will settle no differently than a trade between two DTC participants.

     Trading between CEDEL or Euroclear seller and DTC purchaser. Due to time zone differences in their favor, CEDEL and Euroclear participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through Citibank or Morgan, to a DTC participant. The seller will send instructions to CEDEL or Euroclear through a participant at least one business day prior to settlement. In these cases, CEDEL or Euroclear will instruct Citibank or Morgan, as appropriate, to deliver the bonds to the participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date. For transactions selling on the 31st day of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of the CEDEL participant or Euroclear participant the following day, and receipt of the cash proceeds in the CEDEL or Euroclear participant's account would be back-valued to the value date which would be the preceding day, when settlement occurred in New York. Should the CEDEL or Euroclear participant have a line of credit with its respective clearing system and elect to be in debit in anticipation of receipt of the sale proceeds in its account, back-valuation will extinguish any overdraft charges incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the CEDEL or Euroclear participant's account would instead be valued as of the actual settlement date.

     Finally, day traders that use CEDEL or Euroclear and that purchase Global Securities from DTC participants for delivery to CEDEL participants or Euroclear participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem.

     (1) borrowing through CEDEL or Euroclear for one day (until the purchase side of the day trade is reflected in their CEDEL or Euroclear accounts) in accordance with the clearing system's customary procedures;

     (2) borrowing the Global Securities in the U.S. from a DTC participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their CEDEL or Euroclear account in order to settle the sale side of the trade; or

     (3) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the CEDEL participant or Euroclear participant.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

     A holder of Global Securities holding securities through CEDEL or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. persons, unless such holder takes one of the following steps to obtain an exemption or reduced tax rate:

          Exemption for non-U.S. persons (Form W-8). Non U.S. persons that are beneficial owners can obtain a complete exemption from the withholding tax by filing a signed Form W-8 (Certificate of Foreign Status).

          Exemption for non-U.S. persons with effectively connected income (Form 4224). A non-U.S. person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form 4224 (exemption from withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

          Exemption or reduced rate for non-U.S.persons resident in treaty countries (Form 1001). Non-U.S. persons that are beneficial owners residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form 1001 (Ownership, Exemption or Reduced Rate Certificate). If the treaty provides only for a reduced rate, withholding tax will be imposed at that rate unless the filer alternately files Form W-8, Form 1001 may be filed by the beneficial owner or his agent.

          Exemption for U.S. persons (Form W-9). U.S. persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Request for Taxpayer Identification Number and Certification).

          U.S. Federal Income Tax Reporting Procedure. The Global Security holder, or in the case of a Form 1001 or a Form 4224 filer, his agent, files by submitting the appropriate form to the person through whom he holds (the clearing agency, in the case of persons holding directly on the books for the clearing agency). Form W-8 and Form 1001 are effective for three calendar years and Form 4224 is effective for one calendar year.

     This summary does not deal with all aspects of federal income tax withholding that may be relevant to foreign holders of these Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of these Global Securities.

                                   PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.*

     Expenses in connection with the offering of the Securities being registered herein are estimated as follows:

     SEC registration fee  . . . . . . . . . . . . . . . . . . . . . $295,000
     Legal fees and expenses . . . . . . . . . . . . . . . . . . . . $200,000
     Accounting fees and expenses  . . . . . . . . . . . . . . . . . $ 30,000
     Blue sky fees and expenses  . . . . . . . . . . . . . . . . . . $ 10,000
     Rating agency fees  . . . . . . . . . . . . . . . . . . . . . . $200,000
     Trustee's fees and expenses . . . . . . . . . . . . . . . . . . $ 50,000
     Printing  . . . . . . . . . . . . . . . . . . . . . . . . . . . $100,000
     Miscellaneous . . . . . . . . . . . . . . . . . . . . . . . . .  -------
               Total . . . . . . . . . . . . . . . . . . . . . . . . $885,000

____________________
* All amounts except the SEC Registration Fee are estimates of expenses incurred or to be incurred.

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     ML Asset Backed Corporation (the "Registrant") has undertaken in its articles of incorporation and bylaws to indemnify, to the maximum extent permitted by the Delaware General Corporation Law as from time to time amended, any currently acting or former director, officer, employee and agent of the Registrant against any and all liabilities incurred in connection with their services in such capacities.

ITEM 16.  EXHIBITS.

     1.1   Form of Underwriting Agreement
     3.1   Articles of Incorporation of the Registrant
     3.2   Bylaws of the Registrant
     4.1   Form of Trust Agreement (including form of Certificates)
     4.2   Form of Indenture (including form of Notes)
     5.1   Opinion of Brown & Wood LLP with respect to legality
     5.2   Opinion of Richards, Layton & Finger with respect to legality
     8.1 Opinion of Brown & Wood LLP with respect to certain federal income tax matters
     10.1  Form of Administration Agreement
     23.1  Consent of Brown & Wood LLP (included in Exhibits 5.1 and 8.1)
     23.2  Consent of Richards, Layton & Finger (included in Exhibit 5.2)
     24.1  Power of Attorney (included on page II-3)

ITEM 17. UNDERTAKINGS.

(a)  As to Rule 415:

     The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) As to documents subsequently filed that are incorporated by reference:

     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c)  As to indemnification:

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (d)  The undersigned Registrant hereby undertakes that:

     (1) For purposes of determining any liability under the Securities Act of 1933, as amended, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

     (2) For the purpose of determining any liability under the Securities Act of 1933, as amended, each post-effective amendment that contains a form of prospectus shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (e)  As to qualification of trust indentures:

     The undersigned Registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

     (f) The undersigned Registrant hereby undertakes to file in a current report a Form 8-K or in a post-effective amendment an opinion with respect to any Federal tax consequences material to an investor with regard to a specific Series to be issued pursuant to this Registration Statement where such tax consequences have not been addressed in the prospectus or the prospectus supplement related to such Series.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, the State of New York, on March 2, 1998.

                                     ML ASSET BACKED CORPORATION


                                     By:  /s/ Michael M. McGovern
                                        -------------------------------------
                                        Name:  Michael M. McGovern
                                        Title:  Secretary

     Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment to the Registration Statement has been signed below by the following persons in the capacities indicated on March 2, 1998.

         Signature                                Title
         ---------                                -----

             *                  President, Chairman of the Board and Director
----------------------------    (Principal Executive Officer)
    (Michael J. Normile)

             *                  Chief Financial Officer (Principal
----------------------------    Financial Officer and Principal Accounting
     (Thomas Layton)            Officer)

             *                  Vice President and Director
----------------------------
         (Jack Ross)

             *                  Director
----------------------------
     (Donald Puglisi)

*By /s/ Michael M. McGovern
    (Michael M. McGovern,
     Attorney-in-fact)

                                EXHIBIT INDEX

Exhibit   Description                                                    Page
-------   -----------                                                    ----

1.1   Form of Underwriting Agreement
3.1   Articles of Incorporation of the Registrant
3.2   Bylaws of the Registrant
4.1   Form of Trust Agreement (including form of Certificates)
4.2   Form of Indenture (including form of Notes)
5.1   Opinion of Brown & Wood LLP with respect to legality
5.2   Opinion of Richards, Layton & Finger with respect to legality
8.1 Opinion of Brown & Wood LLP with respect to certain federal income tax matters
10.1  Form of Administration Agreement
23.1  Consent of Brown & Wood LLP (included in Exhibits 5.1 and 8.1)
23.2  Consent of Richards, Layton & Finger (included in Exhibit 5.2)
24.1  Power of Attorney (included on Page II-4)